    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2002


                                                      REGISTRATION NO. 333-75154
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

             (Exact Name of Registrant as Specified in Its Charter)

             MARYLAND                             6798                            13-3602400
   (State or Other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)            Identification No.)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 WM. POLK CAREY
                                    CHAIRMAN


                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:

                            MICHAEL B. POLLACK, ESQ.
                                 REED SMITH LLP
                             2500 ONE LIBERTY PLACE
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 851-8100

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and after the effective time of the merger (the "Merger") of Corporate Property Associates 10 Incorporated ("CPA(R):10"), a Maryland corporation, with and into Carey Institutional Properties Incorporated, a Maryland corporation ("CIP(R)"), pursuant to the Agreement and Plan of Merger dated as of December 14, 2001 (as described in the Joint Proxy Statement/Prospectus herein).

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE     PROPOSED MAXIMUM        AMOUNT OF
           SECURITIES TO BE REGISTERED                REGISTERED           PER UNIT       AGGREGATE OFFERING  REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share...........    6,436,489(1)             N/A           $85,605,303(2)       $20,459.67(3)
---------------------------------------------------------------------------------------------------------------------------------
Promissory Notes.................................         (4)                 N/A           $42,802,651(4)            (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of CIP(R) common stock that are issuable, or to be reserved for issuance, upon consummation of the merger of CPA(R):10 with and into CIP(R) described in the Joint Proxy Statement/Prospectus included herein, calculated as the product obtained by multiplying (a) the exchange ratio of 0.8445 of a share of CIP(R) common stock for each share of CPA(R):10 common stock, by (b) 7,621,656, the aggregate number of CPA(R):10 common stock outstanding on September 30, 2001.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the most recently calculated Net Asset Value of the common shares of CPA(R):10.
(3) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act.
(4) The amount of Promissory Notes to be issued is not determinable at this time. CPA(R):10 shareholders will have the option to receive either CIP(R) shares or Promissory Notes in the merger. However, CIP(R) will not complete the merger if elections are made to receive more than $42,802,651 in face amount of Promissory Notes. Therefore, the aggregate amount of all securities registered under this Registration Statement will not exceed $85,605,303, and the Amount of Registration Fee is based upon such amount.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.



            JOINT PROXY STATEMENT/PROSPECTUS DATED FEBRUARY   , 2002


               CIP LOGO                            CPA:10 LOGO

               YOUR VOTE ON OUR PROPOSED MERGER IS VERY IMPORTANT

     The board of directors of Carey Institutional Properties Incorporated and the board of directors of Corporate Property Associates 10 Incorporated have each unanimously approved a definitive agreement under which CIP(R) will acquire CPA(R):10's business in a stock-for-stock merger. We propose to merge CPA(R):10 into CIP(R) because we believe that the combined company, compared to each company standing alone:

     - will have greater geographic and tenant diversification;

     - will realize economies of scale and greater operating and tenant synergies;


     - will have a larger total appraised real estate asset value of approximately $709 million; and



     - will have a stronger balance sheet and enhanced financial flexibility for additional transactions and capital initiatives.


     The combined company will be managed by CIP(R)'s and CPA(R):10's current advisor, W. P. Carey & Co. LLC. We believe the proposed merger will benefit the shareholders of both companies. We ask for your support in voting for the merger proposal.


     When the merger is completed, each CPA(R):10 shareholder of record on December 13, 2001 will receive either 0.8445 of a share of newly issued CIP(R) common stock for each CPA(R):10 common share that he or she owns, or, upon election by the shareholder, an interest-bearing promissory note payable on December 31, 2004 for $11.23 per share of CPA(R):10 common stock. Shareholders of record of CPA(R):10 after December 13, 2001 will only receive CIP(R) common stock in the merger. CIP(R) shareholders will continue to own their existing CIP(R) shares and their dividends will remain unchanged. CIP(R) will issue up to approximately 6.43 million shares of CIP(R) common stock to CPA(R):10's shareholders in the merger if all CPA(R):10 shareholders elect to receive CIP(R) shares. These 6.43 million newly issued shares of CIP(R) common stock would represent 22.5% of the CIP(R) common stock outstanding after the merger.


     CIP(R)'s quarterly dividend in the quarter beginning after the merger will not change as a result of the merger. If you are a CPA(R):10 shareholder and you elect to receive CIP(R) shares in the merger, the amount of your total dividends will increase slightly.

     Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you do not vote, the effect will be the same as voting against the merger.

     We have each scheduled a special meeting for our shareholders to vote on the merger and related matters. The date, place and time of the meetings are as follows:


           FOR CIP(R) SHAREHOLDERS:                     FOR CPA(R):10 SHAREHOLDERS:
          April 16, 2002, 11:00 A.M.                     April 16, 2002, 10:00 A.M.
               Hilton New York                                Hilton New York
         1335 Avenue of the Americas                    1335 Avenue of the Americas
              New York, NY 10019                             New York, NY 10019


     This document provides you with detailed information about the proposed merger and the scheduled shareholders' meetings. We encourage you to read this entire document carefully. The effects of the merger will be different for holders of CIP(R) stock and for holders of CPA(R):10 stock. IN PARTICULAR, PLEASE SEE THE

SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS DOCUMENT FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH THE MERGER.

                                          Sincerely,

                                          Wm. Polk Carey

                                          Chairman of the Board

                                          Corporate Property Associates 10
                                          Incorporated and
                                          Carey Institutional Properties
                                          Incorporated

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated February   , 2002 and is
expected to be first mailed to CIP(R) shareholders and CPA(R):10 shareholders on February 15, 2002.


                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about CIP(R) and CPA(R):10 that is not included or delivered with this document. Such information is available without charge to CIP(R)'s shareholders and CPA(R):10's shareholders upon written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from either company at the following addresses and telephone numbers:


Corporate Property Associates 10 Incorporated   Carey Institutional Properties Incorporated
             50 Rockefeller Plaza                           50 Rockefeller Plaza
              New York, NY 10020                             New York, NY 10020
          Telephone: (800) WP CAREY                      Telephone: (800) WP CAREY



     TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETING OF CIP(R) SHAREHOLDERS OR THE SPECIAL MEETING OF CPA(R):10 SHAREHOLDERS, YOU MUST REQUEST THEM NO LATER THAN APRIL 9, 2002, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF THESE MEETINGS.



     Also see "Where You Can Find More Information" beginning on page 74 of this joint proxy statement/prospectus.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 16 , 2002


To the shareholders of CIP(R):


     A special meeting of shareholders of CIP(R), a Maryland corporation, will be held on April 16, 2002, at 11:00 a.m., Eastern Time, at the Hilton New York, 1335 Avenue of the Americas, New York, NY for the following purposes:


     1. To consider and vote upon a proposal to approve the merger of Corporate Property Associates 10 Incorporated ("CPA(R):10"), a Maryland corporation, with and into CIP(R), substantially in accordance with the Agreement and Plan of Merger, dated as of December 14, 2001, between CIP(R) and CPA(R):10, as described in the accompanying joint proxy statement/prospectus. In the merger:

        - CPA(R):10 will be merged into CIP(R), with CIP(R) being the surviving corporation; and

        - each issued and outstanding share of CPA(R):10 common stock will be converted into the right to receive 0.8445 of a share of common stock of CIP(R) or, if held of record on or before December 13, 2001, upon the election by the holder, an interest bearing promissory note payable on December 31, 2004 for $11.23 per share of CPA(R):10 common stock. CPA(R):10 shareholders of record after December 13, 2001 will only receive shares of CIP(R) common stock in the merger.

     2. To transact such other business as may properly come before the CIP(R) special meeting or any adjournments or postponements of the meeting.

     Our board of directors has unanimously adopted a resolution approving the merger and recommends that you vote for approval of the merger.

     We have described the proposed merger in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/prospectus.


     Only those shareholders whose names appear on our books as owning CIP(R) common stock at the close of business on February 15, 2002 are entitled to notice of, and to vote at, the CIP(R) special meeting.



     The affirmative vote of holders of two-thirds of the shares of CIP(R) common stock issued and outstanding on February 15, 2002 is necessary to approve the merger. If that vote is not obtained, the merger cannot be completed. Also, we will not complete the merger if the holders of more than 50% of the CPA(R):10 common stock elect to receive a promissory note instead of CIP(R) shares in the merger.


     All shareholders of CIP(R) are cordially invited to attend the CIP(R) special meeting in person. To ensure your representation at the CIP(R) special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the CIP(R) special meeting.

                                          By Order of the Board of Directors

                                          /s/ Susan C. Hyde

                                          Susan C. Hyde,
                                          Secretary

New York, New York

February   , 2002

                 CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 16, 2002


To the shareholders of CPA(R):10:


     A special meeting of shareholders of CPA(R):10, a Maryland corporation, will be held at 10:00 a.m., Eastern Time, on April 16, 2002, at the Hilton New York, 1335 Avenue of the Americas, New York, NY for the following purposes:


     1. To consider and vote upon a proposal to approve and adopt the principal terms of an Agreement and Plan of Merger dated as of December 14, 2001 between CPA(R):10 and CIP(R). A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice. Pursuant to the merger agreement:

        - CPA(R):10 shall merge with and into CIP(R), with CIP(R) being the surviving corporation; and

        - each issued and outstanding share of CPA(R):10 common stock shall immediately be converted into the right to receive 0.8445 of a share of CIP(R) common stock or, if held of record on or before December 13, 2001, upon the election by the holder, an interest-bearing promissory note payable on December 31, 2004 for $11.23 per share of CPA(R):10 common stock. CPA(R):10 shareholders of record after December 13, 2001 will only receive shares of CIP(R) common stock in the merger.

     2. To transact such other business as may properly come before the CPA(R):10 special meeting or any adjournments or postponements thereof.

     CPA(R):10's board of directors has unanimously adopted a resolution approving the merger and recommends that you vote for approval of the merger.

     We have described the merger in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/prospectus.


     Only those shareholders whose names appear on our books as owning shares of CPA(R):10 common stock at the close of business on February 15, 2002, are entitled to notice of, and to vote at, the CPA(R):10 special meeting.



     The affirmative vote of holders of two-thirds of the shares of CPA(R):10 common stock issued and outstanding on February 15, 2002 is necessary to approve the merger. If that vote is not obtained, the merger cannot be completed. Also, we will not complete the merger if the holders of more than 50% of the CPA(R):10 common stock elect to receive a promissory note instead of CIP(R) shares in the merger.


     All shareholders of CPA(R):10 are cordially invited to attend the CPA(R):10 special meeting in person. To ensure your representation at the CPA(R):10 special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the CPA(R):10 special meeting.

                                          By Order of the Board of Directors

                                          /s/ Susan C. Hyde

                                          SUSAN C. HYDE,
                                          Secretary

New York, New York

February   , 2002

                               TABLE OF CONTENTS


                                                              PAGE #
                                                              ------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      4
  The Companies.............................................      4
  The Meetings..............................................      5
  Shareholders Entitled To Vote And Votes Required..........      5
  Purposes Of The Meetings..................................      5
  The Merger................................................      5
  Background And Alternatives To The Merger.................      6
  Risk Factors..............................................      6
  Our Recommendations To Shareholders of CIP(R) and
     CPA(R):10..............................................      6
  Opinions Of Financial Advisors............................      6
  Appraisal.................................................      7
  Conditions To The Merger..................................      7
  Termination...............................................      8
  Conflicts of Interest.....................................      8
  Accounting Treatment......................................      9
  Material United States Federal Income Tax
     Considerations.........................................      9
  Regulatory Matters........................................      9
  Objecting Stockholders' Rights Of Appraisal...............      9
SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA....     10
  Selected Historical and Pro Forma Financial Data of
     CIP(R).................................................     10
  Carey Institutional Properties Incorporated Selected
     Financial Data.........................................     11
  Summary Selected Historical Financial Data of CPA(R):10...     12
  Corporate Property Associates 10 Incorporated Selected
     Financial Data.........................................     12
  Comparative per share market price and dividend
     information............................................     13
RISK FACTORS................................................     15
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     17
THE COMPANIES...............................................     19
  Carey Institutional Properties, Inc.......................     19
  Corporate Property Associates 10 Incorporated.............     20
  The Combined Company......................................     21
THE MERGER..................................................     25
  General...................................................     25
  Background of the Merger..................................     25
  Alternatives to the Merger................................     25
  CIP(R)'s reasons for the merger...........................     26
  Recommendation of the board of directors of CIP(R)........     28
  CPA(R):10's reasons for the merger........................     28
  Recommendation of the board of directors of CPA(R):10.....     29
  Accounting treatment of the merger........................     29
  Determination of exchange ratio...........................     29
  Regulatory matters........................................     29

                                                              PAGE #
                                                              ------
  Deregistration of CPA(R):10 common stock and registration
     of CIP(R) common stock and notes issued in connection
     with the merger........................................     30
  Resales of CIP(R) common stock issued in connection with
     the merger; affiliate agreements.......................     30
  Objecting stockholders' rights of appraisal...............     30
OPINION OF FINANCIAL ADVISOR TO CIP(R)......................     31
     Analysis of CIP and Pro Forma Combined Portfolios......     32
     Pro Forma Relative Contribution Analysis...............     33
     Exchange Ratio and Accretion/Dilution Analysis.........     34
     Comparable Public Company Analysis.....................     34
     Comparable Precedent Transactions Analysis.............     35
OPINION OF FINANCIAL ADVISOR TO CPA(R):10...................     36
     Methodologies..........................................     37
     Results of Analyses....................................     38
     Comparable Companies Analysis..........................     38
     Dividend Discount Analysis.............................     39
     Discounted Cash Flow Analysis..........................     39
     Promissory Note Consideration Valuation Estimate.......     40
APPRAISAL OF CIP(R)'S AND CPA(R):10'S ASSETS................     41
CONFLICTS OF INTEREST.......................................     44
THE MERGER AGREEMENT........................................     45
  The merger................................................     46
  Special dividend and accrued fees.........................     46
  Closing and effective time of the merger..................     46
  Conversion of securities..................................     46
  Uncertificated shares; transfer books.....................     46
  Representations and warranties............................     47
  Covenants.................................................     47
  Conditions to obligations to complete the merger..........     48
  Termination...............................................     48
  Effect of termination.....................................     49
  Extension and waiver......................................     49
  Merger expenses...........................................     49
  Amendment and waiver......................................     49
THE CIP(R) SPECIAL MEETING..................................     49
  Date, Time and Place......................................     49
  Purpose...................................................     49
  CIP(R) board of directors' recommendation.................     49
  Record date, outstanding shares and voting rights.........     50
  Vote required; quorum; shares beneficially owned by CIP(R)
     directors and officers.................................     50
  Voting of proxies.........................................     50
  Revocation of proxies.....................................     50
  Solicitation of proxies; expenses.........................     51

                                                              PAGE #
                                                              ------
THE CPA(R):10 SPECIAL MEETING...............................     51
  Date, Time and Place......................................     51
  CPA(R):10 board of directors' recommendation..............     51
  Record date, outstanding shares and voting rights.........     51
  Vote required; quorum; shares beneficially owned by
     CPA(R):10 directors and officers.......................     51
  Voting of proxies.........................................     52
  Objecting stockholders' rights of appraisal...............     52
  Revocation of proxies.....................................     52
  Solicitation of proxies; expenses.........................     53
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....     53
  General...................................................     53
  Federal Income Tax consequences of the merger to CPA(R):10
     stockholders...........................................     54
  Federal income tax consequences of the merger to
     CPA(R):10, CIP(R) and CIP(R) stockholders..............     55
  Federal income tax consequences of the merger to CPA(R):10 and CPA(R):10 stockholders if the merger does not
     qualify as a reorganization............................     55
  CIP(R)'s and CPA(R):10's qualification as real estate
     investment trusts......................................     56
COMPARISON OF RIGHTS OF SHAREHOLDERS OF CIP(R) AND
  SHAREHOLDERS OF CPA(R):10.................................     57
  General...................................................     57
  Certain differences between the rights of shareholders of
     CIP(R) and shareholders of CPA(R):10...................     57
DESCRIPTION OF CIP(R) SHARES................................     61
  General...................................................     61
  Meetings and special voting requirements..................     61
  Restriction on ownership of shares........................     62
  Dividends.................................................     63
  Repurchase of shares......................................     63
  Transfer agent............................................     63
DESCRIPTION OF PROMISSORY NOTES.............................     63
  General...................................................     63
  Financial Terms of the Indentures.........................     64
  Global Securities.........................................     64
  Exercise Of Legal Rights Under The Debentures.............     65
  Ranking and Subordination.................................     65
  Optional Redemption.......................................     66
  Certain Covenants.........................................     66
  Consolidation, Merger And Sale Of Assets..................     67
  Certain Definitions.......................................     67
  Defeasance................................................     68
  Events Of Default, Notice And Waiver......................     68
  Modification Of The Indenture.............................     69
  The Trustee...............................................     70
  Governing Law.............................................     70
DIRECTORS AND EXECUTIVE OFFICERS OF CIP(R)..................     71
LEGAL MATTERS...............................................     73
EXPERTS.....................................................     73

                                                              PAGE #
                                                              ------
WHERE YOU CAN FIND MORE INFORMATION.........................     74
Index to Pro Forma Financial Statements.....................    F-1

APPENDICES
  A.  Agreement and Plan of Merger, dated as of December 14,
      2001, between CIP(R) and CPA(R):10
  B.  Opinion of A.G. Edwards & Sons, Inc. dated October 31,
     2001
  C.  Opinion of Legg Mason Wood Walker, Incorporated, dated
     November 2, 2001
  D.  Title 3 Subtitle 2 of the Maryland General Corporation
     Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: CIP(R) and CPA(R):10 have entered into a merger agreement pursuant to which CPA(R):10 would merge into CIP(R). For the merger to occur, the shareholders of both CIP(R) and CPA(R):10 must approve the merger. We are sending you these materials to help you decide whether to vote for the merger.

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: The companies are proposing to merge because they believe that the combined company, compared to each company standing alone:

    - will have greater geographic and tenant diversification;

    - will realize economies of scale and greater operating and tenant synergies;


    - will have a larger total appraised real estate asset value of approximately $709 million; and



    - will have a stronger balance sheet and enhanced financial flexibility for additional transactions and capital initiatives.


    As a result, the combined company expects to:

    - increase funds from operations per share and enhance shareholder value;

    - create more operating efficiencies with respect to sales, financing, improvements and portfolio management, especially with respect to the 23 properties which are jointly owned by CIP(R) and CPA(R):10, as the merger will combine ownership of these properties in one entity;

    - have greater visibility in the capital markets;

    - be viewed by lenders as having a stronger credit profile;

    - have greater access to capital in equity and debt markets; and

    - have greater flexibility to provide additional liquidity to shareholders.

Q:  WHAT WILL HAPPEN TO CPA(R):10 AS A RESULT OF THE MERGER?

A: Upon the completion of the merger, CPA(R):10 will cease to exist as a separate company.

Q:  WHAT WILL A CPA(R):10 SHAREHOLDER RECEIVE IN THE MERGER?

A: Each CPA(R):10 shareholder, other than those who perfect dissenters' rights, will receive 0.8445 of a share of newly issued CIP(R) common stock for each CPA(R):10 common share that he or she owns. If a CPA(R):10 shareholder does not wish to receive CIP(R) common stock, he or she may elect to receive a promissory note for $11.23 per share, which will pay interest at 4% per year until December 31, 2004, and will then be repaid in full. If the merger is approved by the CPA(R):10 shareholders, then immediately prior to the merger, CPA(R):10 will pay a special dividend of $0.34 per share to holders of shares of CPA(R):10 common stock. Like CPA(R):10 common stock, CIP(R) common stock is not listed for trading on any national securities exchange, or on the Nasdaq Stock Market. The merger will not affect the rights of the existing CIP(R) common stock. The number of shares of CIP(R) common stock outstanding will increase from 22.11 million shares to 28.54 million shares, assuming all CPA(R):10 shareholders elect to receive CIP(R) stock in the merger. The CIP(R) common stock issued to CPA(R):10 shareholders in the merger will represent 22.5% of the outstanding common stock of the combined company, assuming all CPA(R):10 shareholders elect to receive CIP(R) stock in the merger.

Q:  WHAT WILL A CIP(R) SHAREHOLDER RECEIVE IN THE MERGER?

A: CIP(R) shareholders will continue to hold the same number of CIP(R) shares they currently hold. CIP(R) shareholders will not receive any shares or promissory notes, nor will they be required to exchange any currently held shares, in the merger.

Q:  HOW WAS THE VALUE OF THE CIP(R) SHARES DETERMINED?

A: The value of the CIP(R) shares to be issued in the merger is the most recently determined net asset value of one share of CIP(R) common stock.

Q:  HOW WAS THE PRINCIPAL AMOUNT PER SHARE OF THE PROMISSORY NOTES DETERMINED?

A: The principal amount per share of CPA(R):10 common stock of the promissory notes is based upon the most recently determined net asset value of one share of CPA(R):10 common stock, adjusted to reflect current assets and current liabilities.

Q:  WHAT WILL BE THE IMPACT ON A CIP(R) SHAREHOLDER?

A: We expect CIP(R)'s dividend rate to remain unchanged after the merger. The increased funds from operations that CIP(R) will receive from the former CPA(R):10 assets will fund quarterly dividend payments on all post-merger outstanding shares of CIP(R) stock after the merger.

Q:  WHAT WILL BE THE IMPACT ON A CPA(R):10 SHAREHOLDER?

A: Those CPA(R):10 shareholders who elect to receive shares of CIP(R) stock will become shareholders of CIP(R) and will see their total quarterly dividend payments increase slightly. Those CPA(R):10 shareholders who elect to receive a promissory note in lieu of shares of CIP(R) stock will receive annual interest payments of 4%, payable quarterly in arrears, on the outstanding principal balance of their note. Receipt of the promissory notes and the interest received may be taxable as income. If the merger is approved, all CPA(R):10 shareholders will receive a special dividend of $0.34 per share immediately prior to the merger.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have read this document carefully, please indicate on the enclosed proxy card how you want to vote. Also, if you are a CPA(R):10 shareholder and vote FOR the merger proposal, you must indicate whether you would like to receive shares of CIP(R) stock or a promissory note in exchange for your shares of CPA(R):10 stock in the merger. Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now, even if you expect to attend your special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy and changing your votes at any time before the vote at your special meeting and will ensure that your shares are voted if you later find you cannot attend your special meeting. Voting AGAINST the merger, or failure to vote will automatically be deemed an election to receive CIP(R) stock if the merger is ultimately approved. If you vote but do not indicate a preference to receive CIP(R) stock or a note, you will receive CIP(R) stock if the merger is approved.

Q:  WHAT IF I WANT TO CHANGE MY VOTE?

A:  You may change your vote in three ways:

    - by delivering a written notice to the corporate secretary of your company prior to your special meeting stating that you would like to revoke your proxy;

    - by signing a later-dated proxy card and delivering it to the corporate secretary of your company prior to your special meeting; or

    - by attending your special meeting and voting in person; however, your attendance alone will not revoke your proxy or change your vote.

Q:  WHAT IF I WANT TO CHANGE MY ELECTION TO RECEIVE STOCK OR A NOTE?

A: If you are a CPA(R):10 shareholder and you vote for the merger, you may change your election to receive either shares of CIP(R) stock or a promissory note in the merger in two ways:

    - by delivering a written notice to the corporate secretary of CPA(R):10 prior to the CPA(R):10 special meeting stating that you would like to change your election; or

    - by signing a later-dated proxy card and delivering it to the corporate secretary of CPA(R):10 prior to or at the special meeting.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?


A: In order to complete the merger, holders of two-thirds of the outstanding shares of each of CIP(R) and CPA(R):10 common stock must approve the merger. Also, we will not complete the merger if the holders of more than 50% of the CPA(R):10 common stock elect to receive a promissory note instead of CIP(R) shares in the merger.


Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?


A: We are working toward completing the merger as quickly as possible. We must first obtain the approval of CIP(R) shareholders and CPA(R):10 shareholders at their respective special meetings. We hope to complete the merger in the second quarter of 2002; however, we cannot assure you as to when, or if, the merger will occur.


Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: CIP(R) and CPA(R):10 file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and, with respect to CIP(R), at the Internet site CIP(R) maintains at www.careyinstitutional.com. Information regarding CPA(R):10 is also available at the Internet site CPA(R):10 maintains at www.CPA10.com. Information contained on each company's website, other than the reports specifically incorporated by reference in this joint proxy statement/prospectus, does not constitute a part of this joint proxy statement/prospectus. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 68.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you are a CIP(R) or CPA(R):10 shareholder and you have more questions about the merger, or would like additional copies of this proxy statement/prospectus, you can contact the proxy solicitor hired by both companies:


                     Georgeson Shareholder Communications, Inc.


                                   17 State Street


                                 New York, NY 10004


                               Telephone: 866-515-0315


    You can also contact:


     Corporate Property Associates 10             Carey Institutional Properties
               Incorporated                                Incorporated
         Attn: Ms. Susan C. Hyde                     Attn: Ms. Susan C. Hyde
      Director of Investor Relations              Director of Investor Relations
           50 Rockefeller Plaza                        50 Rockefeller Plaza
            New York, NY 10020                          New York, NY 10020
        Telephone: (800) WP CAREY                   Telephone: (800) WP CAREY
        Facsimile: (212) 492-8922                   Facsimile: (212) 492-8922

                                    SUMMARY

     This summary highlights selected information from this document. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
68. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

THE COMPANIES

(PAGE 19)


Carey Institutional Properties Incorporated  Corporate Property Associates 10 Incorporated
           50 Rockefeller Plaza                          50 Rockefeller Plaza
         New York, New York 10020                      New York, New York 10020
              (800) WP CAREY                                (800) WP CAREY

     Carey Institutional Properties Incorporated is a real estate investment trust, or "REIT," that owns commercial properties leased to companies nationwide and in Europe, primarily on a triple net basis. As of September 30, 2001, CIP(R)'s portfolio consisted of 85 properties leased to 43 tenants and totaling more than 8.7 million square feet.

     Corporate Property Associates 10 Incorporated is also a REIT that owns commercial properties leased to companies nationwide, primarily on a triple net basis. As of September 30, 2001, CPA(R):10's portfolio consisted of 46 properties leased to 14 tenants and totaling more than 3.5 million square feet.

     As REITs, neither CPA(R):10 nor CIP(R) is subject to federal income taxation so long as it satisfies certain requirements relating to the nature of its income, the level of its distributions, and other factors.

     CIP(R)'s and CPA(R):10's core investment strategies are the same. That is, to purchase and own properties leased to a variety of companies on a single tenant, net lease basis. These leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses.

     CIP(R) was formed as a Maryland corporation on February 15, 1991. Between August 1991 and August 1993, CIP(R) sold a total of 14,167,581 shares of common stock for a total of $141,675,810 in gross offering proceeds. In 1995 CIP(R)'s board of directors authorized and began private placements of common stock. Through December 31, 2000, CIP(R) has issued a total of 6,250,262 shares for a total of $74,440,000 in connection with the private placements. Through December 31, 2000, CIP(R) has also issued 905,109 shares through its dividend reinvestment plan.

     CPA(R):10 was formed as a Maryland corporation on March 7, 1990. Between June 1990 and June 1991, CPA(R):10 sold a total of 7,217,294 shares of common stock for a total of $72,172,940 in gross offering proceeds. The proceeds of each company's offerings have been combined with limited recourse mortgage debt to purchase each company's property portfolio.

     W. P. Carey & Co. LLC provides both strategic and day-to-day management for CIP(R) and CPA(R):10, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, investor relations and administrative services. W. P. Carey & Co. LLC also provides office space and other facilities for CIP(R) and CPA(R):10. CIP(R) and CPA(R):10 pay asset management fees to W. P. Carey & Co. LLC and pay certain transactional fees. CIP(R) and CPA(R):10 also reimburse W. P. Carey & Co. LLC for certain expenses. W. P. Carey & Co. LLC also serves in this capacity for Corporate Property Associates 12 Incorporated ("CPA(R):12"), Corporate Property Associates 14 Incorporated ("CPA(R):14") and Corporate Property Associates 15 Incorporated ("CPA(R):15"). W. P. Carey & Co. LLC (formerly known as Carey Diversified LLC) is a publicly-traded company listed on the New York Stock Exchange and Pacific Stock Exchange under the symbol "WPC."

     CIP(R)'s and CPA(R):10's principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and their telephone number is (800) WP CAREY. As of September 30, 2001, neither CIP(R) nor

CPA(R):10 had any employees. Carey Asset Management Corp., the subsidiary of W.
P. Carey & Co. LLC that provides advisory services, employs 59 individuals who perform services for CIP(R) and CPA(R):10, as well as for other affiliates.

THE MEETINGS

(PAGES 49 AND 51)



     The CIP(R) special meeting will be held on April 16, 2002, at the Hilton New York, 1335 Avenue of the Americas, New York, starting at 11:00 a.m., Eastern Time.



     The CPA(R):10 special meeting will be held on April 16, 2002, at the Hilton New York, 1335 Avenue of the Americas, New York, starting at 10:00 a.m., Eastern Time.


SHAREHOLDERS ENTITLED TO VOTE AND VOTES REQUIRED

(PAGES 50 AND 51)



     Holders of record of shares of CIP(R) common stock at the close of business on CIP(R)'s record date, February 15, 2001, are entitled to notice of, and to vote at, the CIP(R) special meeting. On the record date, there were 22,196,696 shares of CIP(R) common stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the CIP(R) special meeting. As of the record date for CIP(R), the directors and executive officers of CIP(R) and their affiliates, as a group, owned 9.4% of the outstanding shares of CIP(R) common stock. CIP(R) currently expects that all of these holders will vote in favor of the merger.



     Holders of record of shares of CPA(R):10 common stock at the close of business on CPA(R):10's record date, February 15, 2001, are entitled to notice of, and to vote at, the CPA(R):10 special meeting. On the record date, there were 7,621,656 shares of CPA(R):10 common stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the CPA(R):10 special meeting. As of the record date for CPA(R):10, the directors and executive officers of CPA(R):10 and their affiliates, as a group, owned 6.44% of the outstanding shares of CPA(R):10 common stock. CPA(R):10 currently expects that all of these holders will vote in favor of the merger proposal.


     The merger proposal requires the approval of the holders of a two-thirds of the outstanding shares of CIP(R) common stock and CPA(R):10 common stock held of record on the respective record dates.

PURPOSES OF THE MEETINGS

(PAGES 49 AND 51)


  CIP(R) SPECIAL MEETING

     At the CIP(R) special meeting, CIP(R) shareholders will be asked to consider and vote upon the merger, and any other matters that are properly brought before the CIP(R) special meeting or any adjournment or postponement of the meeting.

  CPA(R):10 SPECIAL MEETING

     At the CPA(R):10 special meeting, CPA(R):10 shareholders will be asked to consider and vote upon the merger and any other matters that are properly brought before the CPA(R):10 special meeting or any adjournment or postponement of the meeting.

THE MERGER
(PAGE 25)

     In the merger, CPA(R):10 will be merged into CIP(R), with CIP(R) continuing as the surviving corporation. Each share of common stock of CPA(R):10 outstanding immediately prior to the merger, other than shares held by CPA(R):10 shareholders who perfect their appraisal rights, will become the right to receive either 0.8445 of a share of CIP(R) common stock or an interest-bearing promissory note payable on December 31, 2004 in the amount of $11.23 per share of CPA(R):10 common stock. Only CPA(R):10 shareholders of record on or before

December 13, 2001 are eligible to elect to receive promissory notes. CPA(R):10 shareholders of record after December 13, 2001 may only receive CIP(R) common stock.

     If all CPA(R):10 shareholders elect to receive CIP(R) shares in the merger, they will receive approximately 6.43 million shares of CIP(R) common stock in the merger. This will constitute 22.5% of the outstanding shares of CIP(R) following the merger, assuming no additional issuances prior to the merger.

     Immediately prior to the merger, CPA(R):10 shareholders will receive a special dividend of $0.34 per share of CPA(R):10 common stock held by them prior to the merger.

     The merger agreement is attached to this joint proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement as it is the legal document that governs the merger.

BACKGROUND AND ALTERNATIVES TO THE MERGER
(PAGE 25)

     We are proposing the merger because we believe that it is the best available alternative to maximize shareholder value for CPA(R):10 shareholders over the long term. The alternatives to the merger which we considered included the listing of CPA(R):10's shares on a national stock exchange and a sale of CPA(R):10's portfolio. We do not believe that either of these alternatives would be more beneficial to the CPA(R):10 shareholders than the merger. We also believe the merger will be beneficial to CIP(R) shareholders by increasing CIP(R)'s asset size, diversification and financial strength.

     The CPA(R):10 and CIP(R) boards have determined that the terms of the merger and the transactions contemplated thereby are fair to, and in the best interests of, CPA(R):10, CIP(R) and their shareholders. The CPA(R):10 and CIP(R) boards received the advice of their management, financial advisors, accountants, and counsel throughout their consideration of the merger agreement. The boards considered both the positive and the negative aspects of the proposed merger in making their determinations to approve the merger and the merger agreement.

RISK FACTORS
(PAGE 15)

     In evaluating the merger and the proposals set forth in this joint proxy statement/prospectus, you should carefully consider the "Risk Factors" beginning on Page 15.

OUR RECOMMENDATIONS TO SHAREHOLDERS OF CIP(R) AND CPA(R):10

(PAGES 49 AND 51)



     The CIP(R) board voted unanimously to approve the merger. The CIP(R) board believes that the merger is in the best interests of CIP(R) and its shareholders and recommends that CIP(R) shareholders vote FOR the merger.


     The CPA(R):10 board voted unanimously to approve the merger. The CPA(R):10 board believes that the merger is in the best interests of CPA(R):10 and its shareholders and recommends that CPA(R):10 shareholders vote FOR the merger.

OPINIONS OF FINANCIAL ADVISORS

(PAGES 31 AND 36)


     In deciding to approve the merger, the CIP(R) board and the CPA(R):10 board received opinions from their respective financial advisors.

     CIP(R) received an opinion from its financial advisor, A.G. Edwards & Sons, Inc., to the effect that, as of the date of its opinion and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the exchange ratio was fair to CIP(R) and its shareholders from a financial point of view. The full text of the opinion is attached as Appendix B to this joint proxy statement/prospectus and should be read carefully in its entirety.

     CPA(R):10 received an opinion from its financial advisor, Legg Mason Wood Walker, Incorporated, to the effect that, as of the date of its opinion and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the merger consideration was fair to CPA(R):10 and its shareholders from a financial point of view. The full text of the opinion is attached as Appendix C to this joint proxy statement/prospectus and should be read carefully in its entirety.

APPRAISAL

(PAGE 41)


     The CIP(R) board and the CPA(R):10 board received an appraisal of the assets of CIP(R) and an appraisal of the assets of CPA(R):10 from an independent appraiser, a nationally recognized big five accounting firm, which was hired by both companies. The appraisals were performed at a portfolio level on a "debt in place" method as of June 1, 2001. The results of the appraisals were used by the companies to determine the net asset value per share for CIP(R) and CPA(R):10 common stock and the exchange value of the notes to be issued in the merger.

CONDITIONS TO THE MERGER

(PAGE 48)


     The respective obligations of CIP(R) and CPA(R):10 to complete the merger are subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

     - No person shall have instituted any proceeding challenging the merger agreement or the merger, or seeking to prohibit, alter, prevent or delay the merger with any court, arbitrator or government body, and which is still pending as of the closing.

     - CIP(R) and CPA(R):10 shall have obtained all actions or filings by any governmental body, agency or official which are needed to complete the merger.

     - The representations and warranties of each company contained in the merger agreement at the time of its execution and delivery and in any certificate or other writing delivered by the other party pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the company making the representation or warranty, shall be true at and as of the closing date of the merger, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on that company.

     Except as may be waived in writing by CIP(R), the obligation of CIP(R) to complete the merger is also subject to the satisfaction of the several conditions, including:

     - The representations and warranties of CPA(R):10 contained in the merger agreement and related documents shall be true at and as of the closing date of the merger, with only certain non-material exceptions, and CIP(R) shall have received a certificate signed by the President of CPA(R):10 to the foregoing effect.

     - No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by CIP(R) of the business of CPA(R):10 after the closing of the merger, and no proceeding challenging the merger agreement or the merger or seeking to prohibit, alter, prevent or materially delay the closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official and be pending.

     - CIP(R) shall have received an opinion of CPA(R):10's counsel, dated the closing date, substantially in the form agreed to in the merger agreement.

     - CIP(R) shall have received from CPA(R):10 written evidence that the execution, delivery and performance of the merger agreement has been duly and validly approved and authorized by CPA(R):10's Board of Directors and by CPA(R):10's stockholders in accordance with Maryland law.

     - Stockholders electing to receive CIP(R) common stock shall represent not less than 50% of the shares of CPA(R):10 common stock outstanding on the closing date of the merger.

     Except as may be waived in writing by CPA(R):10, the obligation of CPA(R):10 to complete the merger is also subject to the satisfaction of several conditions, including:


     - The representations and warranties of CIP(R) contained in the merger agreement and related documents shall be true at and as of the closing date of the merger, with only certain non-material exceptions, and CIP(R) shall have received a certificate signed by the President and Chief Executive Officer of CIP(R) to the foregoing effect.


     - No proceeding challenging the merger agreement or the merger or seeking to prohibit, alter, prevent or materially delay the closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official and be pending.

     - CPA(R):10 shall have received an opinion of CIP(R)'s counsel, dated the Closing Date, substantially in the form agreed to in the merger agreement.


     - CPA(R):10 shall have received from CIP(R) written evidence that the execution, delivery and performance of the merger agreement has been duly and validly approved and authorized by CIP(R)'s Board of Directors and by the stockholders of CIP(R) in accordance with Maryland law.


     Unless prohibited by law, either CIP(R) or CPA(R):10 could elect to waive a condition in its favor that has not been satisfied and complete the merger.

TERMINATION

(PAGE 48)


     Either CIP(R) or CPA(R):10 can terminate the merger agreement:

     - by mutual written consent; or

     - by written notice if the merger has not been completed by June 30, 2002.

CONFLICTS OF INTEREST

(PAGE 44)


     In considering the recommendation of the CIP(R) and CPA(R):10 boards, you should be aware that members of CIP(R)'s and CPA(R):10's management and board of directors may have interests in the merger that are different from, or in addition to, your interests as shareholders generally. These interests exist because of, among other things:

     - W. P. Carey & Co. LLC invests in and serves as the advisor for both CPA(R):10 and CIP(R), and CPA(R):10 and CIP(R) share common officers and directors. The directors of each of CPA(R):10 and CIP(R) have an independent obligation to ensure that the participation in the merger of each individual company on whose board they serve is fair and equitable, considering all factors unique to each company and without regard to whether the merger is fair and equitable to the other company.

     - While each board has been provided with a fairness opinion regarding the merger, neither company has retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the merger. If another representative or representatives had been retained for the shareholders, the terms of the merger might have been different and, possibly, more favorable to the shareholders.

     - W. P. Carey & Co. LLC, the advisor to both CPA(R):10 and CIP(R), its affiliates and Wm. Polk Carey currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are similar to those of CPA(R):10 and CIP(R). In addition, such entities expect to manage or advise, directly or through affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with CIP(R) after the merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties.

     The members of the CIP(R) and CPA(R):10 boards were informed of the foregoing and considered them, when they approved the merger.

ACCOUNTING TREATMENT

(PAGE 29)


     The merger will be accounted for under the purchase method of accounting for financial reporting purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

(PAGE 53)


     As a condition to the completion of the merger, CIP(R) and CPA(R):10 will each receive legal opinions that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code for federal income tax purposes and that no income or gain will be recognized for federal income tax purposes by such party or any of its shareholders as a result of the merger, except with respect to CPA(R):10 shareholders who receive cash by exercising their appraisal rights and those CPA(R):10 shareholders who elect to receive promissory notes. These opinions are based on, among other things, representations and warranties of both CIP(R) and CPA(R):10. Accordingly, CIP(R) and CPA(R):10 expect that none of CIP(R), CIP(R)'s shareholders, CPA(R):10 or CPA(R):10's shareholders will recognize any gain or loss for United States federal income tax purposes as a result of the merger, except with respect to any CPA(R):10 shareholders who receive cash pursuant to the exercise of appraisal rights or who receive promissory notes pursuant to the election available to them to receive such notes in lieu of CIP(R) shares.

     Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. Your tax treatment will depend on your specific situation and many variables not within either company's control. You should consult your tax advisor for a full understanding of the tax consequences of the merger.

REGULATORY MATTERS
(PAGE 29)

     Neither CIP(R) nor CPA(R):10 is aware of any federal or state regulatory approvals which must be obtained in connection with the merger.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

(PAGE 30)



     If you hold CPA(R):10 common stock and do not wish to receive either form of merger consideration in exchange for your shares, you are entitled to obtain payment of the fair value of your shares in cash. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with CPA(R):10, you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law. We have attached a copy of the relevant sections of the Maryland General Corporation Law as Appendix D.


     After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive CIP(R) shares, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with CPA(R):10, vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive CIP(R) shares, as if you had elected to receive CIP(R) shares in the merger.

     If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of CPA(R):10 common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by CIP(R) in the merger.

                        SUMMARY SELECTED HISTORICAL AND
                            PRO FORMA FINANCIAL DATA


     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited consolidated financial statements of each of CIP(R) and CPA(R):10 for the years 1996 through 2000 and the unaudited consolidated financial statements for each of CIP(R) and CPA(R):10 as of and for the nine months ended September 30, 2001 and 2000. This information is only a summary and should be read in conjunction with the unaudited pro forma financial statements included elsewhere herein, the historical financial statements and related notes contained in the annual reports, quarterly reports and other information regarding CIP(R) and CPA(R):10 filed with the SEC and incorporated by reference or included in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 74.


SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF CIP(R)


     The following table sets forth summary selected operating and balance sheet information on a consolidated pro forma and historical basis for CIP(R). The following information should be read in conjunction with the financial statements and notes thereto for CIP(R) incorporated by reference in this prospectus. The historical operating and balance sheet information of CIP(R) as of December 31, 1996, 1997, 1998, 1999 and 2000 have been derived from the historical financial statements audited by PricewaterhouseCoopers LLP, independent accountants. The historical operating and balance data as of and for the nine months ended September 30, 2000 and 2001 have been derived from the unaudited financial statements of CIP(R) and were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of CIP(R)'s management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included. These adjustments consist only of normal recurring accruals. The results for interim periods are not necessarily indicative of the results to be expected for the full year. See "Where You Can Find More Information" on page 74.


     The unaudited pro forma consolidated operating and balance sheet information is presented as if the merger occurred on September 30, 2001 for the consolidated balance sheet and January 1, 2000 for the consolidated statements of income, assuming no issuance of promissory notes and issuance of promissory notes to the holders of 50% of CPA(R):10 shares, the maximum being offered pursuant to the merger agreement. THE PRO FORMA INFORMATION BELOW IS HYPOTHETICAL, AND DOES NOT NECESSARILY REFLECT THE FINANCIAL PERFORMANCE THAT WOULD HAVE ACTUALLY RESULTED IF THE MERGER HAD BEEN COMPLETED ON THOSE DATES. FURTHERMORE, THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS IF THE MERGER ACTUALLY OCCURS.

     See "CIP(R) Unaudited Pro Forma Condensed Consolidated Financial Statements" included in this joint proxy statement/prospectus for a more detailed explanation of this analysis.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

                            SELECTED FINANCIAL DATA
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------------------------
                                                    HISTORICAL                          2000 (PRO FORMA (1))
                               ----------------------------------------------------   ------------------------
                                                                                          NO
                                                                                      ISSUANCE OF      50%
                                                                                      PROMISSORY    PROMISSORY
                                 1996       1997       1998       1999       2000      NOTES(2)      NOTES(3)
                               --------   --------   --------   --------   --------   -----------   ----------
Operating Data:
  Revenues...................  $ 32,547   $ 34,247   $ 35,044   $ 39,599   $ 40,633     $55,221      $55,221
  Income before extraordinary
    item(4)..................    10,421     10,659     12,093     14,836     15,377      20,134       18,136
  Per share income before
    extraordinary item
    (basic)..................      0.66       0.63       0.64       0.68       0.70        0.71         0.72
  Ratio of earnings to fixed
    charges(5)...............      1.74       1.74       1.89       2.09       2.09        2.01         1.83
Cash Flow Data:
  Net cash provided by
    operating activities.....    15,886     15,487     18,608     23,335     25,210
  Net cash (used in) provided
    by investing
    activities...............   (30,476)       733    (35,992)   (36,673)   (11,359)
  Net cash provided by (used
    in) financing
    activities...............     7,811    (14,629)    36,840     (9,349)   (20,764)
  Net (decrease) increase in
    cash and cash
    equivalents..............    (6,779)     1,591     19,456    (22,687)    (6,919)
  Dividends paid.............    12,488     13,682     14,958     17,715     18,187
  Cash dividends declared per
    share....................      0.82       0.82       0.83       0.83       0.83
  Payment of mortgage
    principal................     3,353      3,658      4,159      4,355      4,322
Balance Sheet Data:
  Cash and cash
    equivalents..............    15,741     17,332     36,788     14,101      7,181
  Total assets...............   320,510    320,485    372,076    381,711    380,209
  Total liabilities..........   170,987    169,124    177,950    175,644    175,397
  Shareholders' equity.......   144,774    146,372    188,891    200,566    199,021
  Book value per share.......      8.71       8.51       9.10       9.17       9.06

                                       AS OF AND FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,
                               ----------------------------------------------
                                   HISTORICAL          2001 (PRO FORMA (1))
                               -------------------   ------------------------
                                                         NO
                                                     ISSUANCE OF      50%
                                                     PROMISSORY    PROMISSORY
                                 2000       2001      NOTES(2)      NOTES(3)
                               --------   --------   -----------   ----------
Operating Data:
  Revenues...................  $ 30,526   $ 31,143    $ 42,766      $ 42,766
  Income before extraordinary
    item(4)..................    11,603     12,836      18,690        17,191
  Per share income before
    extraordinary item
    (basic)..................      0.53       0.58        0.66          0.68
  Ratio of earnings to fixed
    charges(5)...............      2.06       2.15        2.25          2.04
Cash Flow Data:
  Net cash provided by
    operating activities.....    19,369     17,271
  Net cash (used in) provided
    by investing
    activities...............    (9,700)     3,826
  Net cash provided by (used
    in) financing
    activities...............   (14,850)   (20,307)
  Net (decrease) increase in
    cash and cash
    equivalents..............    (5,181)       790
  Dividends paid.............    13,619     13,857
  Cash dividends declared per
    share....................      0.62       0.63
  Payment of mortgage
    principal................     3,164      3,476
Balance Sheet Data:
  Cash and cash
    equivalents..............     8,919      7,971       6,578         6,578
  Total assets...............   381,563    375,461     516,005       515,066
  Total liabilities..........   176,815    168,911     221,747       263,607
  Shareholders' equity.......   198,996    199,926     285,524       242,725
  Book value per share.......      9.08       9.04       10.00          9.58

---------------

(1) See pro forma condensed consolidated financial statements included herein.

(2) Assumes all CPA(R):10 shareholders receive CIP(R) shares in the merger.

(3) Assumes 50% of CPA(R):10 shareholders elect to receive CIP(R) promissory notes in the merger, the maximum being offered pursuant to the merger agreement.

(4) Net income for the years ended December 31, 1996, 1997 and 1998 include extraordinary (charges)/gains on extinguishment of debt equal to ($275), $427, and $1,638 respectively.

(5) Computed as net income from continuing operations before minority interest and extraordinary items, adjusted for income and dividends from equity investments, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest divided by fixed charges.

SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF CPA(R):10


     The following table sets forth selected operating and balance sheet data on a historical and equivalent pro forma basis for CPA(R):10. The following information should be read in conjunction with the financial statements and notes thereto for CPA(R):10 incorporated by reference in this prospectus. The historical operating and balance sheet information of CPA(R):10 as of December 31, 1996, 1997, 1998 1999 and 2000 have been derived from the historical financial statements audited by PricewaterhouseCoopers LLP, independent accountants. The historical operating and balance data as of and for the nine months ended September 30, 2000 and 2001 have been derived from the unaudited financial statements of CPA(R):10 and were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of CPA(R):10's management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included. These adjustments consist only of normal recurring accruals. The results for interim periods are not necessarily indicative of the results to be expected for the full year. See "Where You Can Find More Information" on page 74.


     The unaudited equivalent pro forma operating and balance sheet data is presented as if the merger occurred on September 30, 2001 for the balance sheet data and January 1, 2000 for the operating data.

                 CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

                            SELECTED FINANCIAL DATA

                                                                                   NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                           ----------------------------------------------------   -------------------
                             1996       1997       1998       1999       2000       2000       2001
                           --------   --------   --------   --------   --------   --------   --------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Operating Data:
  Revenues...............  $ 15,506   $ 14,666   $ 14,462   $ 15,526   $ 14,557   $ 10,881   $ 11,604
  Income before
     extraordinary
     item(1).............     2,990      3,735      3,842      5,062      4,414      3,269      5,561
  Per share income before
     extraordinary items
     (basic).............      0.41       0.52       0.52       0.66       0.58       0.43       0.73
  Ratio of earnings to
     fixed charges(2)....      1.38       1.57       1.61       1.84       1.76       1.74       2.47
Cash Flow Data:
  Net cash provided by
     operating
     activities..........     7,452      7,267      7,068      7,979      6,681      5,527      6,784
  Net cash provided by
     (used in) investing
     activities..........    13,253      1,591       (285)     2,471          4          4      7,707
  Net cash used in
     financing
     activities..........   (16,502)   (12,702)    (7,621)    (8,928)    (5,296)    (6,360)   (12,547)
  Net increase (decrease)
     in cash and cash
     equivalents.........     4,203     (3,844)      (838)     1,523      1,390       (829)     1,944
  Dividends paid.........     5,982      5,294      5,232      5,419      5,430      4,070      4,087
  Cash dividends declared
     per share...........      0.83       0.73       0.71       0.71       0.71       0.53       0.54
  Payment of mortgage
     principal...........     1,142      1,172      1,288      1,458      1,449      1,056      1,224

                                                                                   NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                           ----------------------------------------------------   -------------------
                             1996       1997       1998       1999       2000       2000       2001
                           --------   --------   --------   --------   --------   --------   --------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Balance Sheet Data:
  Cash and cash
     equivalents.........     6,453      2,609      1,770      3,294      4,684      2,465      6,628
  Total assets...........   127,755    121,039    119,256    116,584    117,152    114,514    111,978
  Total liabilities......    76,812     67,983     62,988     60,984     63,910     59,855     57,339
  Shareholders' equity...    46,894     49,185     52,602     52,083     51,060     51,277     52,530
  Book value per share...      6.51       6.83       6.90       6.83       6.70       6.73       6.89
Equivalent Pro Forma Per
  Share Data(3):
  Income before
     extraordinary
     item................                                              $   0.60              $   0.56
  Dividends..............                                                  0.70                  0.53
  Book value.............                                                                        8.45

---------------

(1) Net income for the years ended December 31, 1997 and 1998 include extraordinary gains from extinguishment of debt equal to $3,850 and $1,638 respectively.

(2) Computed as net income from continuing operations before extraordinary items and minority interest, adjusted for income and dividends from equity investments, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest, divided by fixed charges.

(3) Equivalent pro forma per share data is computed as CIP(R)'s pro forma income before extraordinary items per share, historical dividends per share and pro forma book value per share, assuming no issuance of promissory notes, multiplied by CPA(R):10's exchange ratio per share. CIP(R)'s pro forma book value is $10.00 per share, and the exchange ratio is 0.8445 CIP(R) share per CPA(R):10 share.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION


     At the close of business on February 15, 2002, the record date for the CIP(R) special meeting and the CPA(R):10 special meeting, there were approximately 8,558 holders of record of CIP(R) common stock and 4,242 holders of record of CPA(R):10 common stock.


     The following table sets forth the dividends paid on CIP(R) common stock and CPA(R):10 common stock for the quarterly periods indicated, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes.

                   QUARTERLY DIVIDENDS (SINCE MARCH 31, 1996)

                                               CORPORATE PROPERTY
                                           ASSOCIATES 10 INCORPORATED         CAREY INSTITUTIONAL PROPERTIES
                                       ----------------------------------   ----------------------------------
                                          ANNUALIZED RATE      AMOUNT PER      ANNUALIZED RATE      AMOUNT PER
QUARTER ENDED                          (AT $10.00 PER SHARE)   100 SHARES   (AT $10.00 PER SHARE)   100 SHARES
-------------                          ---------------------   ----------   ---------------------   ----------
  March 31, 1996.....................          8.30%           $ 20.7500            8.16%           $      20.4000
  June 30, 1996......................          8.30%             20.7500            8.18%                  20.4500
  September 30, 1996.................          8.30%             20.7500            8.20%                  20.5000
  December 31, 1996..................          8.30%             20.7500            8.21%                  20.5200

                                               CORPORATE PROPERTY
                                           ASSOCIATES 10 INCORPORATED         CAREY INSTITUTIONAL PROPERTIES
                                       ----------------------------------   ----------------------------------
                                          ANNUALIZED RATE      AMOUNT PER      ANNUALIZED RATE      AMOUNT PER
QUARTER ENDED                          (AT $10.00 PER SHARE)   100 SHARES   (AT $10.00 PER SHARE)   100 SHARES
-------------                          ---------------------   ----------   ---------------------   ----------
  March 31, 1997.....................          7.02%             17.5500            8.22%                  20.5400
  June 30, 1997......................          7.03%             17.5700            8.22%                  20.5600
  September 30, 1997.................          7.04%             17.5900            8.23%                  20.5800
  December 31, 1997..................          7.04%             17.6100            8.24%                  20.6000
  March 31, 1998.....................          7.05%             17.6300            8.25%                  20.6200
  June 30, 1998......................          7.06%             17.6500            8.25%                  20.6220
  September 30, 1998.................          7.07%             17.6700            8.27%                  20.6630
  December 31, 1998..................          7.08%             17.6900            8.27%                  20.6800
  March 31, 1999.....................          7.08%             17.7100            8.28%                  20.7000
  June 29, 1999......................          7.09%             17.7300            8.29%                  20.7200
  September 30, 1999.................          7.10%             17.7500            8.30%                  20.7400
  December 31, 1999..................          7.11%             17.7700            8.30%                  20.7600
  March 31, 2000.....................          7.12%             17.7900            8.31%                  20.7800
  June 30, 2000......................          7.12%             17.8100            8.32%                  20.8000
  September 29, 2000.................          7.13%             17.8300            8.33%                  20.8200
  December 31, 2000..................          7.14%             17.8500            8.34%                  20.8400
  March 31, 2001.....................          7.15%             17.8700            8.34%                  20.8600
  June 30, 2001......................          7.16%             17.8900            8.48%                  21.2000
  September 30, 2001.................          7.16%             17.9100            8.49%                  21.2200
  December 31, 2001..................          7.17%             17.9300            8.50%                  21.2500
                                                               ---------                            ---------
  TOTAL SINCE MARCH 31, 1996.........                          $437.8000                            $     497.4250
                                                               =========                            =========


     CIP(R) currently plans to continue paying quarterly cash dividends after completion of the merger. The CIP(R) board may increase or decrease the per share cash dividend amount in the future.

                                  RISK FACTORS

     In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the following factors in evaluating the proposals to be voted on at the special meetings.

THE COMBINED COMPANY MAY NOT REALIZE THE EXPECTED BENEFITS FROM THE MERGER, SUCH AS COST SAVINGS, OPERATING EFFICIENCIES AND OTHER SYNERGIES.

     CIP(R) and CPA(R):10 entered into the merger agreement with the expectation that the merger would result in a number of benefits to the combined company, including cost savings, operating efficiencies and other synergies. Achieving these benefits will depend in large part on our ability to efficiently integrate the properties of CPA(R):10 into CIP(R)'s portfolio. Unforeseen difficulties in integrating these portfolios may cause the disruption of, or a loss of momentum in, the activities of the combined company's business which could affect its ability to achieve expected cost savings, operating efficiencies and other synergies, which could materially harm the combined company's financial performance.

THE FIXED EXCHANGE RATIO MAY NOT REFLECT CHANGES IN SHARE VALUE.

     The number of shares of CIP(R) common stock into which each CPA(R):10 common share is to be converted in the merger (if the holder thereof elects to receive CIP(R) stock in the merger) is fixed at 0.8445 of a share of CIP(R) common stock for each CPA(R):10 common share. This exchange ratio was determined by the CIP(R) board and the CPA(R):10 board based upon appraisals of CIP(R) and CPA(R):10's real estate assets as of June 1, 2001, as adjusted by the companies for other assets and liabilities on September 30, 2001. Events occurring after September 30, 2001, and before the effective date of the merger could affect the properties or assumptions used in preparing the independent appraisal and calculating the exchange ratio. The appraiser has no obligation to update the appraisal on the basis of such subsequent events. Further, the market value of CIP(R) common stock and/or CPA(R):10 common stock at the effective time of the merger may vary significantly from the price as of the date the merger agreement was executed, the date of this joint proxy statement/prospectus or the date on which CIP(R) shareholders and CPA(R):10 shareholders vote on the merger. These changes may result from a number of factors, including changes in the business, operations or prospects of CIP(R) or CPA(R):10 and general market and economic conditions.

     Because the exchange ratio will not be adjusted to reflect changes in the market value of CIP(R) common stock or CPA(R):10 common stock, the market value of CIP(R) common stock issued in the merger and the market value of the CPA(R):10 common stock surrendered in the merger may be higher or lower than the value of these shares at the time the merger was negotiated or approved by the CIP(R) board and the CPA(R):10 board. Neither CIP(R) nor CPA(R):10 is permitted to terminate the merger agreement or resolicit the vote of its shareholders because of changes in the market price of CIP(R) common stock or CPA(R):10 common stock.

AS A RESULT OF THE MERGER, THE COMBINED COMPANY MAY INCUR TRANSACTION COSTS THAT EXCEED OUR ESTIMATES.

     CIP(R) and CPA(R):10 estimate that, as a result of the merger, the two companies will incur transaction costs totaling approximately $1,400,000, including financial advisor, printing, distribution, legal and accounting fees. CIP(R) and CPA(R):10 will each bear their own expenses. Actual transaction costs may exceed CIP(R)'s and CPA(R):10's estimates.

CIP(R) CAN NOT BE CERTAIN OF THE AMOUNT OF CASH IT WILL NEED IN 2004 TO REPAY THE PRINCIPAL AMOUNT OF ANY NOTES ISSUED TO CPA(R):10 SHAREHOLDERS IN THE MERGER.

     If an unexpectedly large number of CPA(R):10 shareholders elect to receive promissory notes in the merger, CIP(R) will be required to make a significant cash payment when the notes mature in 2004. We can not determine, until the time of the CPA(R):10 special meeting, the number of shareholders who will elect to receive promissory notes in the merger, and therefore the amount of cash CIP(R) will be required to pay upon maturity of the notes. In any event, promissory notes will not be issued for more than 50% of the outstanding stock of CPA(R):10, as we will not complete the merger if holders of over 50% of the CPA(R):10 common stock elect to receive promissory notes. If a large number of shareholders elect to receive promissory notes, CIP(R) may need to borrow money or otherwise raise funds to pay the notes.

REAL PROPERTY INVESTMENTS ARE SUBJECT TO VARYING DEGREES OF RISK THAT MAY ADVERSELY AFFECT THE BUSINESS AND THE OPERATING RESULTS OF CIP(R) AFTER THE MERGER.

     The combined company's revenue and the value of its properties may be adversely affected by a number of factors, including:

     - the national and global economic climate;

     - global, national and regional real estate conditions;

     - the combined company's ability to manage and maintain its properties and secure adequate insurance; and

     - increases in operating costs (including real estate taxes and utilities).

     In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels and the availability of financing. If the combined company's properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, and capital expenditures, it may have to borrow additional amounts to cover fixed costs, which would harm its ability to make distributions to its shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE THE COMBINED COMPANY'S REVENUES.

     Most of the combined company's properties will be occupied by a single tenant and, therefore, the success of the combined company's investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause the combined company to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to the combined company would cause it to lose the revenue from the property and cause the combined company to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, the combined company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and reletting its property. If a lease is terminated, there is no assurance that the combined company will be able to lease the property for the rent previously received or sell the property without incurring a loss.


     CPA(R):10 owns three properties leased to the KMart Corporation. On January 22, 2002 KMart corporation announced that it had filed a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and is currently attempting to reorganize its business. At the current time, it is too early to determine what effect, if any, the KMart bankruptcy will have on CPA(R):10 or the combined company. KMart is currently delinquent on $86,633 in percentage rents on one of its leases with CPA(R):10. We estimate that CPA(R):10's portfolio value could decrease by 2% to 3% (less than 1% on a combined company basis) if KMart terminates all of its leases with CPA(R):10 or the combined company during its bankruptcy proceedings. In such event, we expect to re-lease or sell the properties, depending on market conditions. There can be no assurance that we will be able to re-lease such properties on terms as favorable as those contained in the current KMart leases, or to sell the properties at their current market value.


A SIGNIFICANT PART OF CIP(R)'S REVENUE IS DERIVED FROM A SINGLE TENANT.

     CIP(R) derives 9% of its net leasing revenue from multiple properties leased to Marriott International, Inc. If the business of Marriott International, Inc. should decline significantly, such that this tenant has difficulty making lease payments to CIP(R), CIP(R)'s revenues may decrease. Marriott International, Inc. has disclosed that it expects 2002 earnings per share to be roughly flat with 2001 levels.

IF THE COMBINED COMPANY FAILS TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE, THAT FAILURE COULD RESULT IN A SIGNIFICANT TAX LIABILITY FOR THE COMBINED COMPANY AND COULD REDUCE THE VALUE OF THE COMBINED COMPANY'S STOCK.

     Each of CPA(R):10 and CIP(R) believes that it has been organized and has operated in a manner that qualifies it as a real estate investment trust under the Internal Revenue Code and each company intends to operate so as to qualify as a real estate investment trust under the Internal Revenue Code through and including, and in the case of CIP(R), following the effective time of the merger. However, it is possible that CPA(R):10 or CIP(R) has been organized or has operated, or that CIP(R) or the combined company will in the future be organized or operated, in a manner which does not allow it to qualify as a real estate investment trust. Qualification as a real estate investment trust requires a company to satisfy numerous requirements established under Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the company's control. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect, possibly retroactively, CIP(R)'s or the combined company's ability to qualify as a real estate investment trust for tax purposes or the tax consequences of this qualification.

     If a company fails to qualify as a real estate investment trust in any taxable year, it may, among other things:

     - not be allowed a deduction for distributions to shareholders in computing its taxable income;

     - be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates;

     - be subject to increased state and local taxes; and

     - unless entitled to relief under certain statutory provisions, be disqualified from treatment as a real estate investment trust for the taxable year in which it lost its qualification and the four taxable years following the year during which it lost its qualification.

     As a result of these factors, CIP(R)'s or the combined company's failure to qualify as a real estate investment trust also could impair its ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its shareholders, and could reduce the value of the combined company's common stock following the merger. If the combined company failed to qualify as a real estate investment trust:

     - the combined company would be taxed on its income whether or not it was distributed to shareholders; and

     - the combined company would not be required to make distributions to shareholders.

     If it is determined that CPA(R):10 failed to qualify as a real estate investment trust prior to the merger, the combined company would be required to pay any resulting tax, and such tax could be material.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC. Forward-looking statements include information regarding synergies, efficiencies, cost savings, revenue enhancements, projected funds from operations, asset portfolios and the timetable for completion of the merger.

     Our forward-looking statements in this document or those documents incorporated by reference also include, among other things, statements regarding the intent, belief or expectations of CIP(R) or CPA(R):10 and can be identified by the use of words such as "may," "will," "should," "believes," "expects," "anticipates,"

"intends," "estimates" and other comparable terms. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of CIP(R), CPA(R):10, and the combined company after completion of the merger, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

     - legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect the operations of, CIP(R), CPA(R):10 or the combined company following the merger;

     - competition for tenants with respect to new leases and the renewal or rollover of existing leases;

     - the ability of CIP(R)'s, CPA(R):10's or the combined company's tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

     - changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to CIP(R), CPA(R):10 or the combined company;

     - failure to complete the merger; and

     - potential liability under, and change in, environmental, zoning, tax and other laws.

     CIP(R) shareholders and CPA(R):10 shareholders are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference.

     All subsequent written and oral forward-looking statements attributable to CIP(R) or CPA(R):10 or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither CIP(R) nor CPA(R):10 undertakes any obligation to release publicly any revisions to the forward-looking statements in this joint proxy statement/prospectus to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                 THE COMPANIES


CAREY INSTITUTIONAL PROPERTIES INCORPORATED



     CIP(R) is a real estate investment trust that acquires and owns commercial properties leased to companies nationwide and in Europe, primarily on a triple net basis. As of September 30, 2001, CIP(R)'s portfolio consisted of 85 properties leased to 43 tenants and totaling more than 8.7 million square feet.


     CIP(R)'s objectives are to:

     - pay quarterly dividends at an increasing rate that for taxable shareholders may be partially free from current taxation;

     - own a portfolio of real estate that will increase in value; and

     - increase the equity in its real estate by making regular mortgage principal payments.

     CIP(R) seeks to achieve these objectives by purchasing and holding industrial and commercial properties each net leased to a single corporate tenant. CIP(R)'s portfolio is diversified by geography, property type and by tenant.

     CIP(R)'s core investment strategy is to purchase and own properties leased to a variety of companies on a single tenant, net lease basis. These leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses. CIP(R) also generally includes in its leases:

     - clauses providing for mandated rent increases or periodic rent increases tied to increases in the consumer price index or other indices or, when appropriate, increases tied to the volume of sales at the property;

     - covenants restricting the activity of the tenant in order to reduce the risk of a change in credit quality;

     - indemnification of CIP(R) for environmental and other liabilities; and

     - guarantees from parent companies or other entities when appropriate.

     CIP(R) was formed as a Maryland corporation on February 15, 1991. Between August 1991 and August 1993, CIP(R) sold a total of 14,167,581 shares of common stock for a total of $141,675,810 in gross offering proceeds. In 1995, CIP(R)'s board of directors authorized and began private placements of common stock. Through December 31, 2000, CIP(R) has issued a total of 6,250,262 shares for a total of $74,440,000 in connection with the private placements. Through December 31, 2000, CIP(R) has also issued 905,109 shares through its dividend reinvestment plan. These proceeds have been combined with limited recourse mortgage debt to purchase CIP(R)'s property portfolio. As a REIT, CIP(R) is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of its income, the level of its distributions and other factors.

     W. P. Carey & Co. LLC provides both strategic and day-to-day management for both CIP(R) and CPA(R):10, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets, investor relations and administrative services. W. P. Carey & Co. LLC also provides office space and other facilities for CIP(R) and CPA(R):10. W. P. Carey & Co. LLC has dedicated senior executives in each area of its organization so that CIP(R) and CPA(R):10 function as fully integrated operating companies. CIP(R) and CPA(R):10 pay asset management fees to W. P. Carey & Co. LLC and pay certain transactional fees. CIP(R) and CPA(R):10 also reimburse W. P. Carey & Co. LLC for certain expenses. W. P. Carey & Co. LLC also serves in this capacity for Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated. W. P. Carey & Co. LLC is a publicly-traded company on the New York Stock Exchange and Pacific Stock Exchange under the symbol "WPC."

     W. P. Carey & Co. LLC has a well-developed process with established procedures and systems for acquiring net leased property on behalf of CIP(R). As a result of its reputation and experience in the industry and the contacts maintained by its professionals, W. P. Carey & Co. LLC has a presence in the net lease market that has provided it with the opportunity to invest in a significant number of transactions on an ongoing basis. CIP(R) takes advantage of W. P. Carey & Co. LLC's presence in the net lease market to build its portfolio. In evaluating opportunities for CIP(R), W. P. Carey & Co. LLC carefully examines the credit, management and other attributes of the tenant and the importance of the property under consideration to the tenant's operations. Careful credit analysis is a crucial aspect of every transaction. CIP(R) believes that W. P. Carey & Co. LLC has one of the most extensive underwriting processes in the industry and has an experienced staff of professionals involved with underwriting transactions. W. P. Carey & Co. LLC seeks to identify those prospective tenants whose creditworthiness is likely to improve over time. CIP(R) believes that the experience of W. P. Carey & Co. LLC's management in structuring sale-leaseback transactions to meet the needs of a prospective tenant enables W. P. Carey & Co. LLC to obtain a higher return for a given level of risk than would typically be available by purchasing a property subject to an existing lease.

     W. P. Carey & Co. LLC's strategy in structuring its net lease investments for CIP(R) is to:

     - combine the stability and security of long-term lease payments, including rent increases, with the appreciation potential inherent in the ownership of real estate;

     - enhance current returns by utilizing varied lease structures;

     - reduce credit risk by diversifying investments by tenant, type of facility, geographic location and tenant industry; and

     - increase potential returns by obtaining equity enhancements from the tenant when possible, such as warrants to purchase tenant common stock.

     As of September 30, 2001, CIP(R)'s portfolio was 99% leased to 43 tenants including 16 national tenants and 26 regional tenants, together representing more than 99.9% of CIP(R)'s total leased square footage.

CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED


     CPA(R):10 is a real estate investment trust that owns commercial properties leased to companies nationwide, primarily on a triple net basis. As of September 30, 2001, CPA(R):10's portfolio consisted of 46 properties leased to 14 tenants and totaling more than 3.5 million square feet.


     CPA(R):10's objectives are to:

     - pay quarterly dividends at an increasing rate that for taxable shareholders may be partially free from current taxation;

     - own a portfolio of real estate that will increase in value; and

     - increase the equity in its real estate by making regular mortgage principal payments.

     CPA(R):10 seeks to achieve these objectives by holding and managing industrial and commercial properties each net leased to a single corporate tenant.

     CPA(R):10's leases generally place the economic burden of ownership on the tenant by requiring them to pay the costs of maintenance, insurance, taxes, structural repairs and other operating expenses. CPA(R):10 also generally includes in its leases:

     - Clauses providing for mandated rent increases or periodic rent increases tied to increases in the consumer price index or other indices or, when appropriate, increases tied to the volume of sales at the property;

     - covenants restricting the activity of the tenant in order to reduce the risk of a change in credit quality;

     - indemnification of CPA(R):10 for environmental and other liabilities; and

     - guarantees from parent companies or other entities when appropriate.

     CPA(R):10 was formed as a Maryland corporation on March 7, 1990. Between June 1990 and June 1991, CPA(R):10 sold a total of 7,217,294 shares of common stock for a total of $72,172,940 in gross offering proceeds. These proceeds have been combined with limited recourse mortgage debt to purchase CPA(R):10's property portfolio. As a REIT, CPA(R):10 is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of its income, the level of its distributions and other factors.

THE COMBINED COMPANY

     Upon completion of the merger, CIP(R) will continue to exist as the surviving company. Our core investment strategies and methods of operation will continue to be followed in the same manner as prior to the merger.


     Upon completion of the merger, CIP(R)'s board of directors will continue to consist of five members. CIP(R) will continue to be led by its existing senior management team, including Wm. Polk Carey as Chairman and Chief Executive Officer, Edward V. LaPuma as President and Gordon F. DuGan as Executive Vice President.


     The combined company will own and operate 108 properties encompassing more than 10.5 million square feet with a broad geographic representation in the United States markets. As of September 30, 2001 the pro forma combined portfolio was 99% leased to 49 tenants.

     The following tables set forth certain information for the properties to be owned by the combined company as of September 30, 2001.

                           COMBINED PROPERTY LISTING

     Set forth below is certain information relating to properties owned by CPA(R):10 and CIP(R) as of September 30, 2001.

                                      PRE MERGER
                                      OWNERSHIP         POST                            SHARE OF
                                      INTERESTS        MERGER               RENT PER    CURRENT        RENT
                                   ----------------   OWNERSHIP   SQUARE     SQUARE      ANNUAL      INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                    CPA: 10    CIP     INTERESTS   FOOTAGE     FOOT      RENTS(1)      FACTOR      TERM     TERM
---------------                    -------   ------   ---------   -------   --------   ----------   ----------   ------   -------
MARRIOTT INTERNATIONAL, INC.(2)
  Irvine, Sacramento and San
    Diego, CA; Orlando, FL (2);
    Des Plaines, IL;
    Indianapolis, IN; Louisville,
    KY; Linthicum, MD; Newark,
    NJ; Albuquerque, NM; Las
    Vegas, NV; and Spokane, WA...   23.67%    23.69%    47.36%    1,115,923  $15.97    $9,016,161     Stated/%   Feb-12   Feb-32
                                                                                                      of Sales
OMNICOM GROUP, INC.(2)
  Playa Vista, CA................      --    100.00%   100.00%    120,000     26.79     3,214,906          CPI   Sep-18   Sep-48
  Venice, CA.....................      --    100.00%   100.00%     77,719     12.64       982,028          CPI   Sep-10   Sep-30
        Total:...................                                 197,719               4,196,934
INFORMATION RESOURCES, INC.(2)
  Chicago, IL (2)................   66.67%       --     66.67%    252,000     19.57     3,287,700          CPI   Oct-10   Oct-15
ELECTRONIC DATA SYSTEMS CORP.(2)
  Louisville, CO.................   20.00%    80.00%   100.00%    403,871      7.87     3,179,731          CPI   Jun-15   Dec-34
BEST BUY CO., INC.(2)
  Fort Collins, CO; Matteson and
    Schaumburg, IL; Attleborough,
    MA; Nashua, NH; Albuquerque,
    NM; Arlington, Beaumont,
    Dallas, Forth Worth and
    Houston, TX; Virginia Beach,
    VA...........................      --     63.00%    63.00%    585,593      8.58     3,165,474       Stated   Apr-18   Apr-33
ADVANCED MICRO DEVICES, INC.(2)
  Sunnyvale, CA..................      --     33.33%    33.33%    362,000     25.26     3,048,195          CPI   Dec-18   Dec-38

                                      PRE MERGER
                                      OWNERSHIP         POST                            SHARE OF
                                      INTERESTS        MERGER               RENT PER    CURRENT        RENT
                                   ----------------   OWNERSHIP   SQUARE     SQUARE      ANNUAL      INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                    CPA: 10    CIP     INTERESTS   FOOTAGE     FOOT      RENTS(1)      FACTOR      TERM     TERM
---------------                    -------   ------   ---------   -------   --------   ----------   ----------   ------   -------
TITAN CORPORATION(2)
  San Diego, CA..................   81.46%       --     81.46%    166,403     16.43     2,226,673          CPI   Jul-07   Jul-23
BIG V HOLDING CORP.
  Greenport, NY..................      --    100.00%   100.00%     59,772     10.65       636,515       Stated   Dec-17   Dec-37
  Ellenville and Warwick, NY.....      --     55.00%    55.00%    141,428     18.90     1,469,889       Stated   Oct-24   Oct-44
        Total:...................                                 201,200               2,106,404
LUCENT TECHNOLOGIES, INC.(2)
  Charlotte, NC..................      --    100.00%   100.00%    568,670      3.26     1,852,829         None   Jun-10   Mar-22
NEW WAI, L.P./WAREHOUSE
  ASSOCIATES(2)
  Lima, OH.......................  100.00%       --    100.00%    534,108      3.10     1,653,683          CPI   Mar-16   Mar-41
CHILDTIME CHILDCARE, INC.(2)
  Chandler and Tucson, AZ;
    Alhambra, Chino, Garden Grove
    and Tustin, CA; Westland (2)
    and Sterling Heights, MI;
    Carrollton, Duncanville and
    Lewisville, TX...............   66.67%       --     66.67%     83,639     15.47       854,856          CPI   Jan-16   Jan-41
  Naperville, IL; Centerville,
    Century Oaks, Manassas and
    Newport News, VA.............      --    100.00%   100.00%     37,306     17.39       648,892          CPI   Aug-15   Aug-25
        Total:...................                                 120,945               1,503,748
ENVIROWORKS, INC.(2)
  Apopka, FL (2).................  100.00%       --    100.00%    374,829      4.00     1,499,331          CPI   Mar-10   Mar-35
GARDEN RIDGE, CORP.(2)
  Oklahoma City, OK..............      --    100.00%   100.00%    141,284      6.05       854,163          CPI   Apr-15   Apr-35
  Round Rock, TX.................      --    100.00%   100.00%    152,500      4.63       706,188          CPI   Dec-13   Dec-38
        Total:
GENSIA, INC.(2)
  San Diego, CA (2)..............      --     50.00%    50.00%    144,311     20.41     1,472,736          CPI   Jul-09   Jul-44
MERIT MEDICAL SYSTEMS, INC.(2)
  South Jordan, UT...............      --    100.00%   100.00%    172,925      8.47     1,465,404          CPI   Jan-20   Jan-40
DEL MONTE CORP.(2)
  Mendota, IL; Plover, Toppenish
    and Yakima, WA...............      --     50.00%    50.00%    748,000      3.90     1,457,052          CPI   Jan-16   Jan-56
THE UPPER DECK COMPANY(2)
  Carlsbad, CA (2)...............      --     50.00%    50.00%    294,779      9.85     1,452,220          CPI   Dec-20   Dec-40
Q CLUBS, INC.
  Bedford, TX....................      --    100.00%   100.00%     46,658     14.02       654,324          CPI   Feb-16   Feb-36
  Memphis, TN....................      --    100.00%   100.00%     43,311     17.68       765,872          CPI   Jul-13   Jul-33
        Total:...................                                  89,969               1,420,196
MICHIGAN MUTUAL INSURANCE
  COMPANY(2)
  Charleston, SC.................      --    100.00%   100.00%    137,729      9.89     1,362,252       Stated   Dec-07   Dec-27
COMPUCOM SYSTEMS, INC.(2)
  Dallas, TX.....................      --     33.33%    33.33%    242,333     16.15     1,304,536          CPI   Apr-19   Apr-29
UTI HOLDINGS, INC.
  Glendale Heights, IL...........      --    100.00%   100.00%     74,410     17.26     1,284,609          CPI   Nov-10   Nov-30
PLEXUS CORP.(2)
  Neenah, WI.....................      --    100.00%   100.00%    179,000      7.09     1,268,693          CPI   Aug-14   Aug-44
WABAN, INC.(2)
  Farmingdale, NY................      --    100.00%   100.00%    114,680     10.61     1,217,238       Stated   Jan-02   Jan-12
BELL SPORTS, INC.
  Rantoul, IL....................      --    100.00%   100.00%    317,340      3.61     1,146,221          CPI   Nov-12   Nov-32

                                      PRE MERGER
                                      OWNERSHIP         POST                            SHARE OF
                                      INTERESTS        MERGER               RENT PER    CURRENT        RENT
                                   ----------------   OWNERSHIP   SQUARE     SQUARE      ANNUAL      INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                    CPA: 10    CIP     INTERESTS   FOOTAGE     FOOT      RENTS(1)      FACTOR      TERM     TERM
---------------                    -------   ------   ---------   -------   --------   ----------   ----------   ------   -------
GATX LOGISTICS, INC.(2)
  Jacksonville, FL...............      --    100.00%   100.00%    240,000      3.89       932,640       Stated   Dec-02   Dec-17
DETROIT DIESEL CORP.
  Hollywood and Orlando, FL......      --    100.00%   100.00%     81,318     11.04       897,934          PPI   Dec-19   Jan-30
PSC SCANNING, INC.(2)
  Eugene, OR.....................      --    100.00%   100.00%    110,665      7.90       874,796          CPI   May-14   May-14
NICHOLSON WAREHOUSE, L.P.(2)
  Maple Heights, OH..............      --    100.00%   100.00%    341,282      2.50       854,540          CPI   Dec-18   Dec-43
CFP GROUP, INC.(2)
  Owingsville, KY................      --    100.00%   100.00%     37,100     22.91       850,055          CPI   Jan-20   Jan-35
HUMCO HOLDING GROUP, INC.(2)
  Texarkana, TX; Orem, UT........      --    100.00%   100.00%    164,565      5.16       849,853          CPI   Dec-16   Dec-16
HIBBETT SPORTING GOODS, INC.(2)
  Birmingham, AL.................      --    100.00%   100.00%    141,147      5.56       784,223          CPI   Feb-11   Feb-26
B. DALTON BOOKSELLER, INC.(2)
  Farmington, CT.................      --    100.00%   100.00%     21,600     31.62       683,000       Stated   Feb-13   Feb-28
SUPERIOR TELECOMMUNICATIONS,
  INC.(2)
  Brownwood, TX..................      --    100.00%   100.00%    307,850      2.14       658,879          CPI   Dec-13   Dec-38
KMART CORPORATION
  Denton, TX.....................  100.00%       --    100.00%     87,406      3.62       316,020   % of Sales   Feb-02   Feb-52
  Drayton Plains, MI.............  100.00%       --    100.00%    103,656      2.97       308,269   % of Sales   Mar-06   Mar-26
  Citrus Heights, CA.............  100.00%       --    100.00%     89,000      2.97       264,231   % of Sales   Mar-06   Mar-26
        Total:...................                                 280,062                 888,520
BARNES & NOBLE, INC.(2)
  Braintree, MA..................      --    100.00%   100.00%     19,661     30.55       600,734       Stated   Feb-14   Feb-24
ISA INTERNATIONAL PLC(2)
  Bradford, West Yorkshire, UK...      --    100.00%   100.00%     41,432     14.06(3)    582,704       Stated   May-14      N/A
GLOYSTARNE & CO., LTD.(2)
  Rotherdam, South Yorkshire,
    UK...........................      --    100.00%   100.00%    120,000      4.66(3)    559,470       Stated   Dec-19   Dec-19
BOLDER TECHNOLOGIES, INC.(2)
  Golden, CO.....................      --    100.00%   100.00%    126,700      4.43       561,344          CPI   Apr-08   Apr-08
PETSMART, INC.(2)
  Ennis, TX......................      --    100.00%   100.00%    229,950      2.24       514,540          CPI   Jan-13   Jan-13
AFFILIATED FOODS SOUTHWEST, INC.
  Hope, AR.......................   50.00%    50.00%   100.00%     35,784      3.00       107,352          CPI   Mar-07   Mar-22
  Little Rock (2), AR............   50.00%    50.00%   100.00%    108,568      2.99       324,620          CPI   Mar-07   Mar-22
        Total....................                                 144,352                 431,972
OSHMAN SPORTING GOODS, INC.(2)
  Plano, TX......................      --    100.00%   100.00%     47,000      9.17       431,197       Stated   Jan-13   Jan-33
KROGER CO.
  Conway and N Little Rock, AR...   50.00%    50.00%   100.00%     78,075      5.30       413,611          CPI   Feb-17   Feb-37
CUSTOM TRAINING GROUP
  Glendale Heights, IL...........      --    100.00%   100.00%     38,143     10.27       391,840       Stated   Apr-16   Apr-31
SAFEWAY STORES INC.
  Broken Arrow, OK...............   50.00%    50.00%   100.00%     50,340      5.65       284,220   % of Sales   Jan-08   Jan-33
US WEST COMMUNICATIONS, INC.
  Scottsdale, AZ.................  100.00%       --    100.00%      4,460     59.69       266,236       Stated   Feb-02   Feb-17
XEROX CORPORATION
  Hot Springs, AR................   50.00%    50.00%   100.00%     38,875      3.91       151,822       Stated   May-11   May-16

                                      PRE MERGER
                                      OWNERSHIP         POST                            SHARE OF
                                      INTERESTS        MERGER               RENT PER    CURRENT        RENT
                                   ----------------   OWNERSHIP   SQUARE     SQUARE      ANNUAL      INCREASE    LEASE    MAXIMUM
TENANT/LOCATION                    CPA: 10    CIP     INTERESTS   FOOTAGE     FOOT      RENTS(1)      FACTOR      TERM     TERM
---------------                    -------   ------   ---------   -------   --------   ----------   ----------   ------   -------
NORTHSTAR COMPUTER FORMS, INC.
  Golden, CO.....................      --    100.00%   100.00%     23,042      5.03       115,901       Stated   Sep-05   Sep-05
PHOTO CENTER
  Hot Springs, AR................   50.00%    50.00%   100.00%        700      6.86         4,800         None      N/A      N/A
VACANT(2)
  Austin, TX.....................   50.00%    50.00%   100.00%     90,000
SOCIETE HOTELIERE TOURISME GRAND
  NOBLE
  Toulouse, France...............      --    100.00%   100.00%     42,000                   Under     INSEE(4)   Nov-12   Nov-30
                                                                                        Construc-
                                                                                             tion

---------------

(1) Share of current annual rents is the product of the square footage, the rent per square foot, and the ownership interest percentage.

(2) The properties are encumbered by mortgage notes payable.

(3) Based on foreign exchange rate at September 30, 2001.

(4) INSEE construction index, and index published quarterly by the French government.

                                   THE MERGER

GENERAL

     The merger agreement provides that CPA(R):10 will merge into CIP(R). In the merger, each share of CPA(R):10 common stock issued and outstanding immediately before the completion of the merger will be converted into the right to receive
0.8445 of a share of CIP(R) common stock, except for shares held by parties who elect to receive a promissory note in lieu of shares of CIP(R) stock, and parties who exercise and are entitled to appraisal rights. The merger agreement also provides that CPA(R):10 will pay a special dividend of $0.34 per share of CPA(R):10 common stock to CPA(R):10 shareholders immediately prior to the merger.

     This joint proxy statement/prospectus constitutes a prospectus of CIP(R), which is a part of the registration statement on Form S-4 filed by CIP(R) with the SEC under the Securities Act of 1933 in order to register the shares of CIP(R) common stock and the promissory notes to be issued to CPA(R):10 shareholders in the merger. It also constitutes a proxy statement of CIP(R) in connection with the solicitation of the approval by CIP(R) shareholders of the merger, and a proxy statement of CPA(R):10 in connection with the solicitation of the approval by CPA(R):10 shareholders of the merger.

BACKGROUND OF THE MERGER


     CPA(R):10 was formed in March 1990, and raised investment capital of approximately $72 million between September 14, 1990 and June 17, 1991. Since that time, CPA(R):10 has served as a separate investment vehicle with a professionally managed portfolio of net leased real estate. In general, CPA(R):10's original objectives were to:


     - pay quarterly dividends at an increasing rate that for taxable shareholders may be partially free from current taxation;

     - own a portfolio of real estate that will increase in value; and

     - increase the equity in its real estate by making regular mortgage principal payments.

     All of the net proceeds from the offering of CPA(R):10 shares have been invested in real estate, except for amounts used as working capital. In the opinion of CPA(R):10's management, CPA(R):10 has met its objectives of providing shareholders with cash distributions from operations and preserving capital. However, CPA(R):10 has not yet met the original investment objective of liquidating on favorable terms. CPA(R):10's shares are not listed on any national or regional stock exchange or quoted on the Nasdaq Stock Market. Also, there is a limited shareholder base, no dividend reinvestment plan similar to that of CIP(R) through which shares are purchased in the open market, and very little secondary market activity in CPA(R):10 shares. Due to these factors, there has been limited liquidity available to CPA(R):10 shareholders.

     Because CPA(R):10 expected to hold its investments for a number of years after its formation, management made no efforts to dispose of CPA(R):10's properties in the early years of its existence. Instead, CPA(R):10's management concentrated on making suitable investments for CPA(R):10, consistent with CPA(R):10's investment policies and restrictions, and managing its properties efficiently in order to maximize the cash flow from the properties. As the contemplated period for considering CPA(R):10's liquidation options approached, management began to explore the feasibility of selling those properties.

ALTERNATIVES TO THE MERGER

     CPA(R):10's management has been considering alternative approaches to providing liquidity to its shareholders. Management has from time to time considered the possibility of listing CPA(R):10's shares on a national securities exchange. Given CPA(R):10's capitalization, and the limitations on CPA(R):10's growth potential, management did not believe that CPA(R):10 shares would trade on a national exchange at a price that would be as advantageous to current shareholders as other alternatives. Therefore, management concluded that listing CPA(R):10's shares would result in only a minimal increase in liquidity for CPA(R):10's shareholders and not full value. Due to this conclusion, combined with the overall stock market climate, management did not pursue the idea of publicly listing CPA(R):10's shares.

     CPA(R):10's management has also considered a sale of CPA(R):10's entire portfolio to one or more third parties. In such a transaction, management assumed that it would need to liquidate a portion of the portfolio each year, over the course of approximately four years. Management elected not to pursue this course of action for several reasons. First, this option would likely take several years to execute and for shareholders to realize the full value of their investment. Also, by selling different properties in different years, the shareholders would have little control over the timing of recognition of their taxes. Over the course of such a liquidation, the fixed expenses of running CPA(R):10 would become a larger percentage of cash flow and revenues as CPA(R):10's asset base declined over time, thereby reducing the total amounts realized from the sale. Also, the transaction costs associated with separate sales of each property could become significant, thus decreasing return to shareholders. Finally, CPA(R):10's management believed that some properties may have been difficult to sell. These factors led CPA(R):10's management to conclude that this liquidation option would not be attractive to shareholders.

     In early 2001, CPA(R):10's management began to consider the merger as a means to provide liquidity in a way that would be advantageous to shareholders. Management determined that the merger could be structured as a tax-free transaction for shareholders, would provide shareholders with the need for more immediate liquidity an alternative (through the promissory note option) and an opportunity to own a larger and more diverse W. P. Carey & Co. LLC-managed entity with similar investment objectives to CPA(R):10. Management reported to the boards of directors of CPA(R):10 and CIP(R) on the progress of the merger at the boards' regular meetings in March 2000. At the meeting, the boards authorized the management of each company to proceed with their investigations into the feasibility and appraise the benefits of the merger. During the first half of 2001, management of CPA(R):10 and CIP(R) engaged the independent appraiser to provide an appraisal of the assets of each company and continued working on structuring and analyzing the merger. A further discussion of the merger as a liquidity alternative was engaged in by the board at its regular meeting in June 2001.

     At a special board meeting held on November 8, 2001, management presented to the boards the full details of the merger, including the potential advantages and disadvantages of the merger to the shareholders of both CPA(R):10 and CIP(R). After a full discussion of the merger, the boards of CPA(R):10 and CIP(R) voted unanimously to approve the filing of this joint proxy statement/prospectus and the execution of the merger agreement.

CIP(R)'S REASONS FOR THE MERGER

     The decision by the CIP(R) board to acquire CPA(R):10 reflected CIP(R)'s desire to enhance its market presence, tenant diversification, growth prospects, credit profile, capital markets presence, stockholder value and control over jointly owned properties. The decision process involved, in part, an assessment of the potential risks and benefits of acquiring CPA(R):10. During this assessment, the CIP(R) board reviewed historical information, including but not limited to, CPA(R):10's balance sheet and income statements, credit rating, and its portfolio's property-level financial performance, condition, tenant base and competitive position, and CPA(R):10's ultimate ability to liquidate its portfolio. A significant factor considered by the CIP(R) board was its belief that the strategic advantages offered by its acquisition of CPA(R):10, as well as the terms of the merger agreement, represented a transaction that was attractive to CIP(R) and its shareholders. In particular, the CIP(R) board, in approving the merger, considered the strategic benefits and other positive factors discussed below:


     - The opportunity to increase CIP(R)'s funds from operations per share. The CIP(R) board believes that the merger should increase CIP(R)'s funds from operations per share projected for the fiscal year ending December 31, 2002, as compared to CIP(R) on a stand-alone basis.


     - As a result of the larger asset base that will result from the merger, the CIP(R) board believes CIP(R) will have a stronger balance sheet and greater financial flexibility.

     - Currently, 37% of the value of CPA(R):10's portfolio is represented by properties that are jointly owned with CIP(R), and the merger will give CPA(R):10 shareholders control over these properties as CIP(R) shareholders.

     - The opportunity to acquire in a single transaction a large portfolio of complementary, high-quality, commercial properties is consistent with CIP(R)'s investment parameters. The CIP(R) board believes the properties owned by CPA(R):10 provide an attractive strategic fit with CIP(R)'s portfolio, complement its existing geographic locations and are consistent in terms of key qualitative measures.

     - CIP(R)'s board considered the opinion of its financial advisor, to the effect that, as of October 31, 2001 and based on and subject to the assumptions, limitations and qualifications set forth in its opinion, the exchange ratio was fair to CIP(R) from a financial point of view. This opinion is described under "Opinion of Financial Advisor to CIP(R)."

     - The CIP(R) board reviewed the principal terms and conditions of the merger agreement, including the representations, warranties and covenants of each party and the conditions to each party's obligation to complete the merger. The CIP(R) board considered favorably that the terms of the merger agreement are reasonable and protective of CIP(R)'s interests.

     - The CIP(R) board believes that its ultimate ability to improve CIP(R) shareholders' liquidity will be enhanced by the merger.

     The CIP(R) board also considered and reviewed with management the potentially negative factors listed below relating to the merger.

     - The exchange ratio is fixed and not subject to adjustment. Accordingly, an adverse change in the operations and prospects of CPA(R):10, general market and economic conditions or other factors which are beyond the control of CIP(R) may alter the relative value of the companies in a manner adverse to CIP(R).

     - The CIP(R) board considered the risk that the anticipated benefits of the merger may not be fully realized.

     - The CIP(R) board considered the risk that the merger would not be completed. In evaluating this risk, the CIP(R) board considered the particular circumstances under which CPA(R):10 could terminate the merger agreement. See "The Merger Agreement -- Conditions to Obligations to Complete the Merger." The CIP(R) board also considered the possible adverse effects on the market for CIP(R) common stock and upon CIP(R)'s ability to raise capital in both the public and private markets that might result if the merger were announced and not completed.

     - The CIP(R) board considered the risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of CIP(R) by, among other things, diverting management and other resources of CIP(R) from their day-to-day business.

     - The average lease maturity of our portfolio is lowered by the merger. The average time to lease maturity of the CIP(R) portfolio is currently approximately 13 years. By adding CPA(R):10's properties to CIP(R)'s portfolio, the average time remaining on all leases in CIP(R)'s portfolio will be reduced to approximately 12 years, thereby increasing overall risks to CIP(R) shareholders related to re-leasing or sale of properties upon expiration of leases.

     - The CIP(R) board considered that the merger was likely to generate transaction costs of approximately $1,400,000, including financial advisors, legal, printing and accounting fees in connection with the merger. CIP(R) will pay its own expenses in connection with the merger, and CIP(R)'s expenses could be more than half of this total.

     The foregoing discussion of the information and factors considered by the CIP(R) board is not intended to be exhaustive but is believed to include all material factors considered by the CIP(R) board. In view of the wide variety of information and factors considered, the CIP(R) board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The CIP(R) board did not attempt to analyze the fairness of the exchange ratio in isolation from the considerations as to the businesses of CIP(R) and CPA(R):10, the strategic merits of the merger or the other considerations referred to above. The CIP(R) board did, however, take into account, and placed reliance upon, the analyses performed by, and the opinion rendered by, A.G. Edwards as to the fairness of the exchange ratio to CIP(R) from a financial point of view.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CIP(R)

     The CIP(R) board believes that the merger is advisable and in the best interests of CIP(R) and its shareholders. Accordingly, the CIP(R) board recommends approval of the CIP(R) merger proposal.

CPA(R):10'S REASONS FOR THE MERGER

     The CPA(R):10 board has determined that the terms of the merger and the transactions contemplated thereby are fair to, and in the best interests of, CPA(R):10 and its shareholders. The CPA(R):10 board received the advice of its management, financial advisors and counsel throughout its consideration of the merger agreement. In making its determination with respect to the merger agreement, the CPA(R):10 board considered the following positive factors:

     - The CPA(R):10 board considered the fact that after the combination, CIP(R) would have greater geographic diversification and greater tenant diversification than CPA(R):10, which could provide the combined company with greater cash flow stability.

     - The CPA(R):10 board considered the fact that the merger, as a "stock-for-stock" rather than a "cash-for-stock" transaction, will provide an opportunity for CPA(R):10's shareholders to share in any future stock price appreciation of CIP(R), and should enable CPA(R):10 shareholders to convert their shares of CPA(R):10 into shares of CIP(R) on a tax-free basis. The CPA(R):10 board also considered the fact that the merger will allow CPA(R):10 shareholders to own shares of a larger and more diversified entity within the W. P. Carey & Co. family with similar investment objectives to those of CPA(R):10 and greater access to institutional capital. Also, CPA(R):10 shareholders would receive the benefits of this stronger portfolio with no reduction in their dividend amount.

     - The CPA(R):10 board considered the benefit that would be provided to certain of CPA(R):10's shareholders by providing a promissory note alternative to shareholders who do not wish to receive shares of CIP(R) stock.

     - The CPA(R):10 board considered information relating to the financial performance, financial condition, business operations and prospects of CPA(R):10 and CIP(R).


     - The CPA(R):10 board considered the opinion, analyses and presentations of Legg Mason described below under "Opinion of Financial Advisor to CPA(R):10," including the opinion of Legg Mason to the effect that, as of November 2, 2001, based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the exchange ratio was fair to CPA(R):10 and its shareholders from a financial point of view. A copy of Legg Mason's written opinion to the CPA(R):10 board dated as of November 2, 2001, is attached as Appendix C to this joint proxy statement/prospectus.


     - The CPA(R):10 board considered the terms of the merger agreement, including the exchange ratio and the conditions to its obligation to complete the merger.

     - The CPA(R):10 board also considered that the option to take a promissory note would be beneficial to those shareholders with a more immediate need for liquidity.

     - The CPA(R):10 board considered the fact that the merger would grant to CPA(R):10 shareholders statutory appraisal rights in certain limited circumstances upon conversion of their CPA(R):10 shares into shares of common stock of CIP(R).

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

     The CPA(R):10 board also considered the following possible negative factors in its deliberations concerning the merger agreement and the incorporation:

     - The CPA(R):10 board considered the challenges inherent in the combination of two business enterprises the size of CPA(R):10 and CIP(R) and the possible diversion of management attention for an extended period of time.

     - The CPA(R):10 board considered the fact that, because the exchange ratio is fixed, a decline in the value of CIP(R)'s common stock reduces the value of the consideration to be received by CPA(R):10's shareholders in the merger.

     - The CPA(R):10 board considered the various conditions to CIP(R)'s obligations to complete the merger and the possibility that the merger would not be completed. In evaluating this risk, the CPA(R):10 board considered the particular circumstances under which CIP(R) could terminate the merger agreement. The CPA(R):10 board also considered the possible adverse effects on the market for CPA(R):10 common stock that might result if the merger were announced and not completed. See "The Merger Agreement -- Conditions to Obligations to Complete the Merger."

     - The CPA(R):10 board considered the risk that the anticipated benefits of the merger may not be realized.

     - The CPA(R):10 board considered the expenses to be incurred in connection with pursuing the merger.

     - The CPA(R):10 board considered the risk that a different liquidity alternative could ultimately prove to be more beneficial to shareholders than the merger.

     The foregoing discussion of the information and factors which were considered by the CPA(R):10 board is not intended to be exhaustive but is believed to include all material factors considered by the CPA(R):10 board. The CPA(R):10 board did not assign specific weights to the foregoing factors and individual trustees may have given different weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CPA(R):10

     The CPA(R):10 board believes that the merger is advisable and in the best interests of CPA(R):10 and its shareholders. Accordingly, the CPA(R):10 board has unanimously approved the merger and recommends approval of the CPA(R):10 merger proposal by its shareholders.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be treated as a purchase in accordance with Statement of Financial Accounting Standards No. 141. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair value of the consideration given by CIP(R) in the merger will be allocated to the assets acquired and liabilities assumed as of the completion of the merger. The financial statements of CIP(R) will reflect the combined operations of CIP(R) and CPA(R):10 from the closing date of the merger.

DETERMINATION OF EXCHANGE RATIO

     The exchange ratio for CPA(R):10 common stock was determined based upon per-share net asset value. Net asset value was determined primarily on the basis of independent appraisals of CIP(R)'s and CPA(R):10's real estate assets conducted by a nationally recognized big five accounting firm, as adjusted by the companies to reflect current assets and liabilities on September 30, 2001.

REGULATORY MATTERS

     Neither CIP(R) nor CPA(R):10 is aware of any federal or state regulatory approvals which must be obtained in connection with the merger.

DEREGISTRATION OF CPA(R):10 COMMON STOCK AND REGISTRATION OF CIP(R) COMMON STOCK AND NOTES ISSUED IN CONNECTION WITH THE MERGER

     Upon completion of the merger, CPA(R):10 common stock will be deregistered under the Securities Exchange Act of 1934. The shares of CIP(R) common stock and the notes to be issued in connection with the merger are being registered with the SEC pursuant to a registration statement on Form S-4, of which this joint proxy statement/prospectus is a part.

RESALES OF CIP(R) COMMON STOCK ISSUED IN CONNECTION WITH THE MERGER; AFFILIATE AGREEMENTS

     CIP(R) common stock issued in connection with the merger will be freely transferable, except for shares of CIP(R) common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, of CPA(R):10 at the time the merger proposal is submitted to CPA(R):10 shareholders for approval. Shares of CIP(R) common stock held by such affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 (or Rule 144 in the case of such persons who become affiliates of CIP(R)) or as otherwise permitted under the Securities Act. Persons who may be deemed to be "affiliates" of CIP(R) or CPA(R):10 generally include individuals or entities that control, or are controlled by, or are under the common control with, such party and may include directors and executive officers of such party as well as principal shareholders of such party.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     Under Subtitle 2 of Title 3 of the Maryland General Corporation Law, a copy of which appears as Appendix E to this proxy statement/prospectus, you have the right to demand payment from CIP(R) of the fair value of your shares of CPA(R):10 common stock. To qualify as an objecting stockholder, you must deliver to Susan C. Hyde, Secretary, CPA(R):10, 50 Rockefeller Plaza, New York, New York 10020, at or prior to the special meeting, your written objection to the merger. The written objection must be separate from and in addition to any proxy or vote against the merger. A proxy or vote against the merger does not by itself constitute your written objection or demand for appraisal.

     In addition, if you wish to exercise your right to demand payment of the fair value of your stock, within 20 days following the date the merger is recorded with the State of Maryland, you must make a written demand on CIP(R) for the payment of your CPA(R):10 common stock, stating the number of shares for which you demand payment. In addition to making a written notice of your demand for payment for your stock, you must not vote in favor of the merger. Stockholders who return executed but unmarked proxies will be deemed to have voted in favor of the merger. Stockholders who abstain from voting on the merger will not be deemed to have voted in favor of the merger.

     Once you have filed a demand for payment, you have no right to receive dividends or distributions payable to CPA(R):10 stockholders as of a record date that is after the date of the special meeting. You also cease to have any rights as a CPA(R):10 stockholder except the right to receive payment for the fair value of your shares. Once you make a demand for payment, you may withdraw that demand only with the consent of CIP(R).

     Provided that you do not vote in favor of the merger or return an executed but unmarked proxy, and assuming the CPA(R):10 stockholders approve the merger, then, promptly after the merger is effective, CIP(R) must notify you of the date the merger is recorded with the State of Maryland. As part of that notice, CIP(R) may offer to pay to you a specified price deemed by CIP(R) to be the fair value for your shares, with each offer being accompanied by a balance sheet as of a date not more than six months prior to the offer date, a profit and loss statement for the 12 months ending on the date of the balance sheet, and any other information CIP(R) considers pertinent. Within 50 days after the date the merger is recorded with the State of Maryland, if you have not received from CIP(R) the fair value of your shares, you may file a petition with a court of equity in the county where the principal office of CIP(R) is located for an appraisal to determine the fair value of your shares.

     IF YOU DO NOT COMPLY WITH THE PROCEDURES FULLY, YOU MAY LOSE YOUR RIGHT TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOU WILL BE REQUIRED TO ACCEPT THE MERGER CONSIDERATION.

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

     If the court finds you are entitled to an appraisal of your stock, it will appoint three disinterested appraisers to determine the fair value. Unless the court permits a longer period, the appraisers have 60 days to determine the fair value and file their report with the court, and within 15 days after the appraisers file their report, any party may object to it and request a hearing. The court may, among other things, accept the report or set its own determination of the fair value, and then direct CIP(R) to pay the appropriate amount.

     We cannot predict how the court will value shares of CPA(R):10 common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by CIP(R) in the merger.

     If the court finds that the failure of a stockholder to accept an offer for the stock was arbitrary, vexatious and not in good faith, the court has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable.


     The above description is a summary of the material provisions of Subtitle 2 of Title 3 of the Maryland General Corporation Law. You should review the complete text of Subtitle 2, which appears as Appendix D to this document, for complete information.


                     OPINION OF FINANCIAL ADVISOR TO CIP(R)

     Pursuant to a letter agreement dated August 16, 2001, A.G. Edwards & Sons, Inc. provided to a special committee of the CIP(R) board a fairness opinion in connection with the proposed merger. A.G. Edwards was selected by the CIP(R) special committee to act as its financial advisor based on its qualifications, expertise and reputation. A.G. Edwards delivered its oral and written opinion, dated October 31, 2001, that as of that date, based upon and subject to the various considerations set forth in the opinion, the merger consideration to be paid was fair from a financial point of view to the CIP(R) shareholders.

     THE FULL TEXT OF THE A.G. EDWARDS OPINION THAT SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE SCOPE OF THE REVIEW UNDERTAKEN BY A.G. EDWARDS IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS. CIP(R) SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE A.G. EDWARDS OPINION CAREFULLY AND IN ITS ENTIRETY. THE A.G. EDWARDS OPINION WAS DIRECTED TO THE CIP(R) SPECIAL COMMITTEE AND THE CIP(R) BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CIP(R) COMMON SHARES AS TO HOW TO VOTE AT THE CIP(R) SPECIAL MEETING. THE SUMMARY OF THE A.G. EDWARDS OPINION SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, A.G. Edwards, among other things:

     - reviewed the merger agreement and related documents and had discussions with Carey Asset Management concerning the proposed merger structure;

     - reviewed certain publicly available historical audited and pro forma financial statements for CIP(R) and CPA(R):10;

     - reviewed certain unaudited historical financial statements, financial analyses and forecasts for CIP(R) and CPA(R):10 prepared by and reviewed with management of Carey Asset Management and its views regarding the past and current business operations, results thereof, financial condition and future prospects of both CIP(R) and CPA(R):10, including the impact of the merger;

     - reviewed lease summaries for CIP(R) and CPA(R):10 as well as the credit profile for each tenant;

     - reviewed the net asset valuation assigned to CIP(R) and CPA(R):10 by the appraiser based on the discounted value of their share of projected property cash flows;

     - reviewed and analyzed the pro forma financial statements of CIP(R) and CPA(R):10 giving effect to the merger (as proposed);

     - reviewed the market data for stocks of companies in the same or similar lines of business to CPA(R):10;

     - reviewed the financial terms of certain acquisitions which A.G. Edwards deemed relevant for analytical purposes;

     - reviewed the current real estate market environment and the sectors in which CIP(R) and CPA(R):10 operate;

     - reviewed such other information, financial studies, analyses and investigations, and financial, economic and market criteria that A.G. Edwards considered appropriate.

     The material assumptions underlying the internal financial analyses and projections of CIP(R) and CPA(R):10 that A.G. Edwards reviewed are set forth below under "-- Certain Assumptions."

     A.G. Edwards assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information reviewed by it for purposes of its opinion. A.G. Edwards was not engaged to, and therefore did not, verify the accuracy or completeness of such information. A.G. Edwards was informed and assumed, without independent verification, that the financial projections supplied to, discussed with or otherwise made available to them reflect the best currently available estimates and judgment of the management of Carey Asset Management as to the expected future financial performance of CIP(R) and CPA(R):10, in each case on a stand-alone basis and after giving effect to the merger. A.G. Edwards has not independently verified such information or assumptions, nor does it express any opinion regarding those assumptions. A.G. Edwards did not make any independent valuation or appraisal of the assets or liabilities of CIP(R) and CPA(R):10. A.G. Edwards has relied upon the assurances of the management of CIP(R) that they are not aware of any facts that would make such information materially inaccurate or misleading. A.G. Edwards assumed that no legal or regulatory changes that occur after the date of their opinion will have a material impact on CPA(R):10's operations, financial condition and future prospects and that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code and will be consummated in accordance with the terms set forth in the merger agreement, without any waiver by CIP(R) or CPA(R):10 of any material terms or conditions.

     The A.G. Edwards opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to A.G. Edwards as of the date of the opinion. The A.G. Edwards opinion as summarized herein, is limited to the fairness, from a financial point of view, to the CIP(R) shareholders, of the merger consideration to be paid pursuant to the merger agreement. In arriving at its opinion, A.G. Edwards was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition, business combination or other extraordinary transaction involving CPA(R):10, nor did A.G. Edwards negotiate with any parties.

     The following is a summary of the analyses performed by A.G. Edwards in arriving at its opinion.

     CIP(R)'s independent accountants have neither examined nor compiled the accompanying forward looking statements and, accordingly, do not provide any assurance with respect to such statements.

  ANALYSIS OF CIP(R) AND PRO FORMA COMBINED PORTFOLIOS.

     A.G. Edwards analyzed both the CIP(R) and pro forma combined portfolio with respect to historical and projected financial performance, tenant concentration, occupancy, lease expirations and balloon payment maturities. A summary table is shown below:

ATTRIBUTE                                                   CIP        PRO FORMA COMBINED
---------                                              -------------   ------------------
Total Square Feet....................................    8.7 million      10.9 million
Occupancy............................................           99.0%             99.2%
Weighted Average Remaining Lease Term................     12.6 years        11.5 years
Cumulative % of Leases Expiring Through 2011
  (by square feet)...................................           25.2%             31.0%
Weighted Average Fixed Mortgage Rate.................            8.3%              8.4%
Average Annual Balloon Payment Through 2011..........  $11.0 million     $11.7 million

ATTRIBUTE                                                   CIP        PRO FORMA COMBINED
---------                                              -------------   ------------------
% Cash Rents From Tenants Rated Investment Grade By
  Standard & Poor's ("S&P")..........................           31.0%             33.0%
% Cash Rents From Non Rated Tenants (S&P)............           53.0%             50.0%
% Cash Rents From Tenants Rated Investment Grade By
  Carey Asset Management.............................           48.0%             46.0%
% Cash Rents From Top Five Tenants...................           34.9%             34.5%
1998-2000 Net Operating Income Compounded Annual
  Growth Rate........................................            7.9%              6.3%
1998-2000 Earnings Before Interest, Taxes,
  Depreciation & Amortization Compounded Annual
  Growth Rate........................................            7.8%              6.0%
1998-2000 Funds From Operations per share Compounded
  Annual Growth Rate.................................            6.8%              6.8%
1998-2000 Funds Available for Distribution per share
  Compounded Annual Growth Rate......................            7.0%              6.9%
2001E-2003E Net Operating Income Compounded Annual
  Growth Rate........................................            0.0%             (0.4%)
2001E-2003E Earnings Before Interest, Taxes,
  Depreciation & Amortization Compounded Annual
  Growth Rate........................................            0.0%             (0.4%)
2001E-2003E Funds From Operations per share
  Compounded Annual Growth Rate......................            2.2%              1.5%
2001E-2003E Funds Available for Distribution per
  share Compounded Annual Growth Rate................            2.2%              1.6%

     A.G. Edwards noted that the larger combined portfolio is slightly better occupied than the CIP(R)-only portfolio and has a higher percentage of cash rents coming from investment grade tenants as rated by S&P. Further, the pro forma combined portfolio has a slightly lower exposure to its top five tenants than does the CIP(R)-only portfolio. While growth in net operating income, earnings before interest, taxes, depreciation & amortization, funds from operations per share and funds available for distribution per share is slower in the combined portfolio than in the CIP(R)-only portfolio, existing CIP(R) shareholders are expected to benefit from immediate accretion to funds from operations and funds available for distribution per share, as shown below under "Exchange Ratio and Accretion/Dilution Analysis."

  PRO FORMA RELATIVE CONTRIBUTION ANALYSIS.

     A.G. Edwards analyzed the relative pro forma contribution of each of CIP(R) and CPA(R):10 to the pro forma combined entity based on each company's historical financial results and the respective companies' projections. A summary table of CIP(R)'s relative contributions to the pro forma combined entity is presented below:

                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                                   (ESTIMATED)
                                                              ---------------------
CIP(R)'S RELATIVE CONTRIBUTION                                2001E   2002E   2003E
------------------------------                                -----   -----   -----
Generally Accepted Accounting Principles ("GAAP")-based
  Revenue...................................................  72.9%   73.2%   73.4%
GAAP-based Net Operating Income.............................  72.1%   72.4%   72.7%
GAAP-based Earnings Before Interest, Taxes, Depreciation &
  Amortization..............................................  72.6%   73.1%   73.3%
Funds From Operations.......................................  74.2%   75.0%   75.6%
Funds Available for Distribution............................  74.2%   75.0%   75.6%

     A.G. Edwards noted that in all cases CIP(R)'s contributions of Generally Accepted Accounting Principles revenue, GAAP net operating income, GAAP earnings before interest, taxes, depreciation and amortiza-tion, funds from operations and funds available for distribution were less than its pro forma combined entity ownership of 77.4%, assuming 100% of CPA(R):10 stockholders elect to receive new shares of CIP(R).

  EXCHANGE RATIO AND ACCRETION/DILUTION ANALYSIS.

     At the proposed Exchange Ratio of .8445 share of CIP(R) for each share of CPA(R):10, CIP(R) will issue approximately 6.43 million new common shares to holders of CPA(R):10 common shares, assuming all owners of CPA(R):10 elect new shares of CIP(R) common stock. A summary table of estimated accretion/(dilution) is presented below:

                                                                FOR THE YEARS ENDED
                                                              DECEMBER 31, (ESTIMATED)
CIP(R) ACCRETION/ (DILUTION) ASSUMING 100% OF                 ------------------------
CPA(R):10 STOCKHOLDERS ELECT CIP(R) COMMON SHARES             2001E    2002E    2003E
-------------------------------------------------             ------   ------   ------
FFO per share...............................................  $0.05    $0.05    $0.04
FAD per share...............................................  $0.05    $0.04    $0.04

     The following charts show the estimated accretion/(dilution) assuming that only 90% and 80% of CPA(R):10 shareholders elect to receive CIP(R) common stock and the remainder elect to receive promissory notes.

                                                                FOR THE YEARS ENDED
                                                              DECEMBER 31, (ESTIMATED)
CIP(R) ACCRETION/ (DILUTION) ASSUMING 90% OF                  ------------------------
CPA(R):10 STOCKHOLDERS ELECT CIP(R) COMMON SHARES             2001E    2002E    2003E
-------------------------------------------------             ------   ------   ------
FFO per share...............................................  $0.08    $0.06    $0.05
FAD per share...............................................  $0.08    $0.06    $0.05

                                                                FOR THE YEARS ENDED
                                                              DECEMBER 31, (ESTIMATED)
CIP(R) ACCRETION/ (DILUTION) ASSUMING 80% OF                  ------------------------
CPA(R):10 STOCKHOLDERS ELECT CIP(R) COMMON SHARES             2001E    2002E    2003E
-------------------------------------------------             ------   ------   ------
FFO per share...............................................  $0.11    $0.07    $0.07
FAD per share...............................................  $0.11    $0.07    $0.07

     A.G. Edwards noted at the negotiated exchange rate, CPA(R):10 stockholders would own 22.6% of CIP(R) and that the merger is immediately accretive to existing CIP(R) shareholders, with increasing accretion as CPA(R):10 shareholders elect to receive the promissory note in lieu of CIP(R) common shares.

  COMPARABLE PUBLIC COMPANY ANALYSIS.

     A.G. Edwards compared certain financial information of CIP(R) with that of CPA(R):10 and a group of six selected publicly traded equity REITs. The analysis centered on comparing the adjusted appraised net asset value for both CIP(R) and CPA(R):10, which are reflected in the exchange ratio, with the values attributed to the selected public REITs in the liquid equity market. The group of selected public REITs included Alexandria Real Estate Equities (ticker symbol "ARE"), AMB Property Corp. (ticker symbol "AMB"), Equity Office Properties Trust (ticker symbol "EOP"), Cabot Industrial Trust (ticker symbol "CTR"), Lexington Corporate Properties Trust (ticker symbol "LXP") and HRPT Properties Trust (ticker symbol "HRP"). The financial information reviewed by A.G. Edwards included, among other things, the stock price for each of the public REITs, as well as the adjusted appraised NAV per share for both CIP(R) and CPA(R):10, as a multiple of estimated 2001 and 2002 funds from operations per share and funds available for distribution per share, and each company's enterprise value (defined as market value of common equity for the public REITs, or adjusted appraised NAV for CIP(R) and CPA(R):10, plus total debt less cash and cash equivalents) as a multiple of the last twelve months' net operating income and earnings before interest, taxes, depreciation and amortiza-tion. No company used in the comparable public company analysis is identical to CIP(R). A summary table is presented below:

                                                                      LOW END OF   HIGH END OF
                                                                        RANGE         RANGE
                                                                        AMONG         AMONG
                                                        MEDIAN OF       PUBLIC       PUBLIC
MULTIPLE                          CIP(R)   CPA(R):10   PUBLIC REITS     REITS         REITS
--------                          ------   ---------   ------------   ----------   -----------
2001E Funds From Operations per
  share.........................   12.1x      10.0x         8.6x          6.5x         12.1x
2001E Funds Available for
  Distribution per share........   12.2x      10.1x        11.0x          8.6x         13.0x
2002E Funds From Operations per
  share.........................   12.1x      10.3x         7.9x          6.2x         12.1x
2002E Funds Available for
  Distribution per share........   12.1x      10.4x         9.8x          7.3x         12.1x
Last twelve months' Net
  Operating Income..............   12.5x      10.8x        12.3x          9.1x         13.3x
Last twelve months' Earnings
  Before Interest, Taxes,
  Depreciation and
  Amortization..................   13.7x      12.1x        13.1x          9.7x         14.5x

     A.G. Edwards noted that CIP(R)'s multiples of estimated 2001 and 2002 funds from operations and funds available for distribution were higher than the other companies analyzed, including CPA(R):10. CPA(R):10's multiples of 2001 and 2002 funds from operations and 2002 funds available for distribution were higher than the mean and median of the public REITs.

 COMPARABLE PRECEDENT TRANSACTIONS ANALYSIS.

     A.G. Edwards reviewed publicly available information regarding four transactions completed since March 1999 involving the acquisition of publicly held equity REITs that own office and industrial properties, which are referred to as the "precedent transactions." A.G. Edwards reviewed certain financial measures for the precedent transactions, including the aggregate transaction value (defined as the value paid for the relevant target company's common equity on a fully diluted basis plus total debt, less cash and cash equivalents) as a multiple of last twelve months' net operating income and the equity value to last twelve months' funds from operations. For the transaction value to last twelve months' net operating income, the precedent transaction multiples ranged from a low of 10.6 times to a high of 14.7 times with a median of 13.3 times compared to 10.8 times for CPA(R):10. For equity value to last twelve months' funds from operations, the precedent transaction multiples ranged from a low of
10.4 times to a high of 13.3 times with a median of 11.8 times compared to 10.0 times for CPA(R):10. No transaction used in the comparable precedent transactions analysis is identical to the proposed merger. A.G. Edwards noted that CPA(R):10's multiples for these measures were below the medians of the corresponding multiples paid in the precedent transactions.

     The foregoing summary does not purport to be a complete description of all the analyses performed by A.G. Edwards in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In rendering its opinion, A.G. Edwards applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the A.G. Edwards opinion. In addition, A.G. Edwards may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be A.G. Edwards' view of the actual value of CIP(R) and CPA(R):10. In performing its analyses, A.G. Edwards made numerous assumptions with respect to the real estate industry, general business and economic conditions, government regulations and other matters, which are beyond the control of CIP(R) and CPA(R):10. The assumptions made and judgments applied by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the A.G. Edwards opinion itself. Any estimates contained in this analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. A.G. Edwards does not assume responsibility if future results are different from those projected. The analyses performed were prepared solely as part of A.G. Edwards' analysis of the fairness of the merger consideration, from a financial point of view, to the holders of CIP(R) common shares and were conducted in connection with the delivery of A.G. Edwards' opinion. The analyses do not purport to be appraisals or to reflect the prices at which CIP(R) or CPA(R):10 might actually be sold. As described above under "-- Background of the Merger," A.G. Edwards' opinion to the CIP(R) board's special committee was one of many factors taken into consideration by the CIP(R) board in making its determination to approve and adopt the merger agreement.


     A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. A.G. Edwards is not aware of any present or contemplated relationship between A.G. Edwards, W. P. Carey, CIP(R), CPA(R):10 or Carey Asset Management, or any of their affiliates, directors, officers or shareholders, which in our opinion would affect its ability to render a fair and independent opinion in this matter.


     For its services in delivering its fairness opinion, A.G. Edwards will receive from CIP(R) a fee of $350,000 with reimbursement for its reasonable out-of-pocket expenses. CIP(R) has agreed to indemnify A.G. Edwards and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling A.G. Edwards or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to A.G. Edwards' engagement.

                   OPINION OF FINANCIAL ADVISOR TO CPA(R):10


     A special committee of CPA(R):10's board retained Legg Mason Wood Walker, Incorporated to issue an opinion as to the fairness, from a financial point of view, of the merger consideration to the holders of CPA(R):10 common stock. The special committee selected Legg Mason based on Legg Mason's qualifications, expertise, reputation and its knowledge of CPA(R):10's business and affairs. At the meeting of the special committee on November 5, 2001, Legg Mason rendered its oral opinion, which it subsequently confirmed in writing, that, as of November 2, 2001, and subject to and based on the considerations in its opinion, the merger consideration to be received by CPA(R):10's stockholders is fair from a financial point of view.



     The full text of Legg Mason's opinion, dated as of November 2, 2001, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Legg Mason, is attached as Appendix C to this prospectus. We urge you to read this opinion in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion.


     Legg Mason's opinion, which was directed to the special committee, addresses only the fairness, from a financial point of view, of the consideration to be received by holders of CPA(R):10 common stock pursuant to the merger agreement, and does not address any other aspect of the transaction. In particular, Legg Mason's opinion does not address CPA(R):10's underlying business decision to effect the merger or constitute a recommendation to any of CPA(R):10's stockholders as to how they should vote on the merger or which form of consideration they should elect to receive. Legg Mason was neither asked by the special committee to, nor otherwise did it, offer any opinion as to the material terms of the merger agreement or the appropriateness of the form of the merger consideration. Furthermore, Legg Mason expressed no opinion as to the prices at which securities issued pursuant to the merger agreement will trade in the future. In rendering its opinion, Legg Mason assumed that both CPA(R):10 and CIP(R) will comply with all the material terms of the merger agreement and that all conditions to the merger will be satisfied.

     In arriving at its opinion, Legg Mason, among other things:

     - reviewed and analyzed draft copies of the merger agreement;

     - reviewed and analyzed the audited financial statements and the related filings on forms 10-Q and 10-K of CIP(R) for the year ended December 31, 2000, for the three months ended March 31, 2001, and for the six months ended June 30, 2001;

     - reviewed and analyzed the audited financial statements and the related filings on forms 10-Q and 10-K of CPA(R):10 for the year ended December 31, 2000, for the three months ended March 31, 2001, and the six months ended June 30, 2001;

     - reviewed and analyzed internal information concerning the business and operations of CPA(R):10 furnished to Legg Mason by management of CPA(R):10, including cash flow projections and operating budgets;

     - reviewed and analyzed internal information concerning the business and operations of CIP(R) furnished to Legg Mason by management of CIP(R), including cash flow projections and operating budgets;

     - reviewed and analyzed publicly available financial data and operating statistics relating to CIP(R) and CPA(R):10 and compared them with similar information of selected public companies that Legg Mason deemed relevant to its inquiry;

     - reviewed the net asset valuation assigned to CIP(R) and CPA(R):10 by the appraiser based on the discounted value of their share of projected property cash flows;

     - held meetings and discussions with directors, officers and employees of CIP(R) and CPA(R):10 concerning the operations, financial condition and future prospects of CIP(R) and CPA(R):10, and

     - conducted other financial studies, analyses and investigations and considered other information as Legg Mason deemed appropriate.

     In connection with its review, Legg Mason did not assume any responsibility for independent verification of any of the information reviewed by it for the purpose of its opinion and, with the special committee's consent, relied on such information being complete and accurate in all material respects. In addition, Legg Mason did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of CPA(R):10 or CIP(R). With respect to the financial forecasts and estimates referred to above, Legg Mason assumed, at the special committee's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of CPA(R):10's and CIP(R)'s management, as applicable, as to the future performance of CPA(R):10 and CIP(R), respectively. Legg Mason's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     The following is a summary of the material financial analyses performed by Legg Mason in connection with its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Legg Mason employed in reaching its conclusions.

METHODOLOGIES

     In reaching its conclusions, Legg Mason employed three valuation methodologies. These methodologies were:

     - comparable company analysis of funds from operations multiples for both 2001 and 2002;

     - dividend discount analysis; and

     - discounted cash flow analysis.

     In evaluating the promissory note consideration, Legg Mason utilized the discounted cash flow analysis. The results of each of these analyses are described in detail in the following paragraphs.

  RESULTS OF ANALYSES

     Legg Mason employed the methodologies listed above to estimate a range of values for a share of common stock of each of CPA(R):10 and CIP(R). Legg Mason then calculated a range of implied exchange ratios based on these values in order to test the fairness of the share consideration. The low end of the range of implied exchange ratios was calculated by dividing the low end of the CPA(R):10 common stock value range by the high end of the CIP(R) common stock value range. The high end of the range of implied exchange ratios was calculated by dividing the high end of the CPA(R):10 common stock value range by the low end of the CIP(R) common stock value range. The range of implied exchange ratios resulting from this analysis was between 0.7083 and 0.9988. The exchange ratio in the merger for the stock consideration is 0.8445.

     Legg Mason then used a discounted cash flow analysis to estimate the value of the promissory note consideration. This resulted in an estimated value of the promissory note consideration per share of CPA(R):10 common stock which was fair from a financial point of view.

  COMPARABLE COMPANIES ANALYSIS

     Legg Mason estimated CPA(R):10's per share value of common stock using management's projections of CPA(R):10's 2001 and 2002 funds from operations and by examining the funds from operations price multiples of 2001 and 2002 projected funds from operations for each of the following companies, as estimated by Legg Mason Research or First Call Corporation:

     - Hospitality Properties Trust;

     - Getty Realty Corp.;

     - Lexington Corporate Properties Trust;

     - Commercial Net Lease Realty, Inc.; and

     - Captec Net Lease Realty, Inc.

     Legg Mason selected the comparable companies based upon, among other factors, the size, tenant-mix and business lines of the comparable companies as compared to those of CPA(R):10. Legg Mason arrived at a range of comparable company funds from operations multiples by first dividing each comparable company's share price, using closing share prices as of November 2, 2001, by 2001 and 2002 funds from operations per share estimates from Legg Mason Wood Walker, Incorporated Equity Research or from First Call Corporation and then assigning a relative weight to each multiple based upon, among other factors, the size, credit quality and tenant mix of the comparable companies as compared to those of CPA(R):10. Based on this analysis Legg Mason derived a range of 2001 funds from operations multiples from 7.5x to 8.5x and a range of 2002 funds from operations multiples from 7.0x to 8.0x.

     Legg Mason estimated CIP(R)'s per share value of common stock using management's projections of CIP(R)'s 2001 and 2002 funds from operations by examining the funds from operations price multiples of 2001 and 2002 projected funds from operations for each of the following companies, as estimated by Legg Mason Research or First Call Corporation:

     - Getty Realty Corp.;

     - Lexington Corporate Properties Trust;

     - Commercial Net Lease Realty, Inc.;

     - Captec Net Lease Realty, Inc.; and

     - Realty Income Corporation.

     Legg Mason selected the comparable companies based upon, among other factors, the size, tenant-mix and business lines of the comparable companies as compared to those of CIP(R). Legg Mason arrived at a range of comparable company funds from operations multiples by first dividing each comparable company's share price, using closing share prices as of November 2, 2001, by 2001 and 2002 funds from operations per share estimates from Legg Mason Equity Research or First Call Corporation and then assigning a relative weight to each multiple based upon, among other factors, the size, credit quality and tenant mix of the comparable companies as compared to those of CIP(R). Based upon these calculations Legg Mason derived a range of 2001 funds from operations multiples from 8.5x to 9.5x and a range of 2002 funds from operations multiples from 8.2x to 9.2x.

     The multiples obtained above were then multiplied by the projected funds from operations for both CIP(R) and CPA(R):10 for each of 2001 and 2002, yielding an implied range of exchange ratios of 0.7500 to 1.0204.

  DIVIDEND DISCOUNT ANALYSIS

     Legg Mason calculated projected dividends for CPA(R):10 for 2002 through 2006 using management's financial projections and assuming that dividends would equal all of the cash available for distribution in each year. Legg Mason then discounted the projected yearly dividends to January 1, 2002 using discount rates of 11.4% to 13.4%. These discount rates equal the 10-year Treasury rate plus a risk premium. This risk premium was based upon, among other factors, the size, credit-quality, tenant-mix and lines of business of CPA(R):10. Legg Mason then calculated a terminal value for CPA(R):10 at the end of 2006 by applying terminal multiples of 9.7x, 10.7x and 12.0x to the projected 2006 dividend. The terminal multiples were calculated by dividing one by the difference between the discount rate and the assumed dividend growth rate for CPA(R):10.

     Legg Mason calculated projected dividends for CIP(R) for 2002 through 2006 using management's financial projections and assuming that dividends would equal all of the cash available for distribution in each year. Legg Mason then discounted the projected yearly dividends to January 1, 2002 using discount rates of 10.4% to 12.4%. These discount rates equal the 10-year treasury rate plus a risk premium. This risk premium was based upon, among other factors, the size, credit-quality, tenant-mix and lines of business of CIP(R). Legg Mason then calculated a terminal value for CIP(R) at the end of 2006 by applying terminal multiples of 10.7x, 12.0x and 13.6x to the projected 2006 dividend. The terminal multiples were calculated by dividing one by the difference between the discount rate and the assumed dividend growth rate.

     Legg Mason then added the discounted yearly dividends and terminal value for each of CPA(R):10 and CIP(R). This yielded a range of implied exchange ratios of 0.6376 and 0.9914.

  DISCOUNTED CASH FLOW ANALYSIS

     Legg Mason calculated CPA(R):10's projected yearly free cash flow to equity holders using management's financial projections. Legg Mason then calculated a terminal value for CPA(R):10 at the end of 2006 by applying terminal multiples of 8.0x to 9.0x to CPA(R):10 management's projected 2006 funds from operations. Legg Mason then discounted the terminal values and the projected free cash flows to January 1, 2002 using discount rates of 12.0% to 16.0%. These discount rates are based on an estimated cost of equity for CPA(R):10. Legg Mason estimated the cost of equity for CPA(R):10 based upon, among other factors, the risk free interest rate as well as the size, credit-quality, tenant mix and lines of business of CPA(R):10.

     Legg Mason calculated CIP(R)'s projected yearly free cash flow to equity holders using management's financial projections. Legg Mason then calculated a terminal value for CIP(R) at the end of 2006 by applying terminal multiples of 9.0x to l0.0x to CIP(R) management's projected 2006 funds from operations. Legg Mason then discounted the terminal values and the projected free cash flows to January 1, 2002 using discount rates of 11.5% to 15.5%. These discount rates are based on an estimated cost of equity for CIP(R). Legg Mason estimated the cost of equity for CIP(R) based upon, among other factors, the risk free interest rate as well as the size, credit-quality, tenant mix and lines of business of CIP(R).

     Legg Mason then added the discounted yearly free cash flows and terminal values to arrive at a total equity value for each of CPA(R):10 and CIP(R), which was then divided by management's projected weighted average common shares outstanding as of December 31, 2001 for CPA(R):10 and CIP(R), respectively. This yielded a range of implied exchange ratios of 0.6572 to 1.0203.

PROMISSORY NOTE CONSIDERATION VALUATION ESTIMATE

     Using the terms of the promissory note consideration, Legg Mason calculated the present value of the promissory note consideration as of January 1, 2002. In this calculation, Legg Mason discounted the projected interest payments and one-time, lump sum principal payment (which was assumed to occur at the maturity of the note) to January 1, 2002, at discount rates of 7.4% to 9.4%, which represent the 3-year Treasury rate plus a spread to reflect the risks of an investment in the debt. The analysis derived a value that is fair from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Legg Mason considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Legg Mason believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Legg Mason may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described above should not be taken to be Legg Mason's view of the actual value of CIP(R) or CPA(R):10.

     Legg Mason's opinion is based upon numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CIP(R) and CPA(R):10. Any estimates contained in Legg Mason's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Legg Mason's analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of CPA(R):10 common stock pursuant to the merger agreement and were conducted in connection with the delivery by Legg Mason of its opinion to the special committee. Legg Mason's analyses do not purport to be appraisals or to reflect the prices at which shares of stock might actually trade. The consideration to be paid by CIP(R) in the merger was determined through negotiations and was approved by the special committee. Legg Mason did not recommend any specific consideration to CPA(R):10 or suggest that any given consideration constituted the only appropriate consideration for the merger.

     Legg Mason's opinion was one of the many factors taken into consideration by the special committee and CPA(R):10's board of directors in making its determination to approve the merger. Legg Mason's analyses summarized above should not be viewed as determinative of the opinion of the special committee or CPA(R):10's board of directors with respect to the value of CPA(R):10 or of whether the special committee or CPA(R):10's board of directors would have been willing to agree to a different form of consideration.


     Legg Mason is a nationally recognized investment banking and advisory firm. Legg Mason, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Legg Mason may from time to time trade in the securities or indebtedness of CPA(R):10 and CIP(R) for its own account, the accounts of investment funds and other clients under the management of Legg Mason and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness. Legg Mason is not aware of any present or contemplated relationship between Legg Mason, W. P. Carey, CIP(R), CPA(R):10 or Carey Asset Management, or any of their affiliates, directors, officers or shareholders, which in our opinion would affect its ability to render a fair and independent opinion in this matter.


     CPA(R):10 has agreed to pay Legg Mason a fee of $350,000 in connection with the issuance of its opinion. CPA(R):10 also has agreed to reimburse Legg Mason for its expenses incurred in performing its services and to indemnify Legg Mason and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Legg Mason or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Legg Mason's engagement and any related transactions.

                  APPRAISAL OF CIP(R)'S AND CPA(R):10'S ASSETS

     In reports dated June 12, 2001, a nationally recognized big five accounting firm appraised the market value of the CIP(R) and CPA(R):10 portfolios on a "debt-in-place" basis as of June 1, 2001. A "debt-in-place" analysis projects cash flows from the properties on an after debt basis by subtracting the principal and interest payments due under the terms of existing mortgage debt obligations from scheduled rent payments. In their valuation methodology and approach they considered three basic approaches to value: cost, income and market; however they relied exclusively on the income approach in determining portfolio value.

     The appraiser's reports set forth, among other things, assumptions made, procedures followed, matters considered and limitations of the scope of the review undertaken by the appraiser in rendering its report. The appraiser's reports were directed to the CIP(R) and CPA(R):10 special committees and the CIP(R) and CPA(R):10 boards. The summary of the appraiser's reports as set forth in this prospectus is qualified in its entirety by reference to the full text of such reports.

     The appraiser assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information reviewed by it for purposes of its report. The appraiser was not engaged to, and therefore did not, verify the accuracy or completeness of such information. It was informed and assumed, without independent verification, that the financial information supplied to, discussed with or otherwise made available to them reflected the best currently available estimates and judgment of the management of W. P. Carey & Co, CIP(R) and CPA(R):10.

     The appraiser's report is necessarily based on economic, market and other conditions as in effect on, and the information made available to the appraiser as of the date of the report. In arriving at its appraisal, the appraiser was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition or other transaction relating to any specific properties.

     The CIP(R) portfolio is comprised of 53 net leases which cover 92 properties, one multi-tenanted property, and two currently unleased properties for a total of 95 real estate assets. These properties are located throughout the United States, plus two properties are located in England, and one land parcel is located in France. These properties were acquired by CIP(R) from 1991 through 2001. The CPA(R):10 portfolio is comprised of 24 net leases, which cover 48 properties and two currently unleased properties for a total of 50 real estate assets located throughout the United States. They were acquired by CPA(R):10 from 1990 through 2001.

     Market value as determined by the appraiser means the most probable price which the CIP(R) and CPA(R):10 portfolios should bring in a competitive and open market under all conditions requisite to a fair sale, the buyers and sellers each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. The market value for these purposes represents the consideration for the CIP(R) and CPA(R):10 portfolios sold subject to financing in place, but unaffected by sales concessions granted by anyone associated with the sale.

PROCEDURES PERFORMED AND OBSERVATIONS

     In order to estimate the market value of the CIP(R) and CPA(R):10 portfolios the appraisers prepared individual property cash flows. They obtained property information from W. P. Carey & Co. which typically included property leases and lease abstracts, promissory notes and note abstracts, and tenant sales data, where applicable. The information was reviewed in order to identify any property specific issues that might affect the value of the assets. They considered property issues including among other things, rental rates, lease expirations and extensions, purchase options and management fee calculations. Specifically the appraiser used the following procedures and methodology:


          (1) Certain leases call for the payment of additional rent based on sales volume. Historically, the only tenants to reach sales breakpoints within the cashflow projection period, as established by the respective leases, are KMart (owned by CPA(R):10), Marriott and Wal-Mart (both jointly owned by CIP(R) and CPA(R):10). The appraisal was conducted as of June 1, 2001, prior to KMart's filing for bankruptcy, and has not been adjusted to give effect to the bankruptcy. For purposes of estimating annual sales volume, the following growth rates, which are consistent with prior years, were assumed:


     Assumed growth rates utilized for annual sales volumes:


     - KMart -- 3.0 percent annual sales growth rate;


     - Wal-Mart -- 4.0 percent annual sales growth rate;

     - Marriott Hotels -- 4.0 percent annual revenue growth rate;

     - All other retail sales were grown at an annual rate 2.0 percent; however, no tenants achieved the sales breakpoint.

          (2) The appraiser abstracted mortgage notes (excluding Marriott) and modeled and forecasted debt service obligations for each property.

          (3) Variable rate debt projections for the analysis were based on 10-year market index averages (12/31/90 to 4/30/01).

          (4) A sample of 32 properties for the CIP(R) portfolio and 16 properties for the CPA(R):10 portfolio was selected by the appraisers and approved by W. P. Carey & Co. for site visits.

          (5) During each site inspection for office and industrial properties, the appraisers interviewed the property representative (property manager, general manager, and/or the building engineer) in order to obtain information, where available, to help gain an understanding of the market, property positioning, and to ascertain tenant plans as to future renewal. Retail property inspections were conducted without management representatives.

          (6) For properties with lease expirations before May 31, 2001, the appraisers obtained data through publications of national surveys and contacted local brokers to determine current market conditions. Information gathered included market occupancy and the availability of comparable properties, renewal probabilities, estimated downtime, typical lease term, market lease rates, rental concessions, estimated carrying costs, estimated tenant improvements, and estimated leasing commissions.

     Individual property cash flows were then consolidated into a single portfolio cash flow, stratified into seven risk tranches, six of which were based upon W. P. Carey & Co.'s review of the credit worthiness of the tenant or lease guarantor, and the seventh consisting of the vacant properties. The long term nature of most of the leases allows each property's rental payments to be treated similar to a bond payment, with the yield determined by the creditworthiness of the tenant guaranteeing the rental payments, adjusted for items of illiquidity, management burdens, and lack of marketability.

     The residual value for each tranche was calculated by capitalizing net operating income during the fiscal year ending May 31, 2012 by an appropriate blended terminal capitalization rate. The blend refers to a combination of a real estate specific terminal capitalization rate and bond rate. The real estate terminal capitalization rates were based on property type and location. The individual real estate rates were then weighted based on the contribution of each property's first year cash flow after debt service, with the exception of vacant properties which were based on the contribution of the property's first stabilized year cash flow after debt service, to the tranche's cash flow to arrive at a weighted tranche rate. The bond rates were tied to the guarantor's creditworthiness and corresponded to the tenant's respective tranche.

     The final capitalization rate was the weighted average tranche real estate terminal capitalization rate and the bond rate blended based on the weighted average remaining lease term of the respective tranche.

Similarly, discount rates for residual values were determined utilizing the same blend methodology. The appraisers assumed that leases with a remaining term of more than six years beyond the 10 year holding period (2011), would be sold based upon the cash stream generated by the tenant in place, as opposed to the underlying real estate. The opposite would be true for leases with less than two years remaining beyond the 10 year holding period (2011). In order to address this issue, the appraiser developed a matrix to calculate discount and terminal capitalization rates, as follows:

REMAINING TERM AS OF 5/31/2011                             BOND RATES    REAL ESTATE RATES
------------------------------                             ----------    -----------------
More than 6 years........................................     100%                0%
4 - 6 years..............................................      67%               33%
2 - 4 years..............................................      33%               67%
0 - 2 years..............................................       0%              100%

     - The consolidated 10-year cash flow utilizes the discounted cash flow technique and is based on the sum of: (i) the present value of operating cash flows after debt service; and (ii) net sales proceeds from sale of the portfolio at the end of the holding period. Net sales proceeds is defined as 2011 net operating income divided by the concluded terminal capitalization rate, less a 3.0 percent cost of sale, less the remaining principal balance on all outstanding debt as of May 31, 2011 (assumed date of sale).

     - Although the net cash flow after debt service is discounted to present value based on the tenant's creditworthiness, and other factors, a separate discount rate is applied towards residual proceeds received at year end 2011, in order to capture a blended value of the underlying real estate and the value of the cash stream of the tenant in place (see matrix above). National and regional discount rates were compiled using national surveys such as Korpacz, Real Estate Research Corporation, and Viewpoint and adjusted based on property specific and/or tenant specific.

     - The portfolios were stratified based upon credit worthiness of the tenant and/or lease guarantor. A separate tranche (the seventh tranche as previously noted) accounts for vacant properties and is based upon the results of market inquiry and information provided by W. P. Carey & Co. The appraisers reviewed Standard and Poor's Ratings, when available, for all guarantors or tenants in the portfolios. In addition, they attempted to match interest rates on comparable publicly traded debt with similar duration. A 150 basis point adjustment was added to the concluded bond rate for each tranche for illiquidity, marketability, management risks, lease options and overall market conditions.

     - In instances where Standard & Poor's and/or public debt was not found, the appraisers performed certain financial calculations based on the information included in CIP(R) or CPA(R):10's financial statements and compared them to similar industry securities with adjustment based on various financial ratios such as debt to equity, earnings as a percentage of sales and debt to earning. Once the ratios were established, the cash flow generated from that tenant was placed in the corresponding tranche.
       W. P. Carey & Co. reviewed the results of the tranching analysis for these companies. They did not note any unusual ratings or rating inconsistent with their knowledge of the guarantor's financial condition or their performance under the lease obligations.

     Calculation of the CIP(R) and CPA(R):10 portfolio values were determined by summing the present value of the cash flows and net residual values from the seven tranches plus adding the CIP(R) and CPA(R):10 obligations relating to the outstanding debt for each property as of June 1, 2001. A minority interest discount of 10% to the net present value was made for lack of control of any property where the CIP(R) or CPA(R):10 ownership interest was 50% or less.

     The foregoing summary does not purport to be a complete description of all the analyses performed by the appraiser in arriving at its appraisal. The preparation of a valuation report is a complex process and is not susceptible to partial analysis or summary description. In rendering its report the appraiser applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the appraiser's report. In addition, the appraiser may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be the appraiser's view of the actual value of CIP(R) and CPA(R):10. In performing its analyses, the appraiser made numerous assumptions with respect to the real estate industry, general business and economic conditions, government regulations and other matters, which are beyond the control of CIP(R) and CPA(R):10. The assumptions made and judgments applied by the appraiser in rendering its report are not readily susceptible to description beyond that set forth in the written text of the appraiser's report itself. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

     The appraiser's report to the CIP(R) and CPA(R):10 boards' special committees was one of many factors taken into consideration by them in making their determination to approve and adopt the merger agreement. The resulting appraisals were adjusted to account for non-real estate assets and liabilities and were then compared to obtain the exchange ratio of the CIP(R) common stock for CPA(R):10 common stock.

                             CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationship between CPA(R):10 and CIP(R). We have recognized these conflicts and the need to independently determine that the merger is in the best interest of the shareholders of both CPA(R):10 and CIP(R), and have therefore engaged an independent appraiser to independently determine the market value of the CPA(R):10 and CIP(R) portfolios as of June 1, 2001. Certain conflicts of interest are summarized below. In considering the recommendation of the CPA(R):10 board of directors to approve the merger and the merger agreement, shareholders of CPA(R):10 should be aware that conflicts of interest exist because certain members of CPA(R):10's board and management have certain interests in the merger that are separate from the interests of the shareholders of CPA(R):10 generally. The members of the CPA(R):10 board (including its independent directors) knew about these additional interests, and considered them, when they unanimously approved the merger. Certain of these interests are set forth below.

COMMON MANAGEMENT

     W. P. Carey & Co. LLC serves as the advisor for both CPA(R):10 and CIP(R). Wm. Polk Carey serves as the Chairman of the Board and Chief Executive Officer of both CPA(R):10 and CIP(R). Three directors serve on the boards of both companies. George Stoddard and Wm. Polk Carey, who are each directors of CPA(R):10 and CIP(R), are also directors of W. P. Carey & Co. LLC.

     The directors of each of CPA(R):10 and CIP(R) have an independent obligation to ensure that the participation in the merger of each individual company on whose board they serve is fair and equitable, considering all factors unique to each company and without regard to whether the merger is fair and equitable to the other company. The directors have sought to discharge faithfully this obligation to each of the companies, but you should bear in mind that three of the directors serve in a similar capacity with respect to both CPA(R):10 and CIP(R), and that the remaining directors serve in a similar capacity with respect to other entities which are affiliates of CPA(R):10, CIP(R) and W. P. Carey & Co. LLC. If each of CPA(R):10 and CIP(R) had separate directors who did not serve in a similar capacity for both companies or their affiliates, these directors would have had a totally independent perspective (not affected by a consideration of the interests of the other company or any affiliate) which might have led them to advocate positions during the negotiations and structuring of the merger different from those taken by the directors.

LACK OF INDEPENDENT REPRESENTATION OF SHAREHOLDERS

     While our financial advisor has provided us with a fairness opinion regarding the merger, we have not retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the merger. An independent representative was not engaged because we believe that the directors of CPA(R):10 and CIP(R) can fairly represent the interests of the shareholders and because, if an independent representative had been retained for the CPA(R):10 and CIP(R) shareholders, either collectively or for each company's shareholders, the fees and expenses of the merger would have been higher. No group of shareholders was empowered to safeguard the rights and interests of the shareholders. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the shareholders. The directors and the management of W. P. Carey & Co. LLC have been the parties responsible for structuring all the terms and conditions of the merger. Legal counsel engaged to assist with the preparation of the documentation for the merger, including this joint proxy statement/prospectus, was engaged by CPA(R):10 and CIP(R) and did not serve, or purport to serve, as legal counsel for the shareholders of CPA(R):10 or CIP(R). If another representative or representatives had been retained for the shareholders, the terms of the merger might have been different and, possibly, more favorable to the shareholders.

     While separate and independent representatives were not engaged to represent the interests of CPA(R):10 and CIP(R) in structuring the merger, we believe the procedures used to protect the financial interests of the shareholders are fair. For example, we agreed that the exchange ratio would be determined based upon the respective asset values in the portfolios of CPA(R):10 and CIP(R). Recognizing the inherent conflict of interest in having the directors establish these numbers independently (without active involvement from persons not having a financial interest in the merger), we engaged the independent appraiser to value the real estate portfolios owned by CPA(R):10 and CIP(R). See "Appraisals of CPA(R):10's and CIP(R)'s Assets and Fairness Opinion."

FIDUCIARY DUTIES OF DIRECTORS


     The directors of CPA(R):10 and CIP(R) have fiduciary duties to the companies on whose board they sit, and to the shareholders of those companies. The directors, in handling the affairs of CPA(R):10 and CIP(R), are expected to exercise good faith, care and prudence and to act with a duty of loyalty to the shareholders. Under these fiduciary duties, the directors are obligated to ensure that CPA(R):10 and CIP(R) are treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of Directors being opposed to, or not totally in line with, the interests of the shareholders. Accordingly, the directors of CPA(R):10 and CIP(R) are required to assess whether the merger is fair and equitable, taking into account the unique characteristics CPA(R):10 and CIP(R) and each company's objectives with respect to the timing and manner of the liquidation of each company.


SHARE OWNERSHIP OF AFFILIATE

     Carey Asset Management, an affiliate of W. P. Carey & Co. LLC, the advisor to both CPA(R):10 and CIP(R), owns 20,000 shares of CPA(R):10 common stock and 232,141 shares of CIP(R) common stock.

COMPETITION WITH W. P. CAREY & CO. LLC AND ITS AFFILIATES IN THE SALE, LEASE AND OPERATION OF PROPERTIES

     W. P. Carey & Co. LLC, the advisor to both CPA(R):10 and CIP(R), and its affiliates currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are similar to those of CPA(R):10 and CIP(R). In addition, such entities expect to manage or advise, directly or through affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with CIP(R) after the merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties.

     The directors and officers of CIP(R) immediately prior to the effective time will continue to be the directors and officers of CIP(R) after the merger. During 2000, the directors of CIP(R) as a group received fees of $45,750. Wm. Polk Carey and George E. Stoddard did not receive compensation for serving as directors.

                              THE MERGER AGREEMENT


     The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A and is incorporated by reference in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to the merger agreement. We urge all shareholders of CIP(R) and shareholders of CPA(R):10 to read the merger agreement in its entirety.

THE MERGER

     The merger agreement provides that CPA(R):10 will be merged into CIP(R). At the effective time of the merger, CIP(R) will continue as the surviving corporation in accordance with the Maryland General Corporation Law. At the effective time of the merger, all the rights and property of CPA(R):10 before the merger will vest in CIP(R), and all of the debts and liabilities of CPA(R):10 before the merger will become the debts and liabilities of CIP(R).

SPECIAL DIVIDEND AND ACCRUED FEES

     If CPA(R):10's shareholders approve the merger, then CPA(R):10 will pay a special dividend to its shareholders prior to the consummation of the merger. The special dividend of $0.34 per share of CPA(R):10 common stock will be paid to all holders of CPA(R):10 common stock immediately prior to the merger.

     Upon consummation of the merger, CPA(R):10 will pay to its advisor a previously accrued disposition fee in connection with prior property dispositions. See the pro forma financial statements attached to this joint proxy statement/prospectus for more detail.

CLOSING AND EFFECTIVE TIME OF THE MERGER


     The merger agreement provides that the closing of the merger will take place as soon as possible after the last of all of the merger agreement conditions have been satisfied, but in no event later than 11:59 p.m., Eastern Time, on June 30, 2002, or at such other time and date as CIP(R) and CPA(R):10 agree.


     The merger will become effective immediately upon the date stamped by the Secretary of State of the State of Maryland on the Articles of Merger.

CONVERSION OF SECURITIES

     At the effective time of the merger, generally, each issued and outstanding share of CPA(R):10 common stock will be converted into either the right to receive 0.8445 of a share of CIP(R) common stock, or a promissory note for $11.23, an amount equal to the net asset value per share of such shares held by the stockholder electing to receive the promissory note. Objecting shares, which are discussed below, and shares of common stock of CPA(R):10 held in the treasury of CPA(R):10 or owned by any wholly owned subsidiary of CPA(R):10 or by CIP(R) or its subsidiaries, will not be converted and will be canceled. As of the effective time of the merger, each share of CPA(R):10 common stock will be canceled and retired. The election to receive promissory notes is available only to CPA(R):10 shareholders of record on or before December 13, 2001. Shareholders of CPA(R):10 who become shareholders of record after December 13, 2001 will only receive CIP(R) common stock.

     Shares of CPA(R):10 common stock which are objecting shares, as defined in Subtitle 2 of Title 3 of the Maryland General Corporation Law, will not be converted into or represent a right to receive any shares of CIP(R) common stock, but the holders thereof will be entitled only to such rights as are granted by the Maryland General Corporation Law.

     CIP(R) may, in its discretion, pay cash for fractional shares of its common stock in the merger. Cash will be paid to CPA(R):10 shareholders who would otherwise receive fractional shares of CIP(R) if their number of shares of CPA(R):10 common stock exchanged in the merger, when multiplied by the exchange ratio, does not equal a round number of shares of CIP(R) common stock.

UNCERTIFICATED SHARES; TRANSFER BOOKS

     CIP(R), like CPA(R):10, does not issue share certificates. CIP(R) shares issued in the merger will be held in "uncertificated" form. Transfers of CIP(R) shares can be made simply by mailing a duly executed stock power to CIP(R). Upon issuance of the CIP(R) shares in the merger, CIP(R) will send each former CPA(R):10 shareholder who receives CIP(R) shares in the merger a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

     Upon effectiveness of the merger, the transfer books of CIP(R) will be updated to include the holders of CPA(R):10 shares who elect to receive shares of CIP(R) common stock in the merger. Upon the completion of the merger, there will be no further registration of transfers of shares of CPA(R):10 common stock on the records of CPA(R):10.

REPRESENTATIONS AND WARRANTIES

     CIP(R) and CPA(R):10 have made representations and warranties in the merger agreement, many of which are qualified as to materiality or subject to matters disclosed by the parties, and none of which survive the completion of the merger, relating to, among other things:

     - their due organization and qualification;

     - the authorization, execution, delivery and enforceability of the merger agreement and related matters;

     - their capital structures;

     - their subsidiaries and their interests and investments in other companies;

     - that the transactions will not result in a violation of CPA(R):10's or CIP(R)'s organizational documents or the organizational documents of any of their subsidiaries, contracts to which CIP(R) or CPA(R):10 is a party, or violate any law, rule or regulation;

     - consents and regulatory approvals necessary to complete the merger;

     - compliance with laws, required licenses and permits;

     - the accuracy of information contained in documents and financial statements filed with the SEC;

     - the absence of undisclosed liabilities;

     - the absence of adverse changes or events;

     - litigation;

     - taxes and tax returns;

     - employee benefit plans;

     - properties;

     - contracts;

     - environmental matters;

     - brokers and finders' fees;

     - insurance; and

     - the absence of material adverse effects.

COVENANTS

     CIP(R) and CPA(R):10 have agreed that, until completion of the merger, each company will do the following:

     - Each party will notify the other party of any communication from any person alleging that such person's consent is or may be required in connection with completion of the merger, any notice from a governmental or regulatory authority in connection with the merger, or any actions or proceedings against CPA(R):10 that would impact consummation of the merger or disclosure under the merger agreement.

     - Each party has agreed to keep the confidential information of the other party confidential, and to return all confidential information of the other party if the merger is not completed.

     - Each party has agreed to use its best efforts to take all actions, execute all documents and agreements and cause to be done all things necessary under applicable laws and regulations to complete the merger.

     - CIP(R) and CPA(R):10 will cooperate with each other in determining whether any filings must be made or consents, approvals or waivers must be obtained from any person in order to complete the merger, and will cooperate in making such filings and obtaining such consents, approvals or waivers.

     - Each party has agreed to prepare and file all tax returns for all periods ending prior to completion of the merger, and to allow the other party to inspect and comment on those returns. CIP(R) and CPA(R):10 have also agreed to cooperate with each other in connection with the filing of such tax returns, and any audit or litigation that may arise out of them.

     - CIP(R) and CPA(R):10 have agreed to report the merger as a "reorganization" under the Internal Revenue Code, and intend to comply with any applicable tax reporting requirements as necessary to do so.

     During this period, CPA(R):10 has also agreed that it will make sufficient distributions to assure that it will qualify as a REIT for its tax year ending on the day before the closing date of the merger.

CONDITIONS TO OBLIGATIONS TO COMPLETE THE MERGER

     The respective obligations of CIP(R) and CPA(R):10 to complete the merger are subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

     - No person shall have instituted any proceeding challenging the merger agreement or the merger, or seeking to prohibit, alter, prevent or delay the merger with any court, arbitrator or government body, and which is still pending as of the closing.

     - CIP(R) and CPA(R):10 shall have obtained all actions or filings by any governmental body, agency or official which are needed to complete the merger.

     - The representations and warranties of each company contained in the merger agreement at the time of its execution and delivery and in any certificate or other writing delivered by the other party pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect on the company making the representation or warranty, shall be true at and as of the closing date of the merger, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on that company.

     Other conditions to the parties' obligations, which are generally traditional conditions in similar merger agreements, must be met in order to complete the merger. These conditions relate to such matters as the absence of legal or regulatory barriers to the merger, the delivery of acceptable legal opinions by and to each party, the delivery of all appropriate documentation, and proper corporate and shareholder authorization.

TERMINATION

     The merger agreement provides that prior to the completion of the merger, the merger agreement may be terminated:

     - By either party by mutual written consent;

     - By either party by giving written notice to the other party upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger that has become final and nonappealable;


     - By CPA(R):10 by giving written notice to CIP(R) if the closing shall not have occurred on or before June 30, 2002 by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CPA(R):10 of any representation, warranty or covenant contained in the merger agreement); and

     - By CIP(R) by giving written notice to CPA(R):10 if the closing shall not have occurred on or before June 30, 2002 by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CIP(R) of any representation, warranty or covenant contained in the merger agreement).


EFFECT OF TERMINATION

     If either party terminates the merger agreement in a manner described above, all obligations of CIP(R) and CPA(R):10 under the merger agreement shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of the merger agreement), except for ongoing confidentiality obligations.

EXTENSION AND WAIVER

     At any time prior the effective time of the merger, either party may (to the extent legally allowed):


     - extend the time for the performance of any of the obligations or other acts of the other party;


     - waive any inaccuracies in the representations and warranties made to such party in the merger agreement or in any document delivered pursuant thereto; and

     - waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

     Any agreement on the part of either to any extension or waiver described above shall be valid only if set forth in writing, and signed by the party agreeing to such extension or waiver.

MERGER EXPENSES

     CIP(R) and CPA(R):10 will each pay their own fees and expenses in connection with the merger.

AMENDMENT AND WAIVER

     CIP(R) and CPA(R):10 may amend the merger agreement at any time, in a written document signed by both parties. The terms or provisions of the merger agreement may be waived in a writing signed by one party if that party is entitled to the benefits of such waived term. After approval of the merger agreement by the CIP(R) stockholders and CPA(R):10 stockholders, no amendment may be made that by law requires further approval by the stockholders of CIP(R) or stockholders of CPA(R):10 without such further approval.

                           THE CIP(R) SPECIAL MEETING

DATE, TIME AND PLACE


     The special meeting of CIP(R) stockholders will be held at 11:00 a.m., local time, on April 16, 2002, at the Hilton New York, 1335 Avenue of the Americas, New York, NY.


PURPOSE

     The purpose of the CIP(R) special meeting is to consider and vote on the proposals to approve:

     - the merger of CPA(R):10 into CIP(R), with CIP(R) continuing as the surviving corporation; and

     - any other matters that are properly brought before the CIP(R) special meeting or any adjournment or postponement of the CIP(R) special meeting.

CIP(R) BOARD OF DIRECTORS' RECOMMENDATION

     The CIP(R) board, after careful consideration, has unanimously adopted a resolution approving the merger, and recommends a vote FOR approval of the CIP(R) merger proposal.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS


     The CIP(R) board has fixed the close of business on February 15, 2002 as the record date for the CIP(R) special meeting. Accordingly, only holders of record of shares of CIP(R) common stock on the record date are entitled to notice of, and to vote at, the CIP(R) special meeting. As of the record date, there were 22,196,696 outstanding shares of CIP(R) common stock held by approximately 8,558 holders of record. At the CIP(R) special meeting, each share of CIP(R) common stock will be entitled to one vote.


VOTE REQUIRED; QUORUM; SHARES BENEFICIALLY OWNED BY CIP(R) DIRECTORS AND
OFFICERS

     Approval of the CIP(R) merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of CIP(R) common stock outstanding as of the CIP(R) record date.

     The representation, in person or by properly executed proxy, of the holders of two-thirds of the shares of CIP(R) common stock entitled to vote at the CIP(R) special meeting is necessary to constitute a quorum at the CIP(R) special meeting. Shares of CIP(R) common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the CIP(R) special meeting. Abstentions will have the same effect as votes against approval of the CIP(R) merger proposal since this proposal requires the affirmative vote of two-thirds of the outstanding shares of CIP(R) common stock.


     As of the record date, CIP(R)'s directors and executive officers and their affiliates beneficially owned 9.4% of the votes represented by the outstanding shares of CIP(R) common stock. CIP(R)'s directors and executive officers have expressed their intent to vote their shares in favor of approval of the CIP(R) merger proposal.


VOTING OF PROXIES

     All shares of CIP(R) common stock that are entitled to vote and are represented at the CIP(R) special meeting by properly executed proxies, or proxies submitted by telephone, received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on proxies submitted in writing, such proxies will be voted for approval of the CIP(R) merger proposal.

     If a motion to adjourn the special meeting to another time or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their discretion, except that any shares which were voted against the CIP(R) merger proposal will not be voted in favor of the adjournment or postponement of the CIP(R) special meeting in order to solicit additional proxies.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

     - delivering to the secretary of CIP(R), at or before the vote is taken at the CIP(R) special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

     - signing a later-dated proxy relating to the same shares and delivering it to the secretary of CIP(R) before the vote is taken at the CIP(R) special meeting; or

     - attending the CIP(R) special meeting and voting in person, although attendance at the CIP(R) special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

     Proxies submitted by telephone or via the internet may only be revoked in writing in accordance with the above instructions.

     Any written notice of revocation or subsequent proxy should be sent to CIP(R), 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to the CIP(R) special meeting, or hand delivered to the Corporate Secretary of CIP(R) at or before the taking of the vote at the CIP(R) special meeting.

SOLICITATION OF PROXIES; EXPENSES


     All expenses of CIP(R)'s solicitation of proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus to CIP(R) stockholders, will be paid by CIP(R). In addition to solicitation by use of the mail, proxies may be solicited from CIP(R) stockholders by directors, officers and employees of CIP(R) in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Also, CIP(R) has retained the proxy solicitation services of Georgeson Shareholder Communications, Inc., which will be paid a fee of approximately $50,000 to contact and solicit proxies from CIP(R) stockholders. If necessary, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to any beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CIP(R) will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.


                         THE CPA(R):10 SPECIAL MEETING

DATE, TIME AND PLACE


     The special meeting of CPA(R):10 stockholders will be held at 10:00 a.m., local time, on April 16, 2002, at the Hilton New York, 1335 Avenue of the Americas, New York, NY.


PURPOSE

     The purpose of the CPA(R):10 special meeting is to consider and vote on the proposals to approve:

     - the merger of CPA(R):10 into CIP(R), with CIP(R) continuing as the surviving corporation; and

     - any other matters that are properly brought before the CPA(R):10 special meeting or any adjournment or postponement of the CPA(R):10 special meeting.

CPA(R):10 BOARD OF DIRECTORS' RECOMMENDATION

     The CPA(R):10 board, after careful consideration, has unanimously adopted a resolution approving the merger, and recommends a vote FOR approval of the CIP(R) merger proposal.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS


     The CPA(R):10 board has fixed the close of business on February 15, 2002 as the record date for the CPA(R):10 special meeting. Accordingly, only holders of record of shares of CPA(R):10 common stock on the record date are entitled to notice of, and to vote at, the CPA(R):10 special meeting. As of the record date, there were 7,621,656 outstanding shares of CPA(R):10 common stock held by approximately 4,242 holders of record. At the CPA(R):10 special meeting, each share of CPA(R):10 common stock will be entitled to one vote.


VOTE REQUIRED; QUORUM; SHARES BENEFICIALLY OWNED BY CPA(R):10 DIRECTORS AND OFFICERS

     Approval of the CIP(R) merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of CPA(R):10 common stock outstanding as of the CPA(R):10 record date.

     The representation, in person or by properly executed proxy, of the holders of two-thirds of the shares of CPA(R):10 common stock entitled to vote at the CPA(R):10 special meeting is necessary to constitute a quorum at the CPA(R):10 special meeting. Shares of CPA(R):10 common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the CPA(R):10 special meeting.

Abstentions will have the same effect as votes against approval of the CIP(R) merger proposal since this proposal requires the affirmative vote of two-thirds of the outstanding shares of CPA(R):10 common stock.


     As of the record date, CPA(R):10's directors and executive officers and their affiliates beneficially owned 6.44% of the votes represented by the outstanding shares of CPA(R):10 common stock. CPA(R):10's directors and executive officers have expressed their intent to vote their shares in favor of approval of the CIP(R) merger proposal.


VOTING OF PROXIES

     All shares of CPA(R):10 common stock that are entitled to vote and are represented at the CPA(R):10 special meeting by properly executed proxies, or proxies submitted by telephone, received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on proxies submitted in writing, such proxies will be voted for approval of the CIP(R) merger proposal.

     If a motion to adjourn the special meeting to another time or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their discretion, except that any shares which were voted against the CIP(R) merger proposal will not be voted in favor of the adjournment or postponement of the CPA(R):10 special meeting in order to solicit additional proxies.

OBJECTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     If you do not wish to receive either form of merger consideration in exchange for your shares, you are entitled to obtain payment of the fair value of your shares. Your shares will then be known as "objecting shares." In order to receive payment for objecting shares, you must file a written objection to the merger with CPA(R):10, you must not vote in favor of the merger and you must comply with certain other requirements of the Maryland General Corporation Law.

     After the completion of the merger, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive the merger consideration, and will only have the right to receive payment of the fair value of their shares. If you do not properly file a notice with CPA(R):10, vote in favor of the merger or otherwise fail to comply with the requirements of Maryland law, then you will receive the merger consideration.

     If you object to the merger and demand payment of the fair value of your shares, the fair value will be determined by a court. We cannot predict how the court will value shares of CPA(R):10 common stock, and the fair value may be more valuable, less valuable, or equal in value to the merger consideration being paid by CIP(R) in the merger. See "The Merger -- Objecting stockholders' rights of appraisal."

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

     - delivering to the secretary of CPA(R):10, at or before the vote is taken at the CPA(R):10 special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

     - signing a later-dated proxy relating to the same shares and delivering it to the secretary of CPA(R):10 before the vote is taken at the CPA(R):10 special meeting; or

     - attending the CPA(R):10 special meeting and voting in person, although attendance at the CPA(R):10 special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

     Proxies submitted by telephone or via the internet may only be revoked in writing in accordance with the above instructions.

     Any written notice of revocation or subsequent proxy should be sent to CPA(R):10, 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to the CPA(R):10 special meeting, or hand delivered to the Corporate Secretary of CPA(R):10 at or before the taking of the vote at the CPA(R):10 special meeting.

SOLICITATION OF PROXIES; EXPENSES


     All expenses of CPA(R):10's solicitation of proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus to CPA(R):10 stockholders, will be paid by CPA(R):10. In addition to solicitation by use of the mail, proxies may be solicited from CPA(R):10 stockholders by directors, officers and employees of CPA(R):10 in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Also, CPA(R):10 has retained the proxy solicitation services of Georgeson Shareholders Communications, Inc., which will be paid a fee of approximately $25,000 to contact and solicit proxies from CPA(R):10 stockholders. If necessary, arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to any beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CPA(R):10 will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.


            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a general summary of the material United States federal income tax consequences of the merger to CPA(R):10 and to CIP(R) and the holders of CIP(R) common stock and CPA(R):10 common stock. The following discussion is based upon:

     - current provisions of the Internal Revenue Code;

     - currently applicable Treasury Regulations promulgated under the Internal Revenue Code;

     - judicial and administrative rulings and decisions; and

     - the legislative history of the Internal Revenue Code,

all as of the date of this joint proxy statement/prospectus. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements included in this summary, possibly on a retroactive basis. The summary does not purport to deal with all aspects of federal income taxation that may affect particular holders of CIP(R) common stock or CPA(R):10 common stock in light of their individual circumstances, nor with holders subject to special treatment under the federal income tax laws, including:

     - life insurance companies;

     - tax-exempt organizations;

     - financial institutions or broker-dealers;

     - traders in securities that elect to mark to market;

     - holders owning stock as part of a "straddle," "hedge" or "conversion transaction;"

     - holders whose functional currency is not the U.S. dollar,

     - holders of CIP(R) common stock or CPA(R):10 common stock who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes.

     This summary assumes that each CIP(R) stockholder and each CPA(R):10 stockholder holds his or her shares of CIP(R) common stock and CPA(R):10 common stock as capital assets. In addition, this summary does not consider the effect of any foreign, state or local or other tax laws that may be applicable to CIP(R) stockholders or CPA(R):10 stockholders.

     CIP(R) and CPA(R):10 have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning CIP(R)'s or CPA(R):10's tax treatment, or the tax treatment of the merger. The statements in this joint proxy statement/prospectus and the opinions of counsel referred to in this joint proxy statement/prospectus are not binding on the Internal Revenue Service or any court. As a result, neither CIP(R) nor CPA(R):10 can assure you that the tax considerations or opinions contained in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, will be sustained by a court.

     CIP(R) STOCKHOLDERS AND CPA(R):10 STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF:

     - THE MERGER;

     - THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF CIP(R) COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

     - CPA(R):10'S AND CIP(R)'S ELECTION TO BE TAXED AS REAL ESTATE INVESTMENT TRUSTS FOR FEDERAL INCOME TAX PURPOSES;

     - RECEIVING CIP(R) COMMON STOCK OR PROMISSORY NOTES, OR EXERCISING DISSENTERS' RIGHTS OF APPRAISAL; AND

     - POTENTIAL CHANGES IN THE TAX LAWS.

     As a condition to the closing of the merger, Reed Smith LLP, counsel to CPA(R):10 and CIP(R), will deliver an opinion to CPA(R):10 and CIP(R), in each case based on facts, representations and assumptions stated in those opinions, to the effect that, for federal income tax purposes the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Below are discussed the Federal Income Tax consequences of the merger to each of CPA(R):10, CPA(R):10 stockholders, CIP(R) and CIP(R) stockholders. Reed Smith LLP, counsel to CPA(R):10 and CIP(R), has reviewed this discussion and the statements as to the material federal income tax consequences of the merger set forth herein under the captions "-- General," "-- Federal income tax consequences of the merger to CPA(R):10 stockholders," and "-- Federal income tax consequences of the merger to CPA(R):10, CIP(R) and CIP(R) stockholders" are the opinion of Reed Smith LLP. These opinions are subject to the limitations and qualifications described in the captioned sections referenced in the preceding sentence.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CPA(R):10 STOCKHOLDERS

     The shareholders of CPA(R):10 as a result of the merger may receive one of three types of consideration as a result of the merger -- cash by exercise of their dissenters rights, promissory notes by election or shares of CIP(R) stock. To the extent that a stockholder receives only cash or promissory notes in the merger, the receipt will be a taxable exchange and the holder will recognize gain or loss equal to the difference between the amount of cash or the fair market value of the CIP(R) promissory notes received over the holder's adjusted basis in CPA(R):10 shares immediately prior to the exchange. If a CPA(R):10 stockholder receives only stock of CIP(R) in the merger, the stockholder will recognize no gain or loss in the exchange. A stockholder who receives both cash or promissory notes and stock of CIP(R) in the merger will recognize gain, but not loss, equal to the lesser of (a) the amount of cash or the fair market value of the CIP(R) promissory notes received or (b) the excess of the all consideration received, including shares of stock of CIP(R), over the holder's adjusted basis in the stock of CPA(R):10 immediately prior to the merger. Note that the gain or loss calculation described above applies separately for each share of CPA(R):10 held by the stockholder.

     In general, gain recognized by a CPA(R):10 stockholder will be taxable as capital gain. This capital gain will be long-term capital gain if the CPA(R):10 stockholder's holding period in the CPA(R):10 stock is more than one year. However, it is possible that the gain recognized by a CPA(R):10 common stockholder will be taxable as dividend income if the cash received does not result in a "meaningful reduction" in the CIP(R) shares that the CPA(R):10 stockholder would have received had it received only CIP(R) shares in the merger. In determining whether a meaningful reduction has occurred, section 318 of the Internal Revenue Code requires that the stockholder be treated as actually owning CIP(R) common shares that are owned by the stockholder's family members or by entities in which the stockholder owns an interest, or which the stockholder has an option to acquire. The Internal Revenue Service has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a meaningful reduction if that stockholder has any reduction in its percentage stock ownership compared to what the stockholder would have received had all of the merger consideration been stock. Each CPA(R):10 stockholder should consult his or her own tax advisor as to the applicability of these rules to his or her situation.

     The gain or loss calculation described above applies separately for each share of CPA(R):10 held by the stockholder or each block of CPA(R):10 held by the stockholder. CIP(R) shares received in the merger will have a tax basis equal to the stockholder's adjusted tax basis in the holder's CPA(R):10 shares exchanged for such CIP(R) shares, increased by the amount of any gain recognized and decreased by the amount of cash or the fair market value of CIP(R) promissory notes received, if any. A CPA(R):10 stockholder's holding period in any CIP(R) shares received in the merger will include the stockholder's holding period in the holder's CPA(R):10 shares exchanged for such CIP(R) shares, assuming that such shares were held as a capital asset.

     In order to avoid "backup withholding" on a payment of cash to a CPA(R):10 common stockholder who perfects his or her appraisal rights in the merger or who receives promissory notes pursuant to the election to receive notes in lieu of shares, such stockholder must, unless an exception applies under the applicable law and regulations, provide CIP(R) with his or her correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that he or she is not subject to backup withholding and that the taxpayer identification number they have provided is correct. A Substitute Form W-9 will be included as part of the letter of transmittal to be sent to CPA(R):10 common shareholders by the exchange agent. If a CPA(R):10 common shareholder fails to provide his or her correct taxpayer identification number or the required certifications, he or she may be subject to penalty by the Internal Revenue Service, and any cash payments he or she would otherwise receive in consideration for shares of CPA(R):10 common stock in the merger may be subject to backup withholding at a rate of 31%.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CPA(R):10, CIP(R) AND CIP(R) STOCKHOLDERS

     CIP(R) and CIP(R) stockholders will not recognize gain or loss as a result of the merger. However, if CPA(R):10 was not a REIT at the time of the merger but the merger qualified under Section 368(a) of the Internal Revenue Code of 1986 as a reorganization, CIP(R) would be subject to tax if during the 10 years following the merger it were to dispose of any asset acquired from CPA(R):10 in the merger. The tax in this event would be equal to tax at the highest regular corporate tax rate on the built-in gain, if any, that existed with respect to such asset at the time of the merger.

     CPA(R):10 will not recognize any gain or loss as a result of the merger if CPA(R):10 qualifies as a REIT at the time of the merger. Reed Smith LLP, counsel to CPA(R):10, will render an opinion that CPA(R):10 qualifies as a REIT.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CPA(R):10 AND CPA(R):10 STOCKHOLDERS IF THE MERGER DOES NOT QUALIFY AS A REORGANIZATION

     If the merger does not constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, holders of CPA(R):10 common stock will recognize gain or, except in limited cases, loss, in an amount equal to the difference between (a) the fair market value of the consideration received by such holders in the merger; and (b) their adjusted tax basis in the CPA(R):10 common stock being exchanged.

     In addition, if the merger does not constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the tax consequences would depend, in part, upon whether CPA(R):10 is a REIT at the time of the merger. If CPA(R):10 is a REIT at the time of the merger, it will recognize corporate-level gain, but not loss, for federal income tax purposes equal to the difference between (a) the fair market value of CPA(R):10's assets at the effective time of the merger and (b) CPA(R):10's adjusted tax basis in its assets at the effective time of the merger. If CPA(R):10 is not a REIT at the time of the merger, it will recognize corporate-level gain or loss, for federal income tax purposes equal to the difference between (a) the fair market value of CPA(R):10's assets at the effective time of the merger and (b) CPA(R):10's adjusted tax basis in its assets at the effective time of the merger

     CIP(R) would succeed to CPA(R):10's tax liability resulting from gain recognized if the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

CIP(R)'S AND CPA(R):10'S QUALIFICATION AS REAL ESTATE INVESTMENT TRUSTS

     GENERAL. CIP(R) elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ended December 31, 1991 and CPA(R):10 made that election commencing with its taxable year ended December 31, 1990. Both CPA(R):10 and CIP(R) believe that each has been organized and has operated in a manner which allows it to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with the year in which it made the election to be taxed as a REIT. However, neither CIP(R) nor CPA(R):10 can assure you that each has operated or, in the case of CIP(R), will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See
"-- Failure to Qualify."

     The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its shareholders. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, and these rules and Treasury Regulations.

     Reed Smith LLP has acted as CIP(R)'s and CPA(R):10's tax counsel in connection with the merger and CIP(R)'s and CPA(R):10's election to be taxed as a real estate investment trust. As a condition to closing, Reed Smith LLP is required to render certain legal opinions to each of CIP(R) and CPA(R):10. Reed Smith LLP has no obligation to update its opinion subsequent to the date it is issued.

     The opinion of Reed Smith will be based on various assumptions and representations made by CIP(R) and CPA(R):10 as to factual matters, including representations made by CIP(R) and CPA(R):10 in this joint proxy statement/prospectus and a factual certificate provided by an officer of each of CIP(R) and CPA(R):10. Moreover, CIP(R)'s and CPA(R):10's qualification and taxation as a real estate investment trust depends upon CIP(R)'s and CPA(R):10's ability to meet the various qualification tests imposed under the Internal Revenue Code, relating to CIP(R)'s and CPA(R):10's actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Reed Smith LLP. Accordingly, neither Reed Smith LLP nor CIP(R) or CPA(R):10 can assure you that the actual results of CIP(R)'s or CPA(R):10's operation for any particular taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust. Further, the anticipated income tax treatment described in this joint proxy statement/prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

     For so long as they continue to qualify for taxation as real estate investment trusts, CIP(R) and CPA(R):10 generally will not be required to pay federal corporate income taxes on net income that is currently distributed to their shareholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that same income is distributed. As REITs, CIP(R) and CPA(R):10 will be required to pay certain federal income taxes.

                 COMPARISON OF RIGHTS OF SHAREHOLDERS OF CIP(R)
                         AND SHAREHOLDERS OF CPA(R):10

GENERAL

     Both CIP(R) and CPA(R):10 are incorporated in Maryland. Upon the completion of the merger, CPA(R):10's shareholders will become shareholders of CIP(R). The rights of CPA(R):10's shareholders are governed currently by the Maryland General Corporation Law, the CPA(R):10 articles of incorporation and the CPA(R):10 bylaws. Once CPA(R):10's shareholders become shareholders of CIP(R), their rights will continue to be governed by the Maryland General Corporation Law, but will be governed by the CIP(R) articles of incorporation and the CIP(R) bylaws.

CERTAIN DIFFERENCES BETWEEN THE RIGHTS OF SHAREHOLDERS OF CIP(R) AND SHAREHOLDERS OF CPA(R):10

     CIP(R)'s articles of incorporation and bylaws are similar to CPA(R):10's articles and bylaws. The following chart is a summary of the differences between the rights of CPA(R):10's shareholders and the rights of CIP(R)'s shareholders. This summary does not purport to be a complete description of the differences between the rights of CPA(R):10's shareholders and CIP(R)'s shareholders.

                   CIP(R)                                        CPA(R):10
                   ------                                        ---------
                                  AUTHORIZED CAPITAL STOCK

40,000,000 Shares of Common Stock.              40,000,000 Shares of Common Stock.

                                       VOTING RIGHTS

Special meetings of shareholders may be         Same.
requested by the holders of ten percent of
the outstanding shares. There are no
cumulative voting rights. Generally, the
affirmative vote of a majority of the votes
entitled to be voted at a meeting at which a
quorum is present is necessary to take
shareholder action, except that a plurality
of all votes cast at such a meeting is
sufficient to elect a director.

                                 ADVANCE NOTICE PROVISIONS

Annual meetings will be held not less than      Same.
30 days after our annual report is sent to
shareholders. Notice of all shareholder
meetings will be sent to shareholders not
less than 10 days, nor more than 90 days
prior to any meeting. For purposes of deter-
mining shareholders entitled to notice of
any meeting or to vote or to give consent to
action without a meeting, a record date
shall not be more than 60 days nor fewer
than 10 days prior to the date of any
meeting, nor more than 60 days before any
action without a meeting.

                             CORPORATE ACTION WITHOUT A MEETING

Any action that may be taken at an annual or    Same.
special meeting of shareholders may be taken
without a meeting if a unanimous written
consent or written waiver of any right to
dissent signed by all shareholders is filed
with the shareholder records.

                   CIP(R)                                        CPA(R):10
                   ------                                        ---------
                                 SIZE OF BOARD OF DIRECTORS

The number of directors shall be no more        Same.
than nine nor less than three. There are
currently five directors.

                                   INDEPENDENT DIRECTORS

At least a majority of the directors must be    Same. Ralph G. Coburn, William Ruder and
independent directors, except for a period      Warren Wintrub are the independent directors
of ninety days following the death, removal     of CPA(R):10.
or resignation of an independent director.
Independent directors shall, among other
duties, monitor the company's relationship
with its advisor, approve all transactions
with the advisor and review the company's
investment policies at least annually. Ralph
G. Coburn, Thomas E. Zacharias and Ralph
Verni are CIP(R)'s independent directors.

                          CLASSIFICATION OF THE BOARD OF DIRECTORS

All directors are elected or re-elected         Same.
every year, to serve a one-year term.

                             ELECTION OF THE BOARD OF DIRECTORS

A plurality of all votes cast at a              Same.
shareholder meeting is sufficient to elect a
director.
                                    REMOVAL OF DIRECTORS

A director may be removed by the                Same.
shareholders only upon the affirmative vote
of at least a majority of all the votes
entitled to be cast at a meeting called for
that purpose, and the notice of that meeting
must state that the purpose, or one of the
purposes of the meeting, is the proposed
removal of the director. Any decrease in the
number of directors shall not cause the
removal of any director prior to the expira-
tion of such director's term of office.

                                     FILLING VACANCIES

An affiliated director may be replaced by       Same.
the remaining affiliated directors. An
independent director may be replaced by the
remaining independent directors. If there
are no remaining affiliated directors or
independent directors to so fill an
affiliated or independent director vacancy,
the vacancy will be filled by the remaining
directors. If there are no directors,
vacancies will be filled by the sharehold-
ers.

                   CIP(R)                                        CPA(R):10
                   ------                                        ---------
                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

CIP(R)'s charter limits the liability of        Same.
CIP(R)'s directors and officers to CIP(R)
and its shareholders for money damages to
the fullest extent permitted by the laws of
the State of Maryland. CIP(R)'s bylaws
provide that the directors and our advisor
may be exculpated from liability to CIP(R)
and may be indemnified by CIP(R) for losses
arising from the operation of CIP(R) only if
both of the following conditions are met:
(a) the director or the advisor had
determined, in good faith, that the course
of conduct which caused the loss or
liability was in the best interests of
CIP(R) and (b) such liability or loss was
not the result of negligence or misconduct
by the director or the advisor.
                              INSPECTION OF BOOKS AND RECORDS

The bylaws are open to inspection by            Same.
shareholders at CIP(R)'s offices during
reasonable business hours. Shareholders have
the right to inspect the accounting books
and records, including shareholder records,
and the minutes of the proceedings of
shareholders and directors, as permitted by
the laws of the State of Maryland.

                                     CHARTER AMENDMENTS

A majority of the directors may amend or        Same.
repeal any provision in the charter, subject
to ratification by a majority of the votes
of shareholders entitled to be cast at the
next annual shareholders' meeting or a
special meeting called for that purpose.

                                      BYLAW AMENDMENTS

The bylaws may be amended or repealed by the    Same.
affirmative vote of a majority of the
shareholders voting on a particular matter,
provided that no amendment shall be adopted
which would reduce the priority or amount
payable to the shareholders upon liquidation
or that would diminish any voting rights,
without the affirmative vote of two-thirds
of the shareholders. However, a majority of
the directors may make certain changes to
the bylaws to change the number of
directors, and to make other changes
generally not affecting the rights of share-
holders.

                         LIMITS ON OWNERSHIP AND TRANSFER OF SHARES

The charter contains an ownership limit         Same.
which prohibits any person or group of
persons from acquiring, directly or
indirectly, beneficial ownership of more

                   CIP(R)                                        CPA(R):10
                   ------                                        ---------
than 9.8% of the outstanding shares. Shares
owned by a person or a group of persons in
excess of the ownership limit are deemed
"excess shares." Any purported issuance or
transference of shares shall be valid only
with respect to those shares that do not
result in the transferee-shareholder owning
shares in excess of the ownership limit. If
the transferee-shareholder acquires excess
shares, such person is considered to have
acted as an agent for CIP(R) and holds such
excess shares on behalf of the ultimate
shareholder.

                                         DIVIDENDS

CIP(R) declares and pays dividends on its       Same. As a result of the conversion ratio,
common stock on a quarterly basis. The          the dividends received by CPA(R):10
payment of dividends shall be at the            shareholders who elect to receive CIP(R)
discretion of the directors, and shall          shares will, after the merger, be slightly
depend upon the earnings, cash flow and         higher than the current CPA(R):10 dividend.
general financial condition of CIP(R), and      Further, if the merger is approved,
such other factors as the directors deem        CPA(R):10 shareholders will receive a
appropriate.                                    special dividend of $0.34 per share
                                                immediately prior to the merger.
                                      APPRAISAL RIGHTS

Subtitle 2 of Title 3 of the Maryland           Under Subtitle 2 of Title 3 of the Maryland
General Corporation Law grants the right to     General Corporation Law, you have the right
an appraisal and to receive fair value for      to demand payment from CIP(R) of the fair
shares to shareholders who do not approve       value of your shares of CPA(R):10 common
extraordinary corporate transactions under      stock. To qualify as an objecting
certain circumstances. Because the CIP(R)       stockholder, you must deliver to CPA(R):10's
will survive the merger, CIP(R) shareholders    secretary, at or prior to the special
will not be entitled to object to the merger    meeting, your written objection to the
and obtain an appraisal and fair value for      merger. The written objection must be
their shares.                                   separate from and in addition to any proxy
                                                or vote against the merger. In addition, if
                                                you wish to exercise your right to demand
                                                payment of the fair value of your stock,
                                                within 20 days following the date the merger
                                                is recorded with the State of Maryland, you
                                                must make a written demand on CIP(R) for the
                                                payment of your CPA(R):10 common stock,
                                                stating the number of shares for which you
                                                demand payment. Strict compliance with
                                                statutory procedures is necessary in order
                                                to perfect your rights to an appraisal and
                                                to receive fair value for your shares.

                          DESCRIPTION OF CIP(R) SHARES

     The following description of the shares of CIP(R) common stock does not purport to be complete but contains a summary of portions of the company's articles of incorporation and is qualified in its entirety by reference to the articles.

GENERAL

     CIP(R) is authorized to issue 40,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in dividends when and as declared by the directors and in the distribution of CIP(R)'s assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CIP(R) upon issuance and payment therefor. Shares, other than excess shares, which are defined in the charter to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time such shares are acquired, are not subject to redemption by CIP(R). The shares have no preemptive rights, which rights are intended to insure that a shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities by CIP(R) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). CIP(R) has the authority at the discretion of the directors (including a majority of the independent directors) to authorize the listing, issuance and sale of the shares on a national securities exchange or on NASDAQ. In addition, CIP(R) has the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock, all as determined by the directors.

     We will not issue certificates. Shares will be held in "uncertificated" form which will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. You can effect a transfer simply by mailing a duly executed stock power to CIP(R). Upon the issuance of our shares in the merger, we will send to each new shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     CIP(R)'s annual meeting is held each year not fewer than thirty days after delivery to our shareholders of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the Chief Executive Officer or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum.

     Generally, the charter and bylaws may be amended by a majority vote of the shareholders. The ownership limit discussed below may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CIP(R) or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by a majority vote, elect to dissolve CIP(R). Shareholders do not have the ability to vote to replace our advisor or to select a new investment adviser.

     Shareholders are entitled to receive a copy of CIP(R)'s shareholder list upon request provided that the requesting shareholder represents to CIP(R) that
(i) the list will not be used to pursue commercial interests and (ii) the contents of the list will be kept confidential. The list we provide will be in alphabetical order, on white paper and in easily readable type size and will be sent within 10 days of our receipt the list request (or five days if the shareholder first requests a copy of the representation and returns it to CIP(R) within 30 days). A shareholder requesting a list will be required to pay our cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to CIP(R) will be liable to CIP(R) for any costs or damages resulting from such breach.

     The following is the representation which must be sent to CIP(R) before we will provide a list of shareholders:

     "I hereby request a copy of the list of all shareholders of Carey Institutional Properties Incorporated (the "Company") as of the date hereof.

     "I hereby represent to the Company that my request for the list and my subsequent use of the list will be for a purpose reasonably related to my interest as a shareholder of the Company which means I will not use the lists for commercial purposes (which includes the solicitation of other shareholders for the purchase of their shares). I understand that the Company is relying on my representation in providing the list and that the Company is not required to provide me the list without my representation.

     "I represent that I will keep the contents of the list confidential and will not disclose the contents of the list to any other person or entity unless such person or entity is directly involved in assisting with the use of the list for the intended purpose. I understand that disclosing the contents of the list in violation of this representation or using the list other than for the reason described below will cause damage to the Company and I will be liable to the Company for damages.

     "Enclosed is a check for $75.00 to cover the costs of duplication and mailing the list."

     The representation should be in the form of a letter addressed to CIP(R) at 50 Rockefeller Plaza, New York, NY 10020. The letter should be signed and the shareholder's name, address and telephone number should be included in the letter.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, CIP(R) is required to distribute certain materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at the option of CIP(R), provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for CIP(R) to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including certain tax-exempt entities) during the last half of each taxable year of CIP(R), and the outstanding shares must be owned by 100 or more persons independent of CIP(R) and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. CIP(R), therefore, may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that such prohibition will be effective.

     The charter, in order to assist the Board in preserving our status as a REIT, contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if such person is deemed part of a group for purposes of this restriction.

     The charter stipulates that any purported issuance or transference of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, such person is considered to have acted as an agent for CIP(R) and holds such excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable Federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that CIP(R)'s qualification as a REIT is not jeopardized.

     All persons who own 5% or more of the outstanding shares (or 1% or more if CIP(R) has more than 200 but fewer than 2,000 shareholders) during any taxable year will be asked by CIP(R) to deliver a statement or affidavit setting forth, the number of shares they beneficially owned, directly or indirectly.

DIVIDENDS

     CIP(R) declares dividends on its common stock on a quarterly basis. Dividends are paid to investors who are shareholders as of the record date selected by the directors. Dividends are paid on a quarterly basis regardless of the frequency with which such dividends are declared. CIP(R) is required to distribute annually its distributable REIT taxable income to comply with the REIT provisions of the Internal Revenue Code. Generally, income distributed as dividends will not be taxable to CIP(R) under federal income tax laws unless we fail to comply with the REIT provisions.

     Dividends are paid at the discretion of the directors, in accordance with the earnings, cash flow and general financial condition of CIP(R). The directors' discretion is directed, in substantial part, by their obligation to cause CIP(R) to comply with the REIT provisions. Because CIP(R) may receive income from interest or rents at various times during its fiscal year, dividends may not reflect income earned by CIP(R) in that particular dividend period but may be made in anticipation of cash flow which CIP(R) expects to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. CIP(R) is not permitted to fund dividends with borrowed funds unless such dividends are declared by at least a majority of the independent directors.

     CIP(R) is not prohibited from distributing securities of its own or other issuers in lieu of making cash distributions to shareholders. With the exception of its own securities, any securities distributed to shareholders are required to be readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating such securities.

REPURCHASE OF SHARES

     CIP(R) has the authority to redeem excess shares immediately upon becoming aware of their existence or after giving the person in whose hands such shares are excess shares 30 days to transfer them to a person whose ownership of the shares would not exceed the ownership limit and, therefore, would no longer be considered excess shares. Upon redemption of these excess shares, CIP(R) will pay the lesser of the price paid for the excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares, or the fair market value of the excess shares.

TRANSFER AGENT

     The transfer agent and registrar for the shares is Phoenix American Financial Services, Inc. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.

                        DESCRIPTION OF PROMISSORY NOTES

GENERAL

     The promissory notes, also called debentures, will be issued under an indenture between us and The Bank of New York, as trustee. The trustee's main role is to enforce the rights of investors electing to receive notes against us if we default. See "Events of Default, Notice and Waiver." The Bank of New York acts as registrar, paying agent and authenticating agent, and performs administrative duties for us, such as sending out interest payments and notices. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debentures are governed by New York law. The statements set forth below are brief summaries of certain provisions contained in the indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the indenture which is an exhibit to the registration statement of which this prospectus is a part. Wherever defined terms are used but not defined herein, such terms shall have the meanings assigned to them in the indenture, it being intended that such defined terms shall be incorporated herein by reference.

FINANCIAL TERMS OF THE INDENTURES

     The specific financial terms of the debentures are as follows:

     TITLE:  4.0% Debentures due December 31, 2004

     ISSUER:  CIP(R)

     TOTAL PRINCIPAL AMOUNT BEING ISSUED:  Up to a maximum of $42.8 million

     DUE DATE FOR PRINCIPAL:  December 31, 2004

     INTEREST RATE:  4.0% Annually

     INTEREST PAYMENTS:  Quarterly in arrears


     DATE INTEREST TO START ACCRUING:  The date of completion of the merger



     DUE DATES FOR INTEREST: The 15th day of every January, April, July and October



     FIRST DUE DATE FOR INTEREST: The first due date following completion of the merger



     REGULAR RECORD DATES FOR INTEREST:  The last day of each quarter


     OPTIONAL REDEMPTION:  At any time at our option

     REPAYMENT AT OPTION OF HOLDER:  None

GLOBAL SECURITIES

     The debentures will be issued in the form of one or more global debt securities referred to herein collectively as the global security. A global security is a security typically held by a depository for investors in a particular issue of securities and represents the beneficial interests of a number of purchasers of the security. The depository for the debentures will be the trustee.

     We will deposit global securities with the trustee or its nominee. After we issue the global security, the trustee will credit on its book-entry registration and transfer system the respective principal amounts of the debentures represented by the global security to the accounts of those who receive notes. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the trustee.

     We and the trustee will treat the trustee's nominee as the sole owner or holder of the debentures represented by the global security. Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to have the debentures represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debentures in definitive form and will not be considered the owners or holders of the debentures.

     If the trustee is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debentures represented by the global security. In that event, we will issue debentures in definitive form in exchange for the global security.

     The rights relating to the debentures will be governed by the account rules of the trustee, as well as general laws relating to securities transfers. We will not recognize any investor as a legal owner of the debentures and instead will deal only with the trustee, the depository that is the registered holder of the debentures.
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EXERCISE OF LEGAL RIGHTS UNDER THE DEBENTURES

     The trustee or it's nominee may grant proxies or otherwise authorize persons holding beneficial interests in the debentures to exercise any rights of a legal holder of the debentures or take any other actions that a holder is entitled to take under the indenture or the debentures. Under its usual procedures, as soon as possible after a record date, the trustee would mail an omnibus proxy to us assigning its consenting or voting rights to those beneficial owners of debentures on such record date. Accordingly, in order to exercise any rights of an owner of a beneficial interest in the new debenture, the beneficial owner must rely on the procedures of the trustee.

     We understand that under existing industry practice, if an owner of a beneficial interest in the debentures desires to take any action that the trustee, as the legal holder of the debentures, is entitled to take, the trustee would authorize the beneficial owner, as an owner of a beneficial interest in the debentures, to take the action or would otherwise act upon the instructions of beneficial owners owning through it.

     Although the trustee has agreed to the procedures described above in order to facilitate transfers of debentures, the trustee is under no obligation to perform or continue to perform such procedures, and these procedures may be modified or discontinued at any time without the consent of the beneficial owners and without notifying the beneficial owners.

     Street name and other owners of beneficial interests in the global security should consult their banks or brokers for information on how to exercise and protect their rights in the debentures.

RANKING AND SUBORDINATION

     The debentures are our unsecured obligations. The debentures will rank pari passu in right of payment to other outstanding unsecured and unsubordinated debt of CIP(R). However, the debentures may be subordinated to future debt that is specifically designated as "Senior Indebtedness" when such debt is issued, according to the definition of senior indebtedness contained in the indenture.

     "Senior Indebtedness," for purposes of subordination, means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable or rent or other obligations, absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture or thereafter created, incurred or assumed in connection with any of the following:

     - any credit or loan agreement, note, bond, debenture or other written obligation of CIP(R);

     - all obligations of CIP(R) for money borrowed;

     - any note or similar instrument issued by CIP(R) in connection with the acquisition of any businesses, properties or assets of any kind;

     - CIP(R)'s leasing real or personal property

       - under leases, if capitalized on the balance sheet of the lessee under generally accepted accounting principles; or

       - under leases, participation agreements, guarantees or similar documents entered into by CIP(R) in connection with the leasing of real or personal property by CIP(R)or any of its subsidiaries which provides that CIP(R)is contractually obligated to purchase or cause a third party to purchase the leased property for a fixed price or otherwise guarantee a residual value of leased property to the lessor or a third party, whether or not such lease is properly classified as a operating or capital lease in accordance with generally accepted accounting principles;

     - any interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

     - any letters of credit, bankers' acceptance and similar facilities, including reimbursement obligations with respect to the foregoing;

     - any deferred purchase price of property or services;

     - all obligations of the type referred to in the above clauses of another person and any dividends of another person, the payment of which, in either case, CIP(R) has assumed or guaranteed, or for which CIP(R) is responsible or liable, directly or indirectly, jointly or severally, or obligor, guarantor or otherwise, or which are secured by a lien on CIP(R)'s property; and


     - renewals, extensions, modifications, replacements, restatements and refunding of, any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the clauses above.


     However, "Senior Indebtedness" shall not include:

     - the debentures;

     - any other indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the debentures; or

     - any trade accounts payable or accrued liabilities arising in the ordinary course of business from the purchase of goods or services.

OPTIONAL REDEMPTION

     We may choose to redeem some or all of the debentures at any time. If we choose to do so, we will mail a notice of redemption to the holders of the debentures not less than 30 days and not more than 60 days before the redemption occurs.

     The redemption price will be equal to 100 percent of the principal amount of the debentures to be redeemed plus accrued interest to the date of redemption. Interest will cease to accrue on the debentures or portions thereof called for redemption, unless CIP(R) defaults in payment of the redemption price.

     If we are redeeming less than all the debentures, the trustee will select the particular debentures to be redeemed by lot or by another method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debentures or portions thereof called for redemption.

     The debentures will not be entitled to the benefit of any sinking fund.

CERTAIN COVENANTS

  LIMITATION ON LIENS ON SENIOR INDEBTEDNESS

     CIP(R) will not be permitted to incur senior indebtedness if at the time the senior indebtedness is incurred, and giving effect to such proposed senior indebtedness would exceed ten percent (10%) of value of CIP(R)'s assets as measured by the most recent appraisal. CIP(R) will be required to conduct an appraisal of its assets not less frequently than annually, conducted by an appraiser which is not an affiliate of CIP(R).

     "Indebtedness" means, with respect to any person, for purposes of this covenant:

     - the principal of, and any premium and interest on, indebtedness of the person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

     - all capitalized lease obligations of that person;

     - all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);

     - all obligations of that person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to some letters of credit securing obligations entered into in the ordinary course of business;

     - all obligations of the type referred to above of other persons and all dividends of other persons for which that person is responsible or liable as obligor, guarantor or otherwise;

     - all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person; and

     - any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     CIP(R) may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States or any state and assumes our obligations under the debentures;

     - immediately after the transaction, no event of default occurs and continues; and

     - we meet other conditions specified in the indenture.

     Upon any consolidation or merger, or any conveyance or transfer of our properties and assets, substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power as we would be permitted to exercise under the indenture with the same effect as if such successor had been named as us in the indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the indenture and the debentures and may be dissolved, wound up or liquidated at any time thereafter.

     Other than the restrictions in the indenture on liens described above, the indenture and the debentures do not contain any covenants or other provisions designed to afford holders of debentures protection in the event of a recapitalization or highly leveraged transaction involving us.

CERTAIN DEFINITIONS

     The following are certain of the terms defined in the indenture:

     "Holder" means a person in whose name a security is registered in the security register.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Security register" means the register or registers we shall keep or cause to be kept, in which we shall provide for the registration and transfer of debentures.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by CIP(R) or by one or more other subsidiaries, or by CIP(R) and one or more other subsidiaries.

     "U.S. government obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. government obligation specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount received by the custodian in respect of the U. S. government obligation or the specific payment of principal or interest evidenced by such depository receipt.

DEFEASANCE

     The indenture provides that we, at our option, (a) will be discharged from our obligations in respect of the debentures, (except in each case for certain obligations to issue and/or replace temporary debentures, register the transfer or exchange of debentures, replace stolen, lost or mutilated debentures, maintain paying agencies and hold moneys for payment in trust); or (b) need not comply with the covenants described above under "Certain Covenants," and certain events of default (except, among others, those arising out of the failure to pay interest, premium (if any) or principal on the debentures and certain events of bankruptcy, insolvency and reorganization) will no longer constitute events of default with respect to the debentures, in each case if we deposit with the trustee, in trust, money or the equivalent in U.S. government obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and premium (if any) and interest on, the debentures on the dates such payments are due in accordance with the terms of the debentures.

     To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel (i) in the case of a discharge pursuant to clause (a), stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or since the date of the indenture there has been a change in the applicable federal income tax law, in either case, to the effect that the holders will not recognize gain or loss for federal income tax purposes; and in the case of a release pursuant to clause
(b), to the effect that the holders will not recognize gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such release were not to occur; and (ii) stating that the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended. In addition, we are required to deliver to the trustee an officers' certificate stating that such deposit was not made by us with the intent of preferring the holders over our other creditors or with the intent of defeating, hindering, delaying or defrauding our creditors or others.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The indenture provides that, if an event of default specified therein with respect to the debentures shall have happened and be continuing, either the trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding debentures may declare the principal of all the debentures to be due and payable immediately.

     Events of default in respect of the debentures are defined in the indenture as being:

     - default for sixty (60) days in payment of any interest installment with respect to the debentures;

     - default in payment of principal of (or any premiums on) the debentures when due at their stated maturity;

     - default for sixty (60) days after notice to us by the trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding debentures in the performance of any covenant pertaining to the debentures; and

     - certain events of bankruptcy, insolvency and reorganization with respect to us.

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


     The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to the holders of the debentures notice of all defaults known to it; provided, however, that, except in the case of default in the payment of principal of, or premium (if any) or interest on, any of the debentures, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debentures. The term default for the purpose of this provision means the happening of any of the events of default specified above, except that any grace period or notice requirement is eliminated.


     The indenture contains provisions entitling the trustee to be indemnified by the holders of the debentures before proceeding to exercise any right or power under the indenture at the request of holders of the debentures.

     The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debentures may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of the debentures, subject to certain conditions.

     In certain cases, the holders of not less than a majority in principal amount of the outstanding debentures may waive, on behalf of the holders of all debentures, any past default or event of default with respect to the debentures, except, among other things, a default not theretofore cured in payment of the principal of, or premium (if any) or interest on, any of the debentures.

     The indenture includes a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

MODIFICATION OF THE INDENTURE

     We and the trustee may, without the consent of the holders of the debentures, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

     - to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the debentures;

     - to add to our covenants, or to surrender any of our rights or powers, for the benefit of the holders of the debentures;

     - to cure any ambiguity, or correct any inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under this indenture;

     - to evidence and provide for the acceptance of any successor trustee with respect to the debentures or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

     - to provide any additional events of default;

     - to provide for the issuance of the debentures in coupon or as fully registered form; and

     - to secure the debentures pursuant to the indenture's limitation on liens.

     No supplemental indenture for the purpose identified in the second, third and fifth points above may be entered into if to do so would adversely affect the rights of the holders of debentures or in any material respect.

     The indenture contains provisions permitting us and the trustee thereunder, with the consent of the holders of not less than a majority in principal amount of the outstanding old debentures and debentures, to execute supplemental indentures by adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debentures, except that no such supplemental indenture may, without the consent of the holders of the debentures, among other things:

     - change the fixed maturity of the debentures; or

     - reduce the principal amount thereof or any premiums payable thereon; or

     - reduce the rate or extend the time of payment of interest thereon.

THE TRUSTEE

     The Bank of New York is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, CIP(R) in the normal course of business. The trustee is also acting as the exchange agent.

GOVERNING LAW

     The indenture is governed by, and construed in accordance with, the laws of the State of New York.

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

                   DIRECTORS AND EXECUTIVE OFFICERS OF CIP(R)

     Our directors and executive officers are as follows:


NAME                                                             OFFICE
----                                                             ------
Wm. Polk Carey............................   Chairman of the Board
Ralph G. Coburn...........................   Director*
George E. Stoddard........................   Director
Thomas E. Zacharias.......................   Director*
Ralph Verni...............................   Director*
Edward V. LaPuma..........................   President
Gordon F. DuGan...........................   Senior Managing Director and Chief Acquisitions
                                             Officer
Claude Fernandez..........................   Managing Director and Chief Accounting Officer
John J. Park..............................   Managing Director and Chief Financial Officer


---------------

* Independent Director

     The following is a biographical summary of the experience of our directors and executive officers:

WM. POLK CAREY
AGE: 71
DIRECTOR SINCE: 1993

     Mr. Carey serves as Chairman of the Board of CIP(R). He has been Chairman and Chief Executive Officer of W. P. Carey & Co., Inc. since 1973, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc.D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that University. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board and Chief Executive Officer of W. P. Carey & Co. LLC, CPA(R):10, Corporate Property Associates 12 Incorporated ("CPA(R):12"), Corporate Property Associates 14 Incorporated ("CPA(R):14") and Corporate Property Associates 15 Incorporated ("CPA(R):15").

RALPH G. COBURN
AGE: 91
DIRECTOR SINCE: 1993

     Mr. Coburn, Rear Admiral USNR (Ret.), is former President and Chief Executive Officer of Hubbard Real Estate Investments (now Urstadt Biddle Properties), an equity REIT sponsored by Merrill Lynch and listed on the New York Stock Exchange. He was also Senior Vice President and a director of Merrill Lynch Hubbard, Inc. specializing in real estate and corporate finance. At Merrill Lynch Hubbard's predecessor corporation, Admiral Coburn has been engaged in a diversity of real estate activity for more than 30 years. A graduate of Harvard College, Harvard Law School and the Naval War College, Admiral Coburn previously served as managing director of the National Association of Real Estate Investment Trusts, Washington, D.C. Admiral Coburn also serves as a director of CPA(R):10 and CPA(R):12.

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

GEORGE E. STODDARD
AGE: 84
DIRECTOR SINCE: 1997

     Mr. Stoddard was, until 1979, officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a director and Senior Executive Vice President of W. P. Carey & Co. LLC. Mr. Stoddard is also a director of CPA(R):10, CPA(R):12, CPA(R):14 and CPA(R):15.

THOMAS E. ZACHARIAS
AGE: 47
DIRECTOR SINCE: 1997

     Mr. Zacharias is currently Senior Vice President of MetroNexus with overall responsibility for the development of 2.85 million square feet of telecom facilities and internet data centers. He has over 22 years experience in acquisitions, financing, development leasing and asset management in real estate. MetroNexus is an operating company largely capitalized by the Morgan Stanley Real Estate Funds. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., Inc., a subsidiary of Lend Lease Corporation, responsible for various residential, mixed-use and telecom development projects. Lend Lease is a global real estate investment management, property development and construction management company, and in the U.S., Lend Lease is the largest advisor of pension fund capital in real estate with $41 billion under management. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors (CPI), which at the time of its merger into Simon Property Group in 1998 was the largest private equity REIT with $5.8 billion under management. Mr. Zacharias managed over $2 billion of investments for CPI and was responsible for over $350 million of new acquisitions and $500 million of new developments in retail, office and industrial property types. Prior to CPI, Mr. Zacharias was an officer at the New York State Urban Development Corporation from 1979-1981. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University and a Master in Business Administration from the Yale School of Management. He is also a director of CPA(R):14 and CPA(R):15. He is a member of the Urban Land Institute, the International Council of Shopping Centers and the Real Estate Board of New York.

RALPH VERNI

AGE: 58


DIRECTOR SINCE: 2001


     Mr. Verni was elected to the board of directors of CIP(R) in 2001. Mr. Verni is a member of the Advisory Committee of Commonwealth Capital Ventures, L.P. I, II and III, venture capital funds. Mr. Verni is also a member of the Advisory Committee for the MIT Center for Real Estate. Mr. Verni served as Chairman, President and Chief Executive Officer of State Street Research & Management, SSRM Holdings, from 1992 to 2000. Mr. Verni currently serves on the Boards of Directors of The MacGregor Group, a Boston-based computer software firm and Colgate University. Mr. Verni is also the Vice Chairman of the Investment Committee of Colgate University and serves on the Advisory Board of Boston University's School for the Arts. Mr. Verni is also a director of CPA(R):12 and CPA(R):15.

EDWARD V. LAPUMA
AGE: 28

     Mr. LaPuma, President, is an Executive Director and Assistant Secretary for
W. P. Carey & Co. LLC. Mr. LaPuma joined W. P. Carey & Co., Inc. as an analyst in May 1994 and became Assistant to the Chairman in July 1995, a Second Vice President in July 1996, a Vice President in April 1997 and a First Vice President in April 1998. In April 1999 Mr. LaPuma was made Executive Vice President and Portfolio Manager for CIP(R). Mr. LaPuma now serves as Executive Director, Portfolio Manager and Assistant Treasurer
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

for CIP(R). A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

GORDON F. DUGAN
AGE: 34

     Mr. DuGan, Senior Managing Director and Chief Acquisitions Officer, currently also serves as President, Chief Acquisitions Officer and Director of
W. P. Carey & Co. LLC. Mr. DuGan was elected President of W. P. Carey & Co., Inc. in 1999, Executive Vice President and a Managing Director of W. P. Carey & Co., Inc. in June 1997. Mr. DuGan rejoined W. P. Carey & Co., Inc. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was, until September 1995, a Senior Vice President in the Acquisitions Department of W. P. Carey & Co., Inc. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan joined W. P. Carey & Co., Inc. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance.

CLAUDE FERNANDEZ
AGE: 48

     Mr. Fernandez is a Managing Director, Executive Vice President and Chief Administrative Officer of W. P. Carey & Co. LLC. Mr. Fernandez joined W. P. Carey & Co., Inc. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W. P. Carey & Co., Inc., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

JOHN J. PARK
AGE: 37

     Mr. Park joined W. P. Carey & Co. as an investment analyst in 1987 and rose to Managing Director and Chief Financial Officer in 1999. Mr. Park received a BS from the Massachusetts Institute of Technology in 1986, and an MBA from the Stern School of Business at New York.

                                 LEGAL MATTERS

     The validity of the shares of CIP(R) common stock and promissory notes to be issued in connection with the merger will be passed upon for CIP(R) by Reed Smith LLP, Philadelphia, Pennsylvania.

     The description of Federal Income Tax Considerations contained in the section of this document entitled "Material United States Federal Income Tax Considerations" is based on the opinion of Reed Smith LLP. That description also relies upon the anticipated opinions of Reed Smith LLP, as counsel for CIP(R) and CPA(R):10, which are conditions to the closing of the merger, regarding the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and regarding CIP(R)'s and CPA(R):10's conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code.

                                    EXPERTS


     The financial statements incorporated in this Prospectus by reference to the Annual Reports on Form 10-K/A and Form 10-K of Carey Institutional Properties Incorporated and Corporate Properties Associates 10 Incorporated, respectively, for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     CIP(R) and CPA(R):10 file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public on the web site maintained by the SEC at "http://www.sec.gov."

     CIP(R) filed a registration statement on Form S-4 to register with the SEC the CIP(R) common stock to be issued to CPA(R):10 shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of CIP(R) in addition to being a proxy statement of CIP(R) and CPA(R):10 for the special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the CIP(R) special meeting and the CPA(R):10 special meeting with an opportunity to make statements if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.


 CIP(R)'S SEC FILINGS (FILE NO. 0-20016)        DESCRIPTION OR PERIOD/ AS OF DATE
 ---------------------------------------        ---------------------------------
Annual Report on Form 10-K/A.............   Year ended December 31, 2000
Quarterly Report on Form 10-Q/A..........   Nine months ended September 30, 2001
Definitive Proxy Statement on Schedule
  14A....................................   Definitive proxy statement relating to
                                            the 2001 annual meeting of CIP(R)
                                            shareholders on June 7, 2001
Registration Statement on Form S-11 (No.
  33-39409), including any subsequently
  filed amendments and reports filed for
  the purpose of updating such
  description............................   Description of CIP(R) common stock


CPA(R):10'S SEC FILINGS (FILE NO. 0-19156)       DESCRIPTION OR PERIOD/ AS OF DATE
------------------------------------------       ---------------------------------
Annual Report on Form 10-K...............    Year ended December 31, 2000
Quarterly Report on Form 10-Q............    Nine months ended September 30, 2001
Definitive Proxy Statement on Schedule
  14A....................................    Definitive proxy statement relating to
                                             the 2001 annual meeting of CPA(R):10
                                             shareholders on June 7, 2001

     We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the CIP(R) special meeting and the CPA(R):10 special meeting.

     The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this joint proxy statement/prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this joint proxy statement/prospectus.

     CIP(R) has supplied all information contained or incorporated by reference in this joint proxy statement/ prospectus relating to CIP(R), and CPA(R):10 has supplied all such information relating to CPA(R):10.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

     Corporate Property Associates 10            Carey Institutional Properties
               Incorporated                               Incorporated
           50 Rockefeller Plaza                       50 Rockefeller Plaza
         New York, New York 10020                   New York, New York 10020
              (800) WP CAREY                             (800) WP CAREY


IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY APRIL 9, 2002 TO RECEIVE THEM BEFORE THE CIP(R) SPECIAL MEETING OR THE CPA(R):10 SPECIAL MEETING.



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE CIP(R) PROPOSALS TO APPROVE THE MERGER AND THE CPA(R):10 PROPOSAL TO APPROVE THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS
JOINT PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY   , 2002, 2001. YOU SHOULD
NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN FEBRUARY   , 2002,
AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF CIP(R) COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
                                  (UNAUDITED)

ASSUMING NO ISSUANCE OF PROMISSORY NOTES:
Pro Forma condensed Consolidated Balance Sheet as of
  September 30, 2001........................................   F-2
Notes to Pro Forma condensed Consolidated Balance Sheet.....   F-3
Pro Forma condensed Consolidated Statements of Income for
  the year ended December 31, 2000 and the nine months ended
  September 30, 2001........................................   F-5
Notes to Pro Forma condensed Consolidated Statements of
  Income....................................................   F-6

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES:
Pro Forma condensed Consolidated Balance Sheet as of
  September 30, 2001........................................   F-8
Notes to Pro Forma condensed Consolidated Balance Sheet.....   F-9
Pro Forma condensed Consolidated Statements of Income for
  the year ended December 31, 2000 and the nine months ended
  September 30, 2001........................................  F-11
Notes to Pro Forma condensed Consolidated Statements of
  Income....................................................  F-12

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (UNAUDITED)

ASSUMING NO ISSUANCE OF PROMISSORY NOTES

     The following unaudited pro forma Condensed Consolidated Balance Sheet as of September 30, 2001 has been presented as if the acquisition of Corporate Property Associates 10 Incorporated ("CPA(R):10") by Carey Institutional Properties Incorporated ("CIP(R)") had occurred on September 30, 2001. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated balance sheets of CPA(R):10 and CIP(R) as of September 30, 2001 included in their respective Form 10-Q filings as of September 30, 2001, incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of CIP(R) have been made.

     Pursuant to the terms of the transaction, CPA(R):10 will be merged into CIP(R). CIP(R) will acquire CPA(R):10 in exchange for approximately 6,436,000 shares of CIP(R) common stock to be issued upon completion of the merger. The merger will be accounted for as a purchase and the assets and liabilities acquired from CPA(R):10 will be recorded at their estimated fair values.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2001, nor does it purport to represent the future financial position of the Company.

                                                    HISTORICAL(1)
                                                 --------------------    PRO FORMA      PRO FORMA
                                                  CIP(R)    CPA(R):10   ADJUSTMENTS    CONSOLIDATED
                                                 --------   ---------   -----------    ------------
                                                     (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS:
  Real estate leased to others:
     Accounted for under the operating method,
       net.....................................  $206,686   $ 72,428      $28,763(2)     $307,877
     Net investment in direct financing
       leases..................................   103,869     16,758        4,722(2)      125,349
  Real estate under construction leased to
     others....................................     4,734                                   4,734
  Equity investments...........................    40,233     14,903        3,208(2)       58,344
  Assets held for sale.........................     6,934                                   6,934
  Cash and cash equivalents....................     7,971      6,628       (6,821)(3)       6,578
                                                                           (1,200)(4)
  Other assets, net............................     5,034      1,261         (106)(5)       6,189
                                                 --------   --------      -------        --------
          Total assets.........................  $375,461   $111,978      $28,566        $516,005
                                                 ========   ========      =======        ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Mortgage notes payable, net..................  $158,601   $ 51,038      $  (363)(6)    $209,276
  Accrued interest payable.....................       995        345                        1,340
  Accounts payable and accrued expenses........     1,322        184                        1,506
  Accounts payable to affiliates...............     1,686      4,358       (4,221)(3)       1,904
                                                                               81(5)
  Prepaid rental income and security
     deposits..................................     1,611         49                        1,660
  Dividends payable............................     4,696      1,365                        6,061
                                                 --------   --------      -------        --------
          Total liabilities....................   168,911     57,339      (4,503)         221,747
  Minority interest............................     6,624      2,110                        8,734
                                                 --------   --------      -------        --------
  Common stock.................................        23          8           (2)(7)          29
  Additional paid-in capital...................   229,574     66,530       19,062(7)      315,166
  Dividends in excess of earnings..............   (20,716)   (13,911)      13,911(7)      (20,716)
  Accumulated other comprehensive income.......      (294)                                   (294)
  Treasury stock, at cost......................    (8,661)       (98)          98(7)       (8,661)
                                                 --------   --------      -------        --------
          Total shareholders' equity...........   199,926     52,529       33,069         285,524
                                                 --------   --------      -------        --------
          Total liabilities and shareholders'
            equity.............................  $375,461   $111,978      $28,566        $516,005
                                                 ========   ========      =======        ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING NO ISSUANCE OF PROMISSORY NOTES

1. Derived from the historical unaudited consolidated balance sheet for each entity as of September 30, 2001, incorporated by reference herein.

2. Reflects adjustments to record CPA(R):10's assets acquired at their estimated fair value.

                                                  FAIR VALUE       REAL ESTATE
                                                    OF REAL         ASSETS AT
                                                 ESTATE ASSETS   HISTORICAL COST   NET ADJUSTMENT
                                                 -------------   ---------------   --------------
Real estate accounted for under the operating
  method, net..................................    $101,191         $(72,428)         $28,763
Net investment in direct financing leases......      21,480          (16,758)           4,722
Equity investments.............................      18,111          (14,903)           3,208

    The assets of CPA(R):10 have been appraised by an independent appraiser. The carrying value of the non-real estate assets is deemed to approximate their fair values.

    Whenever events or circumstances in the future indicate that the carrying amount of the acquired real estate assets have been impaired, the Company's policy is to assess any impairment in value by making a comparison of the current and projected undiscounted cash flows related to such real estate asset acquired in the transaction over its remaining useful life to the carrying amount of real estate assets acquired. Such carrying amount would be adjusted, if necessary, to fair value to reflect any impairment.

3.  Reflects payments by CPA(R):10 as follows:


Accrued commissions to advisor..............................  $1,073
Accrued performance fee due to advisor......................   3,148
Dividend to shareholders....................................   2,600
                                                              ------
                                                              $6,821

    In connection with the merger, certain accrued commissions and performance fees will be paid by CPA(R):10 to the Advisor for services rendered prior to the merger. Such commissions and fees were previously accrued by CPA(R):10.

    Pursuant to the Merger Agreement, CPA(R):10 will declare and pay a dividend of anticipated excess cash of approximately $2,600 to its shareholders prior to the merger.

    CPA(R):10 shareholders who elect to receive CIP(R) shares in the merger will see an increase in their quarterly dividend payment. CIP(R) shareholders' dividends will remain unchanged.

4. Reflects payment of remaining transaction costs. Total transaction costs are estimated to be $1,400 ($730 for CPA(R):10 and $670 for CIP(R)). Pursuant to the terms of the Merger Agreement, CPA(R):10 and CIP(R) will each bear their own costs with certain costs shared pro rata based on the appraised value of their assets. CPA(R):10's transaction costs are expensed currently. CIP(R)'s transaction costs are deferred and will be capitalized to the real estate assets acquired in the transaction.

5. Adjustment to eliminate CPA(R):10 unamortized straight line rents, liability for deferred rent and other non-cash items. CPA(R):10's leases are required to be re-straightlined at the date of the transaction.

6. Adjustment to reflect CPA(R):10's mortgage notes payable assumed by CIP at their estimated fair value. The estimated fair value of fixed rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and interest rate risk.

7.  The changes in shareholders' equity reflect the following:

                                                         ADDITIONAL   DIVIDENDS IN
                                                          PAID IN      EXCESS OF     TREASURY
                                          COMMON STOCK    CAPITAL       EARNINGS      STOCK
                                          ------------   ----------   ------------   --------
Elimination of CPA(R):10 historical
  equity................................      $(8)        $(66,530)     $13,911        $98
Issuance of CIP shares..................        6           85,592
                                              ---         --------      -------        ---
                                              $(2)        $ 19,062      $13,911        $98
                                              ---         --------      -------        ---

ASSUMING NO ISSUANCE OF PROMISSORY NOTES

    In accordance with the terms of the Merger Agreement, CIP(R) will acquire the common stock of CPA(R):10 in exchange for the issuance of approximately 6,436,000 shares of CIP(R) common stock. The shares of CIP(R) common stock have been valued at $13.30 per share based on an independent appraisal of CIP(R)'s assets resulting in a total purchase price of approximately $ 85,598,000.

8. Pro forma book value per share as of September 30, 2001 is $10.00, which is computed as total pro forma shareholders' equity divided by pro forma shares outstanding.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

  FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                      2001
                                  (UNAUDITED)

ASSUMING NO ISSUANCE OF PROMISSORY NOTES

     The following unaudited pro forma Condensed Consolidated Statements of Income for the year ended December 31, 2000 and the nine months ended September 30, 2001 have been presented as if the acquisition of Corporate Property Associates 10 Incorporated ("CPA(R):10") by Carey Institutional Properties Incorporated ("CIP(R)") had occurred as of January 1, 2000. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of CPA(R):10 and CIP(R) included in their respective Form 10-Q filings as of September 30, 2001 and the financial statements included in their respective Annual Reports on Form 10-K for Fiscal Year 2000, each incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of CIP(R) have been made.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                        YEAR ENDED DECEMBER 31, 2000                   NINE MONTHS ENDED SEPTEMBER 30, 2001
                              ------------------------------------------------   ------------------------------------------------
                                 HISTORICAL(1)       PRO FORMA     PRO FORMA        HISTORICAL(1)       PRO FORMA     PRO FORMA
                              CIP(R)    CPA(R):10   ADJUSTMENTS   CONSOLIDATED   CIP(R)    CPA(R):10   ADJUSTMENTS   CONSOLIDATED
                              -------   ---------   -----------   ------------   -------   ---------   -----------   ------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Rental income.............  $27,634    $12,145       $  31(2)   $    39,810    $21,459    $ 9,499       $  19(2)   $    30,977
  Interest income from
    direct financing
    leases..................   12,307      2,249                       14,556      9,259      1,804                       11,063
  Other interest and
    dividend income.........      498        163                          661        198        161                          359
  Other income..............      194                                     194        227        140                          367
                              -------    -------       -----      -----------    -------    -------       -----      -----------
                               40,633     14,557          31           55,221     31,143     11,604          19           42,766
                              -------    -------       -----      -----------    -------    -------       -----      -----------
Expenses:
  Interest..................   14,380      5,515          72(3)        19,967     10,583      3,745          54(3)        14,382
  Depreciation and
    amortization............    5,510      2,384        (354)(4)        7,540      4,150      1,819        (296)(4)        5,673
  General and
    administrative..........    2,877      1,540         (72)(5)        4,345      2,320      1,192         (46)(5)        3,466
  Property expenses.........    6,480      1,901         155(6)         8,536      5,531      1,342          98(6)         6,971
  Writedown to fair value...      144        226                          370      2,300                                   2,300
                              -------    -------       -----      -----------    -------    -------       -----      -----------
                               29,391     11,566        (199)          40,758     24,884      8,098        (190)          32,792
                              -------    -------       -----      -----------    -------    -------       -----      -----------
  Income before income from
    equity investments, net
    gains and minority
    interest in income......   11,242      2,991         230           14,463      6,259      3,506         209            9,974
Income from equity
  investments...............    4,944      2,122         113(7)         7,179      4,010      1,763          84(7)         5,857
                              -------    -------       -----      -----------    -------    -------       -----      -----------
Income before net gains and
  minority interest in
  income....................   16,186      5,113         343           21,642     10,269      5,269         293           15,831
Unrealized gains on
  warrants..................                                                       2,178                                   2,178
Gains on sales of real
  estate and securities,
  net.......................       24         23                           47      1,044      1,044                        2,088
                              -------    -------       -----      -----------    -------    -------       -----      -----------
Income before minority
  interest in income........   16,210      5,136         343           21,689     13,491      6,313         293           20,097
Minority interest in
  income....................     (833)      (722)                      (1,555)      (655)      (752)                      (1,407)
                              -------    -------       -----      -----------    -------    -------       -----      -----------
Income before extraordinary
  items.....................  $15,377    $ 4,414       $ 343      $    20,134    $12,836    $ 5,561       $ 293      $    18,690
                              =======    =======       =====      ===========    =======    =======       =====      ===========
Pro forma income before
  extraordinary items per
  basic share...............                                      $      0.71                                        $      0.66
Pro forma income before
  extraordinary items per
  diluted share.............                                      $      0.70                                        $      0.65
Pro forma weighted average
  number of basic shares
  outstanding...............                                       28,353,140                                         28,513,807
Pro forma weighted average
  number of diluted shares
  outstanding...............                                       28,708,035                                         28,868,702
Ratio of earnings to fixed
  charges(8)................                                             2.01                                               2.25
                                                                  ===========                                        ===========

See accompanying notes to pro forma condensed consolidated statements of income.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING NO ISSUANCE OF PROMISSORY NOTES

1. Derived from the historical statements of income of CPA(R):10 and CIP for the year ended December 31, 2000 and the nine months ended September 30, 2001, incorporated by reference herein.

2. Reflects the increase in rental income due to the re-straightlining of rents beginning January 1, 2000.

3. Reflects the increase in interest expense resulting from the adjustment of CPA(R):10's mortgage notes payable assumed by CIP to their estimated fair values. The excess of the historical carrying value of the mortgage notes over their estimated fair value is amortized as a yield adjustment over their remaining lives, which range from 2 to 12 years.

                               FAIR VALUE     WEIGHTED        YEAR ENDED       NINE MONTHS ENDED
                               ADJUSTMENT   AVERAGE LIFE   DECEMBER 31, 2000   SEPTEMBER 30, 2001
                               ----------   ------------   -----------------   ------------------
Mortgage notes payable.......     $363           7                $72                 $54

4. Reflects decrease in depreciation and amortization expense in connection with adjustment of real estate assets and unamortized financing costs to their fair value.

                                ASSETS AT                      YEAR ENDED       NINE MONTHS ENDED
                                FAIR VALUE   REVISED LIFE   DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                ----------   ------------   -----------------   ------------------
Buildings and improvements....   $81,217       40 years          $ 2,030             $ 1,523
Less:
  Historical depreciation
     expense..................                                    (2,337)             (1,752)
  Elimination of historical
     amortization expense.....                                       (47)                (67)
                                                                 -------             -------
                                                                 $  (354)            $  (296)
                                                                 -------             -------

5.  Decrease in general and administrative expense as follows:

                                                         YEAR ENDED       NINE MONTHS ENDED
                                                      DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                      -----------------   ------------------
CPA(R):10 directors' compensation...................        $(44)                $(34)
Elimination of CPA(R):10's deferred rent
  obligation........................................         (28)                 (12)
                                                            ----                 ----
                                                            $(72)                $(46)

6. Reflects increase in asset management and performance fees due to an increase in the appraised value of CPA(R):10's assets as follows:

                            ASSETS AT    MANAGEMENT AND       YEAR ENDED       NINE MONTHS ENDED
                            FAIR VALUE   PERFORMANCE FEE   DECEMBER 31, 2000   SEPTEMBER 30, 2001
                            ----------   ---------------   -----------------   ------------------
Total real estate
  assets..................   $170,000           1%              $ 1,700             $ 1,275
Less: Historical
  management and
  performance fee.........                                       (1,545)             (1,177)
                                                                -------             -------
                                                                $   155             $    98

     The Advisory Agreements of CPA(R):10 and CIP(R) each provide for the payment of asset management fees of 1/2 of 1% per annum of Average Invested Assets as defined in the Agreements with the Advisor. The Agreements also provide for the payment of performance fees of 1/2 of 1% per annum of Average Invested Assets. Average Invested Assets is determined periodically pursuant to an independent valuation of assets.

     The appraised value of CPA(R):10's assets of $170,000 includes the value of investments in real estate adjusted for CPA(R):10's proportional interest in the underlying real estate assets accounted for under the equity method, and for the minority interests' share of the value of consolidated real estate assets.

7.  Reflects an increase in equity income as follows:

                                                         YEAR ENDED       NINE MONTHS ENDED
                                                      DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                      -----------------   ------------------
Net amortization of fair value change of equity
  investment........................................        $ 69                 $51
Add: Historical noncash amortization of capitalized
  item..............................................          44                  33
                                                            ----                 ---
                                                            $113                 $84

8. Computed as net income from continuing operations before minority interest and extraordinary items, adjusted for equity income, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest, divided by fixed charges.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (UNAUDITED)

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES

     The following unaudited pro forma Condensed Consolidated Balance Sheet as of September 30, 2001 has been presented as if the acquisition of Corporate Property Associates 10 Incorporated ("CPA(R):10") by Carey Institutional Properties Incorporated ("CIP(R)") had occurred on September 30, 2001. This unaudited pro forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated balance sheets of CPA(R):10 and CIP(R) as of September 30, 2001 included in their respective Form 10-Q filings as of September 30, 2001, incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of CIP(R) have been made. For purposes of the pro forma balance sheet presentation, it is assumed that holders of 50% of CPA(R):10 common shares (the maximum amount being offered pursuant to the merger agreement) elect to receive promissory notes in lieu of CIP(R) shares.

     Pursuant to the terms of the transaction, CPA(R):10 will be merged into CIP(R). CIP(R) will acquire CPA(R):10 in exchange for approximately 3,218,000 shares of CIP(R) common stock and the issuance of approximately $42,799,000 of promissory notes, with a fair value of approximately $41,860,000, to be issued upon completion of the merger. The merger will be accounted for as a purchase and the assets and liabilities acquired from CPA(R):10 will be recorded at their estimated fair value.

     This unaudited pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2001, nor does it purport to represent the future financial position of the Company.

                                                               HISTORICAL(1)
                                                            --------------------    PRO FORMA     PRO FORMA
                                                             CIP(R)    CPA(R):10   ADJUSTMENTS   CONSOLIDATED
                                                            --------   ---------   -----------   ------------
                                                                (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS:
Real estate leased to others:
  Accounted for under the operating method, net...........  $206,686   $ 72,428     $ 28,170(2)    $307,284
  Net investment in direct financing leases...............   103,869     16,758        4,604(2)     125,231
Real estate under construction leased to others...........     4,734                                  4,734
Equity investments........................................    40,233     14,903        2,980(2)      58,116
Assets held for sale......................................     6,934                                  6,934
Cash and cash equivalents.................................     7,971      6,628       (6,821)(3)      6,578
                                                                                      (1,200)(4)
Other assets, net.........................................     5,034      1,261         (106)(5)      6,189
                                                            --------   --------     --------       --------
          Total assets....................................  $375,461   $111,978     $ 27,627       $515,066
                                                            ========   ========     ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable, net........................................                          $ 41,860(6)    $ 41,860
Mortgage notes payable, net...............................  $158,601   $ 51,038         (363)(7)    209,276
Accrued interest payable..................................       995        345                       1,340
Accounts payable and accrued expenses.....................     1,322        184                       1,506
Accounts payable to affiliates............................     1,686      4,358       (4,221)(3)      1,904
                                                                                          81(5)
Prepaid rental income and security deposits...............     1,611         49                       1,660
Dividends payable.........................................     4,696      1,365                       6,061
                                                            --------   --------     --------       --------
          Total liabilities...............................   168,911     57,339       37,357        263,607
Minority interest.........................................     6,624      2,110                       8,734
                                                            --------   --------     --------       --------
Common stock..............................................        23          8           (5)(8)         26
Additional paid-in capital................................   229,574     66,530      (23,734)(8)    272,370
Dividends in excess of earnings...........................   (20,716)   (13,911)      13,911(8)     (20,716)
Accumulated other comprehensive income....................      (294)                                  (294)
Treasury stock............................................    (8,661)       (98)          98(8)      (8,661)
                                                            --------   --------     --------       --------
          Total shareholders' equity......................   199,926     52,529       (9,730)       242,725
                                                            --------   --------     --------       --------
          Total liabilities and shareholders' equity......  $375,461   $111,978     $ 27,627       $515,066
                                                            ========   ========     ========       ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES

1. Derived from the historical unaudited consolidated balance sheet for each entity as of September 30, 2001, incorporated by reference herein.

2. Reflects adjustments to record CPA(R):10's assets acquired at their estimated fair value.

                                              FAIR VALUE OF      REAL ESTATE ASSETS
                                            REAL ESTATE ASSETS   AT HISTORICAL COST   NET ADJUSTMENT
                                            ------------------   ------------------   --------------
Real estate accounted for under the
  operating method, net...................       $100,598             $(72,428)          $28,170
Net investment in direct financing
  leases..................................         21,362              (16,758)            4,604
Equity investments........................         17,883              (14,903)            2,980

    The assets of CPA(R):10 have been appraised by an independent appraiser. The carrying value of the non-real estate assets are deemed to approximate their fair values.

    Whenever events or circumstances in the future indicate that the carrying amount of the acquired real estate assets have been impaired, the Company's policy is to assess any impairment in value by making a comparison of the current and projected undiscounted cash flows related to such real estate asset acquired in the transaction over its remaining useful life to the carrying amount of real estate assets acquired. Such carrying amount would be adjusted, if necessary, to fair value to reflect any impairment.

3.  Reflects payments by CPA(R):10 as follows:

Accrued commissions to advisor..............................   $1,073
Accrued performance fee due to advisor......................    3,148
Dividend to shareholders....................................    2,600
                                                               ------
                                                               $6,821

    In connection with the merger, certain accrued commissions and performance fees will be paid by CPA(R):10 to the Advisor for services rendered prior to the merger. Such commissions and fees were previously accrued by CPA(R):10.

    Pursuant to the Merger Agreement, CPA(R):10 will declare and pay a dividend of anticipated excess cash of approximately $2,600 to its shareholders prior to the merger.

    CPA(R):10 shareholders who elect to receive CIP(R) shares in the merger will see an increase in their quarterly dividend payment. CIP(R) shareholders' dividends will remain unchanged.

4. Reflects payment of remaining transaction costs. Total transaction costs are estimated to be $1,400 ($730 for CPA(R):10 and $670 for CIP(R)). Pursuant to the terms of the Merger Agreement, CPA(R):10 and CIP(R) will each bear their own costs with certain costs shared pro rata based on the appraised value of their assets. CPA(R):10's transaction costs are expensed currently. CIP(R)'s transaction costs are deferred and will be capitalized to the real estate assets acquired in the transaction.

5. Adjustment to eliminate CPA(R):10 unamortized straight line rents, liability for deferred rent and other non-cash items. CPA(R):10's leases are required to be re-straightlined at the date of the transaction.

6. Reflects fair value of the maximum issuance of promissory notes to CPA(R):10 shareholders at a current market interest rate. Pursuant to the terms of the Merger Agreement, holders of up to 50% of CPA(R):10 common shares may elect to receive promissory notes in lieu of CIP(R) common shares. The notes bear interest of 4% per annum and have a three-year term.

7. Adjustment to reflect CPA(R):10's mortgage notes payable assumed by CIP at their estimated fair value. The estimated fair value of fixed rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and interest rate risk.

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES

8.  The changes in shareholders' equity reflect the following:

                                                          ADDITIONAL   DIVIDENDS IN
                                                           PAID IN      EXCESS OF     TREASURY
                                           COMMON STOCK    CAPITAL       EARNINGS      STOCK
                                           ------------   ----------   ------------   --------
Exchange of equity interest for CIP
  shares.................................      $(8)        $(66,530)     $13,911        $98
Issuance of CIP shares...................        3           42,796
                                               ---         --------      -------        ---
                                               $(5)        $(23,734)     $13,911        $$98

    Issuance of promissory notes

    In accordance with the terms of the Merger Agreement, CIP(R) will acquire the common stock of CPA(R):10 in exchange for the issuance of shares of CIP(R) common stock and/or promissory notes totaling $85,598. The shares of CIP(R) common stock have been valued at $13.30 per share based on an independent appraisal of CIP(R)'s assets. The pro forma condensed consolidated balance sheet reflects the issuance of approximately 3,218,000 CIP(R) shares, assuming holders of 50% of CPA(R):10 shares elect to receive promissory notes in lieu of CIP(R) common stock.

9. Pro forma book value per share as of September 30, 2001 is $9.58, which is computed as total pro forma shareholders' equity divided by pro forma shares outstanding.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
  FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                      2001
                                  (UNAUDITED)

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES

     The following unaudited pro forma Condensed Consolidated Statements of Income for the year ended December 31, 2000 and the nine months ended September 30, 2001 have been presented as if the acquisition of Corporate Property Associates 10 Incorporated ("CPA(R):10") by Carey Institutional Properties Incorporated ("CIP(R)") had occurred as of January 1, 2000. The unaudited pro forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of CPA(R):10 and CIP(R) included in their respective Form 10-Q filings as of September 30, 2001 and the financial statements included in their respective Annual Reports on Form 10-K for Fiscal Year 2000 incorporated by reference herein. In Management's opinion, all adjustments necessary to reflect the merger and the related issuance of shares of common stock of CIP(R) have been made. For the purposes of the pro forma income statement presentation, it is assumed that 50% of CPA(R):10 shareholders (the maximum amount being offered pursuant to the merger agreement) will elect to receive promissory notes in lieu of CIP(R) common shares.

     These unaudited pro forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been, nor do they purport to represent the results of operations for future periods.

                                      YEAR ENDED DECEMBER 31, 2000                    NINE MONTHS ENDED SEPTEMBER 30, 2001
                            -------------------------------------------------   -------------------------------------------------
                               HISTORICAL(1)                                       HISTORICAL(1)
                            -------------------    PRO FORMA      PRO FORMA     -------------------    PRO FORMA      PRO FORMA
                            CIP(R)    CPA(R):10   ADJUSTMENTS    CONSOLIDATED   CIP(R)    CPA(R):10   ADJUSTMENTS    CONSOLIDATED
                            -------   ---------   -----------    ------------   -------   ---------   -----------    ------------
                                                          (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Rental income...........  $27,634    $12,145      $    31(2)   $    39,810    $21,459    $ 9,499      $    19(2)   $    30,977
  Interest from direct
    financing leases......   12,307      2,249                        14,556      9,259      1,804                        11,063
  Other interest and
    dividend income.......      498        163                           661        198        161                           359
    Other income..........      194                                      194        227        140                           367
                            -------    -------      -------      -----------    -------    -------      -------      -----------
        Total revenues....   40,633     14,557           31           55,221     31,143     11,604           19           42,766
                            -------    -------      -------      -----------    -------    -------      -------      -----------
Expenses:
  Interest................   14,380      5,515        2,082(3)        21,977     10,583      3,745        1,562(3)        15,890
  Depreciation and
    amortization..........    5,510      2,384         (366)(4)        7,528      4,150      1,819         (305)(4)        5,664
  General and
    administrative........    2,877      1,540          (72)(5)        4,345      2,320      1,192          (46)(5)        3,466
  Property expenses.......    6,480      1,901          155(6)         8,536      5,531      1,342           98(6)         6,971
  Writedown to fair
    value.................      144        226                           370      2,300                                    2,300
                            -------    -------      -------      -----------    -------    -------      -------      -----------
                             29,391     11,566        1,799           42,756     24,884      8,098        1,309           34,291
                            -------    -------      -------      -----------    -------    -------      -------      -----------
  Income before income
    from equity
    investments, net gains
    and minority interest
    in income.............   11,242      2,991       (1,768)          12,465      6,259      3,506       (1,290)           8,475
Income from equity
  investments.............    4,944      2,122          113(7)         7,179      4,010      1,763           84(7)         5,857
                            -------    -------      -------      -----------    -------    -------      -------      -----------
  Income before net gains
    and minority interest
    in income.............   16,186      5,113       (1,655)          19,644     10,269      5,269       (1,206)          14,332
Unrealized gains on
  warrants................                                                        2,178                                    2,178
Gains on sales of real
  estate and securities,
  net.....................       24         23                            47      1,044      1,044                         2,088
                            -------    -------      -------      -----------    -------    -------      -------      -----------
  Income before minority
    interest in income....   16,210      5,136       (1,655)          19,691     13,491      6,313       (1,206)          18,598
Minority interest in
  income..................     (833)      (722)                       (1,555)      (655)      (752)                       (1,407)
                            -------    -------      -------      -----------    -------    -------      -------      -----------
  Income before
    extraordinary items...  $15,377    $ 4,414      $(1,655)     $    18,136    $12,836    $ 5,561      $(1,206)     $    17,191
                            =======    =======      =======      ===========    =======    =======      =======      ===========
Pro forma income before
  extraordinary items per
  basic share.............                                       $      0.72                                         $      0.68
Pro forma income before
  extraordinary items per
  diluted share...........                                       $      0.71                                         $      0.67
Pro forma weighted average
  number of basic shares
  outstanding.............                                        25,135,187                                          25,295,854
Pro forma weighted number
  of average diluted
  shares outstanding......                                        25,490,082                                          25,650,749
Ratio of earnings to fixed
  charges(8)..............                                              1.83                                                2.04
                                                                 ===========                                         ===========

See accompanying notes to pro forma condensed consolidated statements of income.

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

ASSUMING MAXIMUM ISSUANCE OF PROMISSORY NOTES

1. Derived from the historical statements of income of CPA(R):10 and CIP(R) for the year ended December 31, 2000 and the nine months ended September 30, 2001, incorporated by reference herein.

2. Reflects the increase in rental income due to the re-straightlining of rents beginning January 1, 2000.

3.  Reflects the adjustment to interest expense resulting from the following:

                                                             YEAR ENDED       NINE MONTHS ENDED
                                                          DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                          -----------------   ------------------
         Interest expense on notes payable of $42,799...       $1,712               $1,284
         Amortization of fair value adjustment of notes
           payable and mortgage notes payable...........          370                  278
                                                               ------               ------
                                                               $2,082               $1,562

    Pursuant to the terms of the Merger Agreement, holders of up to 50% of CPA(R):10 common shares may elect to receive promissory notes in lieu of CIP(R) shares. Promissory notes bear interest at 4% per annum. Interest expense adjustment reflects maximum issuance of promissory notes.

    The face value of mortgage notes payable in excess of the fair value is $363. Such excess is amortized into interest expense over the remaining lives of the mortgages, which range from 2 to 12 years.

    The face value of notes payable in excess of the fair value is $939. Such excess is amortized into interest expense over 3 years, the remaining life of the notes.

4. Reflects decrease in depreciation and amortization expense in connection with adjustment of real estate assets and unamortized financing costs to their fair value.

                                    ASSETS AT                      YEAR ENDED       NINE MONTHS ENDED
                                    FAIR VALUE   REVISED LIFE   DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                    ----------   ------------   -----------------   ------------------
    Buildings and improvements....   $80,739       40 years          $ 2,018             $ 1,514
    Less:
      Historical depreciation
         expense..................                                    (2,337)             (1,752)
      Elimination of historical
         amortization expense.....                                       (47)                (67)
                                                                     -------             -------
                                                                     $  (366)            $  (305)

5.  Decrease in general and administrative expense as follows:

                                                             YEAR ENDED       NINE MONTHS ENDED
                                                          DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                          -----------------   ------------------
    CPA(R):10 directors' compensation...................        $(44)                $(34)
    Elimination of deferred expense as a result of fair
      value adjustment..................................         (28)                 (12)
                                                                ----                 ----
                                                                $(72)                $(46)

6. Reflects increase in asset management and performance fees due to an increase in the appraised value of CPA(R):10's assets as follows:

                                 ASSETS AT    MANAGEMENT AND       YEAR ENDED       NINE MONTHS ENDED
                                 FAIR VALUE   PERFORMANCE FEE   DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                 ----------   ---------------   -----------------   ------------------
    Total real estate assets...   $170,000           1%              $ 1,700             $ 1,275
    Less: Historical management
      and performance fee......                                       (1,545)             (1,177)
                                                                     -------             -------
                                                                     $   155             $    98

    The Advisory Agreements of CPA(R):10 and CIP(R) each provide for the payment of asset management fees of 1/2 of 1% per annum of Average Invested Assets as defined in the Agreements with the Advisor. The Agreements also provide for the payment of performance fees of 1/2 of 1% per annum of Average Invested Assets. Average Invested Assets is determined periodically pursuant to an independent valuation of assets.

    The appraisal value of CPA(R):10's assets of $170,000 includes the value of investments in real estate adjusted for CPA(R):10's proportional interest in the underlying real estate assets accounted for under the equity method, and for the minority interests in the value of consolidated real estate assets.

7.  Reflects an increase in equity income as follows:

                                                             YEAR ENDED       NINE MONTHS ENDED
                                                          DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                                          -----------------   ------------------
    Net amortization of fair value change of equity
      investment........................................        $ 69                 $51
    Add: Historical noncash amortization of capitalized
      item..............................................          44                  33
                                                                ----                 ---
                                                                $113                 $84

8. Computed as net income from continuing operations before minority interest and extraordinary items, adjusted for equity income, plus fixed charges (interest, interest component of rental expense, capitalized interest) and amortization of capitalized interest, less capitalized interest, divided by fixed charges.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               DECEMBER 14, 2001

                                 BY AND BETWEEN

                CORPORATE PROPERTY ASSOCIATES 10, INCORPORATED,

                             A MARYLAND CORPORATION

                                      AND

                  CAREY INSTITUTIONAL PROPERTIES INCORPORATED,

                            A MARYLAND CORPORATION.

                               TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS...........................................     1
1.01.  Definitions.................................................     1
ARTICLE II -- MERGER...............................................     1
2.01.  The Merger..................................................     1
2.02.  Closing.....................................................     2
2.03.  Securities Law Filings......................................     2
2.04.  Closing of CPA:10's Transfer Books..........................     2
2.05.  Recordation of Exchange.....................................     2
2.06.  Transfer Taxes..............................................     3
2.07.  Books and Records...........................................     3
2.08.  Fractional Shares...........................................     3
2.09.  Appraisal Rights............................................     3
2.10.  Withholding Taxes...........................................     3
2.11.  Further Action..............................................     3
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF CPA:10............     3
3.01.  Organization and Standing...................................     4
3.02.  Subsidiaries................................................     4
3.03.  Articles of Incorporation and Bylaws........................     4
3.04.  Capitalization..............................................     4
3.05.  Financial Statements; Financial Position....................     4
3.06.  No Liabilities..............................................     5
3.07.  Taxes.......................................................     5
3.08.  Conduct of Business; Absence of Material Adverse Change.....     6
3.09.  Title to Property and Assets................................     6
3.10.  Insurance...................................................     6
3.11.  Debt Instruments............................................     7
3.12.  Leases......................................................     7
3.13.  Other Agreements............................................     7
3.14.  Books and Records...........................................     8
3.15.  Litigation; Disputes........................................     8
3.16.  Employees...................................................     8
3.17.  Pension and Benefit Plans...................................     8
3.18.  Environmental...............................................     8
3.19.  Restrictions and Consents...................................     8
3.20.  Authorization...............................................     8
3.21.  Absence of Violation........................................     9
3.22.  Binding Obligation..........................................     9
3.23.  SEC Filings.................................................     9
3.24.  Finders' Fees...............................................     9
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF CIP................    10
4.01.  Organization and Standing...................................    10
4.02.  Subsidiaries................................................    10
4.03.  Articles of Incorporation and Bylaws........................    10
4.04.  Capitalization..............................................    10
4.05.  Financial Statements; Financial Position....................    10
4.06.  No Liabilities..............................................    11
4.07.  Taxes.......................................................    11
4.08.  Conduct of Business; Absence of Material Adverse Change.....    12
4.09.  Title to Property and Assets................................    13
4.10.  Insurance...................................................    13
4.11.  Debt Instruments............................................    13

4.12.  Leases......................................................    13
4.13.  Other Agreements............................................    13
4.14.  Books and Records...........................................    14
4.15.  Litigation; Disputes........................................    14
4.16.  Employees...................................................    14
4.17.  Pension and Benefit Plans...................................    14
4.18.  Environmental...............................................    14
4.19.  Restrictions and Consents...................................    14
4.20.  Authorization...............................................    14
4.21.  Absence of Violation........................................    14
4.22.  Binding Obligation..........................................    15
4.23.  SEC Filings.................................................    15
4.24.  Finders' Fees...............................................    15
ARTICLE V -- COVENANTS.............................................    15
5.01.  Notices of Certain Events...................................    15
5.02.  Confidentiality; Non-Solicitations..........................    15
5.03.  Best Efforts................................................    16
5.04.  Certain Filings.............................................    16
5.05.  Taxes.......................................................    16
5.06.  Tax Reporting...............................................    17
5.07.  Public Announcements........................................    17
ARTICLE VI -- CONDITIONS TO CLOSING................................    17
6.01.  Conditions to the Obligations of Each Party.................    17
6.02.  Conditions to Obligations of CIP............................    17
6.03.  Conditions to Obligations of CPA:10.........................    18
ARTICLE VII -- TERMINATION.........................................    18
7.01.  Termination of Agreement....................................    19
7.02.  Effect of Termination.......................................    19
7.03.  Extension; Waiver...........................................    19
ARTICLE VIII -- MISCELLANEOUS......................................    19
8.01.  Notices.....................................................    19
8.02.  Amendments; No Waivers......................................    20
8.03.  Expenses....................................................    20
8.04.  Successors and Assigns......................................    20
8.05.  Governing Law...............................................    20
8.06.  Counterparts; Effectiveness.................................    20
8.07.  Entire Agreement............................................    20
8.08.  Captions....................................................    20
8.09.  Severability................................................    20
8.10.  Enforcement.................................................    20

EXHIBITS

Exhibit A  Articles of Merger
Exhibit B  Form of Promissory Note
Exhibit C  Form of legal opinion of Reed Smith LLP
Exhibit D  Form of legal opinion of Reed Smith LLP

SCHEDULES

Schedule I -- Definitions
CPA:10 Disclosure Schedule
CIP Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT dated as of December 14, 2001 by and between Corporate Property Associates 10 Incorporated, a Maryland corporation ("CPA:10"), and Carey Institutional Properties Incorporated, a Maryland corporation ("CIP").

                              W I T N E S S E T H:

     WHEREAS, CPA:10 and CIP intend to effect a merger of CPA:10 with and into CIP in accordance with this Agreement, and the Maryland General Corporation Law (the "Merger"), where upon consummation of the Merger, CPA:10 will cease to exist;

     WHEREAS, this Agreement has been approved by the respective boards of directors of CPA:10 and CIP;

     WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) this Agreement constitutes a plan of reorganization, and (c) CPA:10 and CIP will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01. Definitions. Capitalized terms used but not defined herein shall have the meaning set forth on Schedule I attached hereto.

                                   ARTICLE II

                                     MERGER

     2.01. The Merger. Subject to the terms and conditions of this Agreement and the Articles of Merger, CPA:10 shall be merged with and into CIP in accordance with the applicable provisions of the laws of the State of Maryland, the terms and conditions of this Agreement and the Articles of Merger so that:

          (a) At the Effective Time (as defined below), CPA:10 shall be merged with and into CIP. As a result of the Merger, the separate corporate existence of CPA:10 shall cease and CIP shall continue as the surviving company (sometimes referred to herein as the "Surviving Company") in accordance with the laws of the State of Maryland.

          (b) The Articles of Incorporation and Bylaws of CIP in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Company after the Effective Time unless and until further amended as provided by law; provided, however, that concurrently with the filing of the Articles of Merger, the Surviving Company shall file the Articles Supplementary.

          (c) The directors and officers of CIP immediately prior to the Effective Time, shall be the directors and officers of the Surviving Company after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenures are otherwise terminated in accordance with the Bylaws of the Surviving Company.

          (d) At the Effective Time, by virtue of the Merger and without any further action on the part of CIP, CPA:10 or any stockholder of CPA:10 (the "Stockholders"), each share of CPA:10's common stock, $.001 par value ("CPA:10 Common Stock"), outstanding immediately prior to the Effective
     Time shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall
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     be converted into the right to receive, at the election of each Stockholder pursuant to Section 2.01(e) below, either:

             (i) that number of shares of CIP's common stock, $.001 par value ("CIP Common Stock") equal to the product of (A) the number of shares of CPA:10 Common Stock owned by such Stockholder and (B) 0.8445 (the "Common Stock Exchange Ratio"); or

             (ii) a Promissory Note maturing on December 31, 2004 of the Effective Time and bearing an annual interest rate of four percent (4%), payable quarterly in arrears, in principal amount equal to the product of (A) the number of shares of CPA:10 Common Stock owned by such Stockholder and (B) $11.23 (the "Promissory Note Exchange Ratio").

          (e) Stockholders must elect to receive either CIP Common Stock or a Promissory Note in total, and may not receive a combination of CIP Common Stock and a Promissory Note in exchange for their CPA:10 Common Stock. Stockholders must make their election to receive CIP Common Stock or a Promissory at the time they cast their vote either in favor of or against the Merger, and such election may be revoked on the same terms as such vote, as set forth in the Proxy Statement. Stockholders who do not vote with respect to the Merger or who abstain from voting with respect to the Merger will be deemed to have elected to receive CIP Common Stock. Notwithstanding the foregoing, any Stockholder who was not a Stockholder of record of CPA:10 at the close of business on the business day immediately preceding the date of this Agreement shall not have any right to elect to receive a Promissory Note and shall automatically be deemed to have elected to receive CIP Common Stock in accordance with Section 2.01(d)(i) above.

     2.02. Closing. The closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of CIP's Counsel in New York, New York as soon as possible after satisfaction of the conditions set forth in Article VI, but in no event later than 11:59 p.m., New York time, on [June 30, 2002], or at such other time or place as CPA:10 and CIP may agree (the "Closing Date"). Simultaneously with the Closing, the Articles of Merger shall be filed in the office of the Secretary of State of the State of Maryland. The Merger shall become effective immediately upon the date stamped by the Secretary of State of the State of Maryland on the Articles of Merger or such other date and time as indicated in the Articles of Merger (such date is referred to as the "Effective Time"). As soon as practicable following the Effective Time, CIP shall deliver, to each Stockholder certificates representing the CIP Common Stock or Promissory Note as elected by such Stockholder in accordance with
Section 2.01(e).

     2.03. Securities Law Filings. As soon as practicable following execution and delivery of this Agreement, each of CPA:10 and CIP shall use reasonably commercial efforts to file with the U.S. Securities and Exchange Commission ("SEC") and any other state securities authorities any and all proxy solicitation statements and registration statements legally required to be so filed and declared effective. Each of the boards of directors of CPA:10 and CIP shall recommend to their respective stockholders that such stockholders approve the Merger and shall solicit proxies from their respective stockholders to vote on the Merger.

     2.04. Closing of CPA:10's Transfer Books. At the Effective Time, holders of shares of CPA:10's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CPA:10, and the stock transfer books of CPA:10 shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the CPA:10's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, clear and convincing evidence as to ownership of any shares of CPA:10's capital stock (a "CPA:10 Stock Claim") is presented to the Surviving Company, such CPA:10 Stock Claim shall be canceled and shall be exchanged for CIP Common Stock as provided in Section 2.01(e).

     2.05. Recordation of Exchange. At or prior to the Effective Time, CIP shall reserve for exchange in accordance with this Section 2, (i) the aggregate number of shares of CIP Common Stock issuable pursuant to Section 2.01(d)(i) in exchange for outstanding shares of CPA:10 Common Stock held by Stockholders electing to receive CIP Common Stock, and (ii) Promissory Notes in the aggregate principal amount issuable pursuant to Section 2.01(d)(ii) in exchange for outstanding shares of CPA:10 Common Stock held by

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

Stockholders electing to receive a Promissory Note. At the Closing, each Stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of CIP Common Stock or a Promissory Note shall automatically be entered on the books of CIP as a holder of CIP Common Stock or Promissory Notes, as applicable. Neither the CIP Common Stock nor the Promissory Notes shall be certificated.

     2.06. Transfer Taxes. CIP shall pay any stamp tax or documentary tax assessed upon or with respect to the issuance of the CIP Common Stock and Promissory Notes to be issued in accordance with Section 2.01(d).

     2.07. Books and Records. On or before the Closing Date, CPA:10 shall deliver to CIP, or its representatives, where located, all organizational documents, minute books, stock record books and corporate seals of CPA:10, and the original copies of all books of account, leases, other agreements, securities, customer lists, files and other documents, instruments and papers of any kind or nature belonging to or relating to CPA:10 or its business.

     2.08. Fractional Shares. Nothing in this Agreement shall prohibit the issuance of fractional shares of CIP Common Stock and no Stockholder shall be entitled to receive cash or scrip in lieu thereof.

     2.09. Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of CPA:10 for which, as of the stockholders' meeting called to approve the Merger (the "CPA:10 Stockholders' Meeting"), the holder thereof has demanded to be paid fair value for such stock in accordance with Sections 3-201 et seq. of the Maryland General Corporation Law ("Dissenting Shares") shall not be converted into or represent the right to receive CIP Common Stock or a Promissory Note, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 3-201 et seq. of the Maryland General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Sections 3-201 et seq. of the Maryland General Business Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive CIP Common Stock in accordance with Section 2.01(e).

     2.10. Withholding Taxes. CPA:10 and CIP shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as CPA:10 and CIP determine they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made. The Surviving Company is hereby authorized to sell or otherwise dispose of at fair market value such portion of consideration as is necessary to provide sufficient funds to CPA:10 or CIP, as the case may be, in order to enable it to comply with such deduction or withholding requirement.

     2.11. Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title and possession of and to all rights and property of CPA:10, the officers and directors of the Surviving Company shall be fully authorized (in the name of CPA:10 and otherwise) to take such action.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CPA:10

     Except as set forth in the CPA:10 Disclosure Schedule, CPA:10 represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the CPA:10 Disclosure Schedule) to CIP as follows (it being understood that any disclosure with respect to any representation or warranty in the CPA:10 Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties):

     3.01. Organization and Standing. CPA:10 is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. CPA:10 is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the CPA:10 Disclosure Schedule. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.

     3.02. Subsidiaries. CPA:10 does not have any Subsidiaries or any equity investment or other interest in, nor has CPA:10 made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the CPA:10 Disclosure Schedule. The CPA:10 Disclosure Schedule sets forth (a) the authorized capital of each direct and indirect Subsidiary of CPA:10 which is not wholly-owned by CPA:10 and the percentage of the outstanding capital of each Subsidiary directly or indirectly owned by CPA:10, and (b) the nature and amount of any such equity investment or other equity interest. All equity capital of Subsidiaries directly or indirectly held by CPA:10 has been duly authorized and validly issued and is outstanding, fully paid and nonassessable. Except as set forth in the CPA:10 Disclosure Schedule, CPA:10, directly, or indirectly through wholly owned Subsidiaries, owns all such equity capital of its direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is duly organized, validly existing and in good standing (or its local equivalent) under the laws of its state or jurisdiction of organization (as listed in the CPA:10 Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is registered to conduct business and is in good standing (or its local equivalent) in the states, countries and territories listed in the CPA:10 Disclosure Schedule. There is no state, country or territory wherein the absence of registration as a foreign corporation would have a Material Adverse Effect.

     3.03.  Articles of Incorporation and Bylaws.  CPA:10 has Furnished to CIP
(i) a true and complete copy of the articles of incorporation and the bylaws, as currently in effect and certified by the secretary of CPA:10, and (ii) a true and complete copy of the organizational documents of each Subsidiary of CPA:10, as currently in effect.


     3.04. Capitalization. The authorized capital stock of CPA:10 consists of 40,000,000 shares of Common Stock, $.001 par value, 7,621,655 shares of which, as of the date hereof, are outstanding and 11,902 shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of CPA:10 have been reserved for any purpose. Except as set forth on the CPA:10 Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for the capital stock of CPA:10 and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of CPA:10. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of CPA:10's common stock or any other securities of CPA:10, except as contemplated hereunder.


     3.05. Financial Statements. CPA:10 has prepared and Furnished to CIP its Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the "CPA:10 Reports"), including the financial statements set forth therein (the "CPA: 10 Financial Statements"). All of the CPA:10 Financial Statements, including, without limitation, the notes thereto, referred to in this Section (a) are in accordance in all material respects with the books and records of CPA:10 and its Subsidiaries, (b) present fairly in all material respects the consolidated financial position of CPA:10 and its Subsidiaries as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) except as set forth in the CPA:10 Disclosure Schedule, have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior accounting periods.

     3.06. No Liabilities. Except as reflected in the CPA:10 Financial Statements, as described on the CPA:10 Disclosure Schedule or incurred in the Ordinary Course of Business (in amounts not material to CPA:10 and its Subsidiaries, taken as a whole), as of September 30, 2001, there were no liabilities (whether contingent or absolute, matured or unmatured) of CPA:10 or any of its Subsidiaries. Except as described in the CPA:10 Disclosure Schedule, since September 30, 2001, CPA:10 has not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business and in amounts that are not material to CPA:10 and its Subsidiaries, taken as a whole.

     3.07.  Taxes.

     (a) Except as set forth in the CPA:10 Disclosure Schedule and except as has not resulted and would not result in a Material Adverse Effect: CPA:10 and each of the its Subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has not been rejected and has not expired and all such Tax Returns are correct and complete in all material respects and (ii) has paid or caused to be paid or adequately accrued or reserved on the CPA:10 Financial Statements for all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has paid all Taxes shown to be due and payable on any Tax Returns and (iv) has complied with all applicable laws relating to withholding Taxes. CPA:10 has not received any notice of any audit (not since closed) of any Tax Return filed by CPA:10 with respect to any tax year ending after December 31, 1995, and CPA:10 has not been notified by any Tax Authority that any such audit is contemplated or pending. Neither CPA:10 nor any of the CPA:10 Subsidiaries has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither CPA:10 nor any of the CPA:10 Subsidiaries is a party to any pending audit, action or proceeding by any Tax Authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by CPA:10 and each of the CPA:10 Subsidiaries since December 31, 1995, and all material communications relating thereto have been Furnished to CIP. Since January 1, 1998, CPA:10 has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860C or 4981 of the Code or, other than as reported on Tax Returns, Internal Revenue Service Notice 88-19, including without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code) and neither CPA:10 nor any CPA:10 Subsidiary has incurred any liability for Taxes other than in the Ordinary Course of Business. There are no Tax liens upon the Assets of CPA:10 or any of the CPA:10 Subsidiaries except liens for Taxes not yet due. Neither CPA:10 nor any CPA:10 Subsidiary is a party to any agreement relating to a sharing or allocation of Taxes (other than customary provisions contained in leases relating to real estate or similar taxes), or has any liability for Taxes of any person other than CPA:10 and the CPA:10 Subsidiaries under Treas. Reg. Section 1.1502-6 (or similar provision of state, local or foreign law), by contract or otherwise, or is a party to any agreement, contract, or arrangement that could result in the payment of any "excess parachute payments" under Section 280G of the Code or any amount that would be non-deductible under Section 162(m) of the Code.

     (b) CPA:10 (i) has met the definition of a REIT in section 856 of the Code, as in effect for each taxable year since its formation, for each such taxable year; (ii) has been (A) a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply and (B) a "corporation subject to a tax imposed by subchapter M" (as that term is used in section 11(c) of the Code) for each such taxable year; (iii) has since its formation, to the date of this representation, and intends to continue to operate in such a manner, for all periods from the date of this representation, through the end of its taxable year that includes the Closing Date, as to meet the requirements described in clauses (i) and (ii) above; (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge regarding whether it has met the requirements described in clauses (i) and (ii) above; (v) has no knowledge that any such challenge is pending or threatened; and (vi) has complied with (and intends to continue to comply with) section 857(f)(1) of the Code for each taxable year that such provision was (or is) applicable to it. CPA:10 represents that each of its corporate subsidiaries is, and at all times since its affiliation with CPA:10 has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which CPA:10 (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. None of CPA:10 or the CPA:10 Subsidiaries has a net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that is subject to an election under IRS Notice 88-19 or has any accumulated earnings and profits from the years ending on or prior to December 31, 1998 in each case to the extent the foregoing would result in a Material Adverse Effect.

     (c) CPA:10 has not agreed to and is not required to make any adjustment under Section 481(a) of the Code.

     (d) CPA:10 has not, with regard to any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CPA:10.

     (e) CPA:10 is not a "foreign person" as such term is defined in Section 1445(f) of the Code.

     3.08. Conduct of Business; Absence of Material Adverse Change. Other than as set forth in the CPA:10 Disclosure Schedule, since September 30, 2001, there has been no Material Adverse Change. Except as set forth in the CPA:10 Disclosure Schedule, since September 30, 2001, CPA:10 and each of its Subsidiaries have conducted their respective businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither CPA:10 nor any of its Subsidiaries have, except as set forth in the CPA:10 Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of CPA:10 as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than in the Ordinary Course of Business); (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured), except as incurred in the Ordinary Course of Business; (d) other than in the Ordinary Course of Business or as required pursuant to Section 5.05(c) hereof, declared or made payment of, or set aside for payment, any special dividends, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; provided, however, that CPA:10 shall declare and pay a special dividend to its shareholders immediately prior to the Closing in an amount equal to its cash on hand as of the Closing; (e) mortgaged, pledged or subjected to any Encumbrance any of its Material Assets (other than in the Ordinary Course of Business); (f) sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to CPA:10, except in each case in the Ordinary Course of Business; (g) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to CPA:10 and its Subsidiaries, taken as a whole; (h) entered into any transactions other than in the Ordinary Course of Business other than this Agreement and the transactions contemplated hereby; (i) made a commitment for any capital expenditure, or entered into a commitment therefor, other than in the Ordinary Course of Business; (j) made any change in any method of accounting or accounting practice; (k) made any Tax election other than in the ordinary course of filing its Tax Returns or settled or compromised (or proposed to settle or compromise) any Tax matter that, individually or in the aggregate, could reasonably be expected to affect the Tax liabilities or the Tax attributes of CPA:10 or any of its Subsidiaries; or (l) made an agreement to do any of the foregoing.

     3.09. Title to Property and Assets. CPA:10 and its Subsidiaries have good, valid and marketable title to all Assets respectively owned by them, free and clear of all Encumbrances other than those referred to in the CPA:10 Financial Statements (or the notes thereto) or incurred in the Ordinary Course of Business.

     3.10. Insurance. Other than as set forth in the CPA:10 Disclosure Schedule, CPA:10 has insurance coverage under policies that (a) are with insurance companies reasonably believed by CPA:10 to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by CPA:10 and by each of its Subsidiaries with all requirements of Law and of all agreements to which CPA:10 or any of its Subsidiaries is a party; and (d) to the Knowledge of CPA:10, are valid and outstanding policies enforceable against the insurer.

     3.11. Debt Instruments. The CPA:10 Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which CPA:10 or any of its Subsidiaries is a party or which have been assumed by CPA:10 or any of its Subsidiaries or to which any Assets of CPA:10 or any of its Subsidiaries are subject. Except as set forth on the CPA:10 Disclosure Schedule, CPA:10 and its Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     3.12. Leases. The CPA:10 Disclosure Schedule lists all leases and other agreements under which CPA:10 or any of its Subsidiaries is lessee or lessor of any Material Asset, or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by CPA:10 or by any of its Subsidiaries is held, operated or managed by a third party. CPA:10 and its Subsidiaries are the holders of all the leasehold estates purported to be granted by the Documents described in the CPA:10 Disclosure Schedule to them. Each such lease and other agreement is, to CPA:10's Knowledge, in full force and effect and, to the Knowledge of CPA:10, constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, there have been, to the Knowledge of CPA:10, no threatened cancellations thereof and no outstanding disputes thereunder. CPA:10 and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. CPA:10 and its Subsidiaries are not, and to the Knowledge of CPA:10, no other party thereto is, in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. To the Knowledge of CPA:10, all of the Assets subject to such leases are in good operating condition and repair, ordinary wear and tear excepted.

     3.13.  Other Agreements.

     (a) The CPA:10 Disclosure Schedule lists all of the following material written or oral agreements to which CPA:10 or any its Subsidiaries is a party or by which CPA:10 or any of its Subsidiaries is bound at the date hereof: (i) agreements for the employment of any officer, employee, consultant or independent contractor involving payments of more than $100,000 over its remaining term; (ii) material license agreements or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreements; (iii) agreements with any labor organization or other collective bargaining unit except as may be imposed by law; (iv) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) agreements for the purchase, sale or lease of any real estate or other Material Assets; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plans or agreements; (vii) agreements for the sale of any of its Material Assets or the grant of any preferential rights to purchase any of its Material Assets or rights, other than in the Ordinary Course of Business; (viii) agreements which contain any provisions requiring it to indemnify any other party thereto other than in the Ordinary Course of Business; (ix) joint venture agreements or other agreements involving the sharing of profits; (x) agreements relating to any outstanding loan to any person or entity or receivable due from any persons or entities controlling, controlled by or under common control with it (excluding its advisor, Carey Asset Management Corp.); and (xi) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any material restriction on its ability to conduct its business operations in the Ordinary Course of Business (items (i) through (xi) above hereinafter referred to as "Material Agreements").

     (b) Except as set forth in the CPA:10 Disclosure Schedule, to CPA:10's Knowledge, each Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, CPA:10 or any Subsidiaries of CPA:10 as the case may be and, to the Knowledge of CPA:10, the other parties thereto, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder, except where a failure to so obtain or make, singly or in the aggregate, would not have a Material Adverse Effect. CPA:10 and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. Neither CPA:10 nor, to the Knowledge of CPA:10, any other party thereto, is in default in any respect under any Material Agreement, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except where such a default would not have a Material Adverse Effect.

     3.14. Books and Records. The books of account, stock records, minute books and other records of CPA:10 and its Subsidiaries are true and complete in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the CPA:10 Financial Statements.

     3.15. Litigation; Disputes. Except as set forth in the CPA:10 Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Knowledge of CPA:10, threatened against, affecting or involving CPA:10 or any of its Subsidiaries or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to CPA:10, would be reasonably expected to have a Material Advise Effect. Neither CPA:10 nor any of its Subsidiaries is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     3.16. Employees. Neither CPA:10, nor any of its Subsidiaries has any employees.

     3.17. Pension and Benefit Plans. Except as set forth in the CPA:10 Disclosure Schedule, neither CPA:10 nor any of its Subsidiaries (i) maintains any Plan or material Other Arrangement, (ii) is a party to any Plan or material Other Arrangement or (iii) has obligations under any Plan or material Other Arrangement.

     3.18. Environmental. Except as set forth in the CPA:10 Disclosure Schedule, to its Knowledge, either (i) CPA:10 and each of its Subsidiaries are in compliance in all material respects with, have been in compliance in all material respects with, and have no material liability under, the Environmental Laws or (ii) CPA:10 is entitled to indemnification from third parties with respect to any non-compliance of or any liability under, any Environmental Law.

     3.19. Restrictions and Consents. There are no agreements, Laws or other restrictions of any kind to which CPA:10 or any of its Subsidiaries (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of CPA:10 or any of its Subsidiaries as a result of the execution, delivery or performance of this Agreement. Other than filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") which shall be timely made following execution hereof, the CPA:10 Disclosure Schedule lists all such agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by CPA:10 or any of its Subsidiaries.

     3.20. Authorization. Except for the approval of the Stockholders pursuant to the Maryland General Corporate Law, the execution, delivery and performance by CPA:10 of this Agreement and all other

Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by CPA:10 of the transactions contemplated hereby and thereby, do not and will not:
(a) require any consent or approval of any other Person not already obtained prior to the execution hereof; (b) conflict with, or violate any provision of, any Law having applicability to CPA:10 or any of its Subsidiaries or any of their respective Assets, or any provision of the certificate or articles of organization or bylaws or equivalent constituent document of CPA:10 or any of its Subsidiaries; (c) conflict with, or result in any material breach of, or constitute a material default under any Material Agreement to which CPA:10 or any of its Subsidiaries is a party or by which it or any of its Assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness, or of a material Encumbrance, or with respect to, CPA:10 or any of its Subsidiaries or any of the Assets now owned or hereafter acquired by CPA:10 or any of its Subsidiaries.

     3.21. Absence of Violation. Neither CPA:10 nor any of its Subsidiaries is in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which CPA:10 or any of its Subsidiaries is a party or by which CPA:10 or any of its Subsidiaries or any Material Asset thereof is bound or affected. CPA:10 and its Subsidiaries have complied and are in full compliance with all Laws except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect. Neither CPA:10, nor any of its Subsidiaries nor, to CPA:10's Knowledge, any of their officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of CPA:10 or of any of its Subsidiaries) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of CPA:10 or any of its Subsidiaries (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist CPA:10 or any of its Subsidiaries in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of CPA:10 and its Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     3.22. Binding Obligation. This Agreement constitutes a valid and binding obligation of CPA:10, enforceable in accordance with its terms, and each Document to be executed by CPA:10 pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of CPA:10, enforceable in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

     3.23 SEC Filings. The CPA:10 Disclosure Schedule sets forth the forms, reports and documents filed by CPA:10 with the U.S. Securities and Exchange Commission (the "Commission"), since January 1, 2000, pursuant to the Securities Exchange Act. CPA:10 has filed all forms, reports and documents with the Commission over the past two years from the date hereof required to be filed by the Securities Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities and Exchange Act. None of such disclosure statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.24. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CPA:10 who might be entitled to any fee or commission from CPA:10 or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CIP

     Except as set forth in the CIP Disclosure Schedule, CIP represents and warrants (which representations and warranties shall be deemed to include the disclosure with respect thereto so specified in the CIP Disclosure Schedule) to CPA:10 as follows (it being understood that any disclosure with respect to any representation or warranty in the CIP Disclosure Schedule shall be deemed to be disclosed with respect to all other representations or warranties):

     4.01. Organization and Standing. CIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. CIP is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the CIP Disclosure Schedule. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.

     4.02. Subsidiaries. CIP does not have any Subsidiaries or any equity investment or other interest in, nor has CIP made advances or loans to, any corporation, association, partnership, joint venture or other entity, except as set forth in the CIP Disclosure Schedule. The CIP Disclosure Schedule sets forth
(a) the authorized capital of each direct and indirect Subsidiary of CIP which is not wholly-owned by CIP and the percentage of the outstanding capital of each Subsidiary directly or indirectly owned by CIP, and (b) the nature and amount of any such equity investment or other equity interest. All equity capital of Subsidiaries directly or indirectly held by CIP has been duly authorized and validly issued and is outstanding, fully paid and nonassessable. Except as set forth in the CIP Disclosure Schedule, CIP, directly, or indirectly through wholly owned Subsidiaries, owns all such equity capital of its direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is duly organized, validly existing and in good standing (or its local equivalent) under the laws of its state or jurisdiction of organization (as listed in the CIP Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is registered to conduct business and is in good standing (or its local equivalent) in the states, countries and territories listed in the CIP Disclosure Schedule. There is no state, country or territory wherein the absence of registration as a foreign corporation would have a Material Adverse Effect.

     4.03.  Articles of Incorporation and Bylaws.  CIP has Furnished to CPA:10
(i) a true and complete copy of the articles of incorporation and the bylaws, as currently in effect and certified by the secretary of CIP, and (ii) a true and complete copy of the organizational documents of each Subsidiary of CIP, as currently in effect.


     4.04. Capitalization. The authorized capital stock of CIP consists of 40,000,000 shares of CIP Common Stock, 21,048,005.112 shares of which, as of the date hereof, are outstanding and no shares are issued and held as treasury shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of capital stock of CIP have been reserved for any purpose. Except as set forth on the CIP Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for the capital stock of CIP and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of CIP. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of CIP's common stock or any other securities of CIP, except as contemplated hereunder. The CIP Common Stock and Promissory Notes being exchanged on the Closing Date have been duly authorized by all necessary corporate action on the part of CIP. The CIP Common Stock, when issued, will be validly issued, fully paid and nonassessable and the Promissory Notes, when issued, will be validly issued.


     4.05. Financial Statements. CIP has prepared and Furnished to CPA:10 its Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (the "CIP Reports"), including the financial statements set forth therein (the "CIP Financial Statements"). All of the CIP Financial Statements, including, without limitation, the notes thereto, referred to in this Section (a) are in accordance in all material respects with the books and records of CIP and its Subsidiaries,
(b) present fairly in all material respects the consolidated financial position of CIP and its Subsidiaries as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (c) except as set forth in the CIP Disclosure Schedule, have been prepared in accordance with generally accepted accounting principals applied on a basis consistent with prior accounting periods.

     4.06. No Liabilities. Except as reflected in the CIP Financial Statements, as described on the CIP Disclosure Schedule or incurred in the Ordinary Course of Business (in amounts not material to CIP and its Subsidiaries, taken as a whole), as of September 30, 2001, there were no liabilities (whether contingent or absolute, matured or unmatured) of CIP or any of its Subsidiaries. Except as described in the CIP Disclosure Schedule, since September 30, 2001, CIP has not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business and in amounts that are not material to CIP and its Subsidiaries, taken as a whole.

     4.07.  Taxes.

     (a) Except as set forth in the CIP Disclosure Schedule and except as has not resulted and would not result in a Material Adverse Effect: CIP and each of the its Subsidiaries (i) has timely filed all Tax Returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has not been rejected and has not expired and all such Tax Returns are correct and complete in all material respects and (ii) has paid or caused to be paid or adequately accrued or reserved on the CIP Financial Statements for all Taxes shown to be due and payable on such Tax Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has paid all Taxes shown to be due and payable on any Tax Returns and (iv) has complied with all applicable laws relating to withholding Taxes. CIP has not received any notice of any audit (not since closed) of any Tax Return filed by CIP with respect to any tax year ending after December 31, 1995, and CIP has not been notified by any Tax Authority that any such audit is contemplated or pending. Neither CIP nor any of the CIP Subsidiaries has executed or filed with any Taxing Authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither CIP nor any of the CIP Subsidiaries is a party to any pending audit, action or proceeding by any Tax Authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Tax Returns filed by CIP and each of the CIP Subsidiaries since December 31, 1995, and all material communications relating thereto have been Furnished to CPA: 10. Since January 1, 1998, CIP has incurred no liability for Taxes under Sections 857(b) (other than 857(b)(1) or (3)), 860C or 4981 of the Code or, other than as reported on Tax Returns, Internal Revenue Service Notice 88-19, including without limitation, any Tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code) and neither CIP nor any CIP Subsidiary has incurred any liability for Taxes other than in the Ordinary Course of Business. There are no Tax liens upon the Assets of CIP or any of the CIP Subsidiaries except liens for Taxes not yet due. Neither CIP nor any CIP Subsidiary is a party to any agreement relating to a sharing or allocation of Taxes (other than customary provisions contained in leases relating to real estate or similar taxes), or has any liability for Taxes of any person other than CIP and the CIP Subsidiaries under Treas. Reg. Section 1.1502-6 (or similar provision of state, local or foreign law), by contract or otherwise, or is a party to any agreement, contract, or arrangement that could result in the payment of any "excess parachute payments" under Section 280G of the Code or any amount that would be non-deductible under Section 162(m) of the Code.

     (b) CIP (i) has met the definition of a REIT in section 856 of the Code, as in effect for each taxable year since its formation, for each such taxable year;
(ii) has been (A) a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply and (B) a "corporation subject to a tax imposed by subchapter M" (as that term is used in section 11(c) of the Code) for each such taxable year; (iii) has since its formation, to the date of this representation, and intends to continue to operate in such a manner, for all periods from the date of this representation, through the end of its taxable year that includes the Closing Date, as to meet the requirements described in clauses (i) and (ii) above; (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge regarding whether it has met the requirements described in clauses (i) and (ii) above; (v) has no knowledge that any such challenge is pending or threatened; and (vi) has complied with (and intends to continue to comply with) section 857(f)(1) of the Code for each taxable year that such provision was (or is ) applicable to it. CIP represents that each of its corporate subsidiaries is, and at all times since its affiliation with CIP has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each partnership, limited liability company, joint venture or other legal entity (other than a corporation) in which CIP (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. None of CIP or the CIP Subsidiaries has a net unrealized built-in gain within the meaning of Section 1374(d)(1) of the Code that is subject to an election under IRS Notice 88-19 or has any accumulated earnings and profits from the years ending on or prior to December 31, 1998 in each case to the extent the foregoing would result in a Material Adverse Effect.

     (c) CIP has not agreed to and is not required to make any adjustment under
Section 481(a) of the Code.

     (d) CIP has not, with regard to any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by CIP.

     (e) CIP is not a "foreign person" as such term is defined in Section 1445(f) of the Code.

     4.08. Conduct of Business; Absence of Material Adverse Change. Other than as set forth in the CIP Disclosure Schedule, since September 30, 2001, there has been no Material Adverse Change. Except as set forth in the CIP Disclosure Schedule, since September 30, 2001, CIP and each of its Subsidiaries have conducted their respective businesses substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither CIP nor any of its Subsidiaries have, except as set forth in the CIP Disclosure Schedule or as contemplated by this Agreement, (a) incurred loss of, or significant injury to, any Material Assets of CIP as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than in the Ordinary Course of Business); (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured), except as incurred in the Ordinary Course of Business; (d) other than in the Ordinary Course of Business, declared or made payment of, or set aside for payment, any special dividends, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (e) mortgaged, pledged or subjected to any Encumbrance any of its Material Assets (other than in the Ordinary Course of Business); (f) sold, exchanged, transferred or otherwise disposed of any of its Material Assets, or canceled any debts or claims other than the cancellations of indebtedness owed to CIP, except in each case in the Ordinary Course of Business; (g) written down the value of any Material Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to CIP and its Subsidiaries, taken as a whole; (h) entered into any transactions other than in the Ordinary Course of Business other than this Agreement and the transactions contemplated hereby; (i) made a commitment for any capital expenditure, or entered into a commitment therefor, other than in the Ordinary Course of Business; (j) made any change in any method of accounting or accounting practice; (k) made any Tax election other than in the ordinary course of filing its Tax Returns or settled or compromised (or proposed to settle or compromise) any Tax matter that, individually or in the aggregate, could reasonably be expected to affect the Tax liabilities or the Tax attributes of CIP or any of its Subsidiaries; or (l) made an agreement to do any of the foregoing.

     4.09. Title to Property and Assets. CIP and its Subsidiaries have good, valid and marketable title to all Assets respectively owned by them, free and clear of all Encumbrances other than those referred to in the CIP Financial Statements (or the notes thereto) or incurred in the Ordinary Course of Business.

     4.10. Insurance. Other than as set forth in the CIP Disclosure Schedule, CIP has insurance coverage under policies that (a) are with insurance companies reasonably believed by CIP to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by CIP and by each of its Subsidiaries with all requirements of Law and of all agreements to which CIP or any of its Subsidiaries is a party; and (d) to the Knowledge of CIP, are valid and outstanding policies enforceable against the insurer.

     4.11. Debt Instruments. The CIP Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases, but excluding the Promissory Notes) to which CIP or any of its Subsidiaries is a party or which have been assumed by CIP or any of its Subsidiaries or to which any Assets of CIP or any of its Subsidiaries are subject. Except as set forth on the CIP Disclosure Schedule, CIP and its Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     4.12. Leases. The CIP Disclosure Schedule lists all leases and other agreements under which CIP or any of its Subsidiaries is lessee or lessor of any Material Asset, or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by CIP or by any of its Subsidiaries is held, operated or managed by a third party. CIP and its Subsidiaries are the holders of all the leasehold estates purported to be granted by the Documents described in the CIP Disclosure Schedule to them. Each such lease and other agreement is, to CIP's Knowledge, in full force and effect and, to the Knowledge of CIP, constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, there have been, to the Knowledge of CIP, no threatened cancellations thereof and no outstanding disputes thereunder. CIP and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. CIP and its Subsidiaries are not, and to the Knowledge of CIP, no other party thereto is, in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. To the Knowledge of CIP, all of the Assets subject to such leases are in good operating condition and repair, ordinary wear and tear excepted.

     4.13. Other Agreements. The CIP Disclosure Schedule lists all Material Agreements, written or oral, to which CIP or any of its Subsidiaries is a party or by which CIP or any of its Subsidiaries is bound at the date hereof. Except as set forth in the CIP Disclosure Schedule, to CIP's Knowledge, each Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, CIP or any Subsidiary of CIP as the case may be and, to the Knowledge of CIP, the other parties thereto, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity. All necessary governmental approvals with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder, except where a failure to so obtain or make, singly or in the aggregate, would not have a Material Adverse Effect. CIP and its Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. Neither CIP nor, to the Knowledge of CIP, any other party thereto, is in default in any respect under any Material Agreement, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except where such a default would not have a Material Adverse Effect.

     4.14. Books and Records. The books of account, stock records, minute books and other records of CIP and its Subsidiaries are true and complete in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the CIP Financial Statements.

     4.15. Litigation; Disputes. Except as set forth in the CIP Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Knowledge of CIP, threatened against, affecting or involving CIP or any of its Subsidiaries or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, which if determined adversely to CIP, would be reasonably expected to have a Material Advise Effect. Neither CIP nor any of its Subsidiaries is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     4.16. Employees. Neither CIP, nor any of its Subsidiaries has any employees.

     4.17. Pension and Benefit Plans. Except as set forth in the CIP Disclosure Schedule, neither CIP nor any of its Subsidiaries (i) maintains any Plan or material Other Arrangement, (ii) is a party to any Plan or material Other Arrangement or (iii) has obligations under any Plan or material Other Arrangement.

     4.18. Environmental. Except as set forth in the CIP Disclosure Schedule, to its Knowledge, either (i) CIP and each of its Subsidiaries are in compliance in all material respects with, have been in compliance in all material respects with, and have no material liability under, the Environmental Laws or (ii) CIP is entitled to indemnification from third parties with respect to any non-compliance of or any liability under, any Environmental Law.

     4.19. Restrictions and Consents. There are no agreements, Laws or other restrictions of any kind to which CIP or any of its Subsidiaries (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of CIP or any of its Subsidiaries as a result of the execution, delivery or performance of this Agreement. Other than filings required by the HSR Act which shall be timely made following execution hereof, the CIP Disclosure Schedule lists all such agreements and Laws that reasonably could be interpreted or expected to require the consent or acquiescence of any person or entity not party to this Agreement with respect to any aspect of the execution, delivery or performance of this Agreement by CIP or any of its Subsidiaries.

     4.20. Authorization. Except for the approval of the Stockholders pursuant to the Maryland General Corporate Law, the execution, delivery and performance by CIP of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by CIP of the transactions contemplated hereby and thereby, do not and will not: (a) require any consent or approval of any other Person not already obtained prior to the execution hereof; (b) conflict with, or violate any provision of, any Law having applicability to CIP or any of its Subsidiaries or any of their respective Assets, or any provision of the certificate or articles of organization or bylaws or equivalent constituent document of CIP or any of its Subsidiaries; (c) conflict with, or result in any material breach of, or constitute a material default under any Material Agreement to which CIP or any of its Subsidiaries is a party or by which it or any of its Assets may be bound; or (d) result in or require the creation or imposition of or result in the acceleration of any material indebtedness, or of a material Encumbrance, or with respect to, CIP or any of its Subsidiaries or any of the Assets now owned or hereafter acquired by CIP or any of its Subsidiaries.

     4.21. Absence of Violation. Neither CIP nor any of its Subsidiaries is in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or bylaws or any Material Agreement or restriction to which CIP or any of its Subsidiaries is a party or by which CIP or any of its Subsidiaries or any Material Asset thereof is bound or affected. CIP and its Subsidiaries have complied and are in full compliance with all Laws except where a failure to comply, singly or in the aggregate, would not have a Material Adverse Effect. Neither CIP, nor any of its Subsidiaries nor, to CIP's Knowledge, any of their officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of CIP or of any of its Subsidiaries) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of CIP or any of its Subsidiaries (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist CIP or any of its Subsidiaries in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of CIP and its Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     4.22. Binding Obligation. This Agreement constitutes a valid and binding obligation of CIP, enforceable in accordance with its terms, and each Document to be executed by CIP pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of CIP, enforceable in accordance with its terms, in each case subject to any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws or court decisions affecting creditors' rights generally from time to time in effect, and to the exercise of judicial discretion in accordance with general principles of equity.

     4.23. SEC Filings. The CIP Disclosure Schedule sets forth the forms, reports and documents filed by CIP with the Commission since January 1, 2000, pursuant to the Securities Exchange Act. CIP has filed all forms, reports and documents with the Commission over the past two years from the date hereof required to be filed by the Securities Exchange Act, all of which have complied in all material respects with all applicable requirements of the Securities and Exchange Act. None of such disclosure statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.24. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CIP who might be entitled to any fee or commission from CIP or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE V

                                   COVENANTS

     5.01. Notices of Certain Events. Each party hereto shall promptly notify the other parties of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Company or Parent that, if pending on the date of this Agreement, would have been required to have been disclosed or that relate to the consummation of the transactions contemplated by this Agreement.

     5.02.  Confidentiality; Non-Solicitation.

     (a) Each of CPA:10 and CIP agree not to, and to use its best efforts to cause its respective Affiliates not to, disclose, give, sell, use or otherwise divulge any confidential or secret information (including, but not limited to, any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas) relating to the other or the terms of this transaction; provided, however, that the restrictions set forth in this Section 5.02 shall not apply to: (i) information that at the time of disclosure or use by a party (the "Disclosing Party") is already in the public domain through no fault of the Disclosing Party, (ii) information received from a third party that was disclosed to the Disclosing Party without a breach of any confidentiality obligation, (iii) information that the Disclosing Party is obligated by law or an order of any court, agency or proceeding to disclose, after reasonable prior notice to the other party of such required disclosure, or (iv) any information disclosed in any proxy statement or other federal or state securities filing made in connection with the transactions contemplated by this Agreement.

     (b) If the transactions contemplated herein shall fail to be consummated, the receiving party shall promptly cause all copies of documents or extracts thereof containing information and data as to the Disclosing Party to be returned to the Disclosing Party.

     5.03. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. CPA:10 and CIP each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     5.04. Certain Filings. CPA:10 and CIP shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement including but not limited to the preparation and filing with the Commission of a proxy statements and registration statements required to consummate the Merger, and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     5.05.  Taxes.


     (a) The Surviving Company shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns and amendments thereto required to be filed by such Party or any of their respective Subsidiaries for all periods ending prior to the Closing Date which are filed after the Closing Date (in all respects on a basis consistent with law and past practice, where such past practice is consistent with law). Each Party shall have a reasonable period of time (but in no event less than 30 days) to review and comment on such Tax Returns and amendments of the other Party. If the Parties do not agree on the draft Tax Returns or amendments, the Parties shall hire a mutually agreed upon independent advisor to prepare the contested Tax Returns or amendments. The costs for the preparation shall be paid fifty percent (50%) by CPA:10 and fifty percent (50%) by CIP. Each Party shall pay and discharge all Taxes, assessments and government charges upon or assessed against them for such periods before the same shall become delinquent and before any penalties shall accrue thereon.


     (b) For all tax periods ending on or prior to the Closing Date, each Party shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the timely filing of Tax Returns and amendments pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding the foregoing, the neither Party shall agree to any settlement concerning Taxes for any Tax period ending on or before the Closing Date without the prior written consent of the other Party, which shall not be unreasonably withheld.

     (c) CPA:10 will take all necessary actions, including but not limited to making sufficient distributions prior to Closing, to assure that CPA:10 will qualify as a REIT for its tax year ending on the day before the Closing Date.

     5.06. Tax Reporting. CPA:10 and CIP shall report the Merger as a "reorganization" under Section 368(a) of the Code, unless otherwise required by law or administrative action, and currently intend to comply with any applicable tax reporting requirements, including Treasury Regulation Section 1.368-3, as necessary.

     5.07. Public Announcements. Each Party shall consult with the other Party before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as required by law, will not issue any such press release or make any such public statement prior to such consultation and approval by such other Party.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.01. Conditions to the Obligations of Each Party. The obligations of CPA:10 and CIP to consummate the Closing are subject to the satisfaction or waiver of the following conditions:

          (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

     6.02. Conditions to Obligations of CIP. The obligation of CIP to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

          (a)(i) The representations and warranties of CPA:10 contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by CPA:10 pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; and
     (ii) CIP shall have received a certificate signed by the President and Chief Executive Officer to the foregoing effect.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by CPA:10 of the business of CPA:10 after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) CIP shall have received an opinion of Counsel, dated the Closing Date, substantially in the form set forth in Exhibit C. In rendering such opinion, such Counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of the stockholders, officers and directors of CPA:10.

          (d) CIP shall have received all other closing documents specified in
     Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to CIP.

          (e) CPA:10 shall have delivered to CIP a properly executed statement satisfying the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the Regulations in a form reasonably acceptable to CIP.

          (f) CIP shall have received from CPA:10 written evidence that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by CPA:10's Board of Directors and by the Stockholders in accordance with Maryland law.

          (g) CIP shall have received from CPA:10 a good standing certificate from Maryland and good standing certificates from the other states in which CPA:10 is qualified to do business as a foreign corporation.

          (h) Stockholders electing to receive or deemed to have elected CIP Common Stock shall represent not less than 50% of the shares of CPA:10 Common Stock outstanding on the Closing Date.

     6.03. Conditions to Obligations of CPA:10. The obligation of CPA:10 to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i) The representations and warranties of CIP contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by CIP pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect; and
     (ii) CPA:10 shall have received certificates signed by the Chief Executive Officer of CIP to the foregoing effect.

          (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) CPA:10 shall have received an opinion of Counsel, =dated the Closing Date, substantially in the form set forth in Exhibit D. In rendering such opinions, such Counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of officers of CIP.

          (d) CPA:10 shall have received all items specified in Section 2.02 of this Agreement.

          (e) CPA:10 shall have received from CIP written evidence that the execution, delivery and performance of this Agreement has been duly and validly approved and authorized by CIP's Board of Directors and by the stockholders of CIP in accordance with Maryland law.

                                  ARTICLE VII

                                  TERMINATION

     7.01. Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) any Party may terminate this Agreement by giving written notice to the other Party upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

          (c) CPA:10 may terminate this Agreement by giving written notice to CIP if the Closing shall not have occurred on or before [June 30, 2002] by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CPA:10 of any representation, warranty or covenant contained in this Agreement); and

          (d) CIP may terminate this Agreement by giving written notice to CPA:10 if the Closing shall not have occurred on or before [June 30, 2002] by reason of the failure of any condition precedent (unless the failure results primarily from a breach by CIP of any representation, warranty or covenant contained in this Agreement).

     7.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.01, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any party for breaches of this Agreement), except as otherwise provided in Section 5.02(d).

     7.03. Extension; Waiver. At any time prior the Effective Time, any Party may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other Parties; (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by reputable express overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

     if to CIP or the Surviving Company, to:

         Carey Institutional Properties Incorporated
         50 Rockefeller Center

         New York, New York 10022
         Telecopy: (212) 492-8892
         Attention: Executive Vice President and Chief Financial Officer

         with a copy to:

         Reed Smith LLP
         2500 One Liberty Place
         1650 Market Street
         Philadelphia, Pennsylvania 19103
         Telecopy: (212) 851-1420
         Attention: Michael B. Pollack, Esq.

     if to CPA:10, to:

         Corporate Property Associates 10 Incorporated
         50 Rockefeller Center
         New York, New York 10022
         Telecopy: (212) 492-8892
         Attention: Executive Vice President and Chief Financial Officer

         with a copy to:

         Reed Smith LLP
         2500 One Liberty Place
         1650 Market Street
         Philadelphia, Pennsylvania 19103
         Telecopy: (215) 851-1420
         Attention: Michael B. Pollack, Esq.

or at such other address for a Party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail. Any notice which is telexed or telecopied in the manner provided herein shall be conclusively presumed to have been duly given to the Party to whom it is directed upon confirmation of such telex or telecopy. Any notice which is sent by reputable express overnight courier service in the manner provided herein shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service.

     8.02. Amendments; No Waivers. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8.03. Expenses. All fees and expenses incurred by the Parties in connection with the Merger, shall be paid by the Surviving Company; provided, that if this Agreement is terminated pursuant to Article VII above, each Party shall bear the costs of its own fees and expenses.

     8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Maryland, without regard to the conflicts of law rules of such state.

     8.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

     8.07. Entire Agreement. This Agreement, the CPA:10 Disclosure Schedules, the CIP Disclosure Schedules and the Articles of Merger constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party hereto. Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

     8.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     8.09. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

     8.10. Enforcement. The Parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the Merger or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties hereto may have.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          CORPORATE PROPERTY ASSOCIATES 10
                                          INCORPORATED

                                          By: /s/ ANNE R. COOLIDGE
                                            ------------------------------------
                                          Name: Anne R. Coolidge
                                          Title:  President

                                          CAREY INSTITUTIONAL PROPERTIES
                                          INCORPORATED

                                          By: /s/ EDWARD LA PUMA
                                            ------------------------------------
                                          Name: Edward La Puma
                                          Title:  President

                                                                      SCHEDULE I

                                  DEFINITIONS

     The following terms, as used in this Agreement, shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined) meanings:

     "Affiliate" means: (a) with respect to a natural person, any member of such natural person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a natural person or entity, any natural person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such natural person or entity.

     "Agreement" means this Agreement and Plan of Merger.

     "Articles of Merger" means the Articles of Merger to be filed with the Secretary of State of the State of Maryland on the Closing Date substantially in the form attached hereto as Exhibit A.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Claims" means all demands, claims, pending or threatened actions or causes of action, suits, orders, legal proceedings, formal or informal notice of any complaint, directive, citation, notice of responsibility or potential responsibility, information request, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986.

     "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     "Counsel" means the law firm of Reed Smith LLP.

     "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "Encumbrance" means, with respect to any Asset, any mortgage, lien, pledge, encumbrance, security interest, deed of trust, order, decree, judgment, charge, or any other type of arrangement that has the effect of creating a security interest in respect of such Asset, except for landlord's liens, mechanic's liens, or other liens which singly or in the aggregate would not have a Material Adverse Effect.

     "Environmental Laws" means any Laws (including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Furnished" means supplied, delivered or provided in any way.

     "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) which are subject to regulation under any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

     "Knowledge" of a Party means the actual acknowledge of the executive officers of such Party, without due inquiry.

     "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of a Party and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of a Party and its Subsidiaries, taken as a whole.

     "Material Assets" means any Asset having a value equal to or in excess of $100,000, or Assets having an aggregate value in excess of $500,000.

     "Merger" means the merger of CPA:10 and into CIP.

     "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "Ordinary Course of Business" means ordinary course of business consistent with past practices and prudent business operations and includes, without limitation, the operation and maintenance of Real Property owned, directly or indirectly, by a Party or its Subsidiaries.

     "Party" means either of CPA:10 or CIP.

     "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

     "Promissory Note" means a promissory note in substantially the form as Exhibit B hereto, to be issued by the Surviving Company in accordance with
Section 2.01(d) hereof.

     "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by a Party or any of its Subsidiaries; (b) to which a Party or any of its Subsidiaries contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for a Party or any of its Subsidiaries and because of those services is or has been
(i) a participant therein or (ii) entitled to benefits thereunder.

     "Real Property" means any real property currently operated or leased, or formerly owned, operated, or leased, by a Party or its Subsidiaries.

     "REIT" means a corporation that has elected to be taxed as and qualifies as a real estate investment trust under the Code.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Subsidiary" means a corporation or other entity of which at least 20% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by a Party. Notwithstanding the foregoing, for purposes of this Agreement other than Sections 3.02 and 4.02, the term "Subsidiary" shall not include any corporation or other entity owned in whole or in part by a Party whose sole business purpose (whether or not so restricted in its constituent documents) is to own, manage and dispose of Real Property, and for purposes of this Agreement, any Real Property held by such a corporation or entity shall be deemed to be owned directly by the Party owning such corporation or entity.

     "Tax Authority" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

     "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

     "Taxes" means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital, paid-up capital, greenmail, profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                                                                      APPENDIX B

                     [A.G. EDWARDS & SONS, INC. LETTERHEAD]

                                                                October 31, 2001

Special Committee of the Board of Directors
Carey Institutional Properties, Inc.
50 Rockefeller Plaza
New York, NY 10020

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the "Shareholders") of Carey Institutional Properties, Inc. ("CIP") regarding the consideration to be paid by CIP for 100% of the outstanding stock in Corporate Property Associates 10, Inc. ("CPA:10") pursuant to the draft Merger Agreement (the "Agreement") by and between CIP and CPA:10 (the "Transaction"). Pursuant to the Agreement, as a result of the Transaction, CPA:10 will be merged with and into CIP and will cease to exist as a separate corporate entity.

     A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. CIP has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion and any related activities as advisor to the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of CIP. We may perform certain investment banking services for W.P. Carey & Co. LLC ("W.P. Carey") or its related entities. In the ordinary course of business, we may actively trade in the equity securities of W.P. Carey (which wholly owns Carey Asset Management, the manager and advisor of both CIP and CPA:10), for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities; however, in our opinion such activity does not affect our professional judgment in rendering this opinion. We are not aware of any present or contemplated relationship between A.G. Edwards, W.P. Carey, CIP, or CPA:10, or any of their affiliates, directors, officers or shareholders, which in our opinion would affect our ability to render a fair and independent opinion in this matter.

     In connection with this opinion, we have, among other things:

          i.) reviewed the Agreement and related documents and had discussions with Carey Asset Management concerning the proposed Transaction structure;

          ii.) reviewed certain publicly available historical audited and pro forma financial statements for CIP and CPA:10;

          iii.) reviewed certain unaudited historical financial statements, financial analyses and forecasts for CIP and CPA:10 prepared by and reviewed with management of Carey Asset Management and its views regarding the past and current business operations, results thereof, financial condition and future prospects of both CIP and CPA:10, including the impact of the Transaction;

          iv.) reviewed lease summaries for CIP and CPA:10 as well as the credit profile for each tenant;

          v.) reviewed the net asset valuation assigned to CIP and CPA:10 by the appraiser based on the discounted value of their share of projected property cash flows;

          vi.) reviewed and analyzed the pro forma financial statements of CIP and CPA:10 giving effect to the Transaction (as proposed);

          vii.) reviewed the market data for stocks of companies in the same or similar lines of business to CPA:10;

          viii.) reviewed the financial terms of certain acquisitions which A.G. Edwards deemed relevant for analytical purposes;

          ix.) reviewed the current real estate market environment and the sectors in which CIP and CPA:10 operate;

Special Committee of the Board of Directors
Carey Institutional Properties, Inc.
October 31, 2001
Page  2

          x.) reviewed such other information, financial studies, analyses and investigations, and financial, economic and market criteria that A.G. Edwards considered appropriate.

     In preparing our opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or that was supplied or otherwise made available to us by Carey Asset Management, CIP, CPA:10 and their respective representatives. We have not been engaged to, and therefore we have not, verified the accuracy or completeness of any of such information. A.G. Edwards has been informed and assumed that the financial projections supplied to, discussed with or otherwise made available to us reflect the best currently available estimates and judgment of the management of Carey Asset Management as to the expected future financial performance of CIP and CPA:10, in each case on a stand-alone basis and after giving effect to the Transaction. A.G. Edwards has not independently verified such information or assumptions, nor do we express any opinion with respect thereto. We have not made any independent valuation or appraisal of the assets or liabilities of CPA:10. A.G. Edwards has relied upon the assurances of the management of Carey Asset Management that they are not aware of any facts that would make such information materially inaccurate or misleading. We understand that with respect to all legal and tax matters you have been advised by various legal and tax advisors to the Special Committee. We have assumed that no legal or regulatory changes that occur after the date hereof will have a material impact on the CPA:10's operations, financial condition and future prospects.

     In performing its analyses, A.G. Edwards made numerous assumptions with respect to the real estate industry, general business and economic conditions and government regulations, which are beyond the control of CIP and CPA:10. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to the Shareholders, of the consideration to be paid pursuant to the Agreement, and are being provided to the Special Committee in connection with the delivery of this fairness opinion.

     In rendering our opinion, A.G. Edwards has also assumed that the Transaction will be consummated on the terms contained in the Agreement, without any waiver of any material terms or conditions by CIP or CPA:10.

     A.G. Edwards' opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the Shareholders, of the consideration to be paid by CIP pursuant to the Agreement.

     It is understood that this letter is solely for the confidential use of the Special Committee and does not constitute a recommendation as to how any member of the Special Committee or Board or Shareholder should vote with respect to the Transaction. This opinion may not be reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by CIP pursuant to the Agreement is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,
                                          A.G. EDWARDS & SONS, INC.

                                          By:    /s/ DOUGLAS E. REYNOLDS
                                            ------------------------------------
                                            Douglas E. Reynolds
                                            Managing Director-Investment Banking

                                                                      APPENDIX C



                [LEGG MASON WOOD WALKER INCORPORATED LETTERHEAD]


                                                                November 2, 2001

Special Committee of the Board of Directors
Corporate Property Associates 10 Incorporated
c/o William Ruder
50 Rockefeller Plaza
New York, NY 10020

Gentlemen:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Corporate Property Associates 10 ("CPA 10") of the consideration proposed to be paid to CPA 10's shareholders by Carey Institutional Properties Incorporated ("CIP") in the Merger (as defined below). Under the terms of an agreement and plan of merger (the "Merger Agreement"), between CPA 10 and CIP, CPA 10 will merge with and into CIP and in connection therewith, CPA 10's shareholders will receive, at their discretion in accordance with the terms of the Merger Agreement, either promissory notes of CIP (the "Promissory Note Consideration") or shares of common stock of CIP (the "Share Consideration"; collectively with the Promissory Note Consideration, the "Consideration"); such transaction is herein referred to as the "Merger."

     In connection with our opinion, we have, among other things:

     (i)   reviewed and analyzed draft copies of the Merger Agreement;

     (ii) reviewed and analyzed the audited financial statements and the related filings on forms 10-Q and 10-K of CIP for the year ended December 31, 2000, for the three months ended March 31, 2001 and for the six months ended June 30, 2001;

     (iii) reviewed and analyzed the audited financial statements and the related filings on forms 10-Q and 10-K of CPA 10 for the year ended December 31, 2000 for the three months ended March 31, 2001 and the six months ended June 30, 2001;

     (iv) reviewed and analyzed certain internal information concerning the business and operations of CPA 10 furnished to us by management of CPA 10, including cash flow projections and operating budgets;

     (v) reviewed and analyzed certain internal information concerning the business and operations of CIP furnished to us by management of CIP, including cash flow projections and operating budgets;

     (vi) reviewed and analyzed certain publicly available financial data and operating statistics relating to CIP and CPA 10 and compared them with similar information of selected public companies that we deemed relevant to our inquiry;

     (vii) reviewed the net asset valuation assigned to CIP and CPA 10 by a third-party appraiser based on the discounted value of projected property cash flows from their respective real estate assets;

     (viii) held meetings and discussions with certain directors, officers and employees of CIP and CPA 10 concerning the operations, financial condition and future prospects of CIP and CPA 10; and

     (ix) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

     In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of CIP or CPA 10 and we have further relied on the assurances of the managements of CIP and CPA 10 and that they are unaware of any facts that would make the information provided to us incomplete or misleading. Legg Mason assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of CIP and CPA 10 as to the future performance of CIP and

Corporate Property Associates 10
November 2, 2001
Page  2

CPA 10. Legg Mason has relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof. In addition, Legg Mason assumed that any material liabilities (contingent or otherwise, known or unknown) of CIP or CPA 10 are as set forth in the respective financial statements of CIP and CPA 10. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CPA 10 and we have not relied upon or based our opinion upon any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which shares of CIP will trade in the future. We were not requested to, nor did we, solicit the interest of any other party in acquiring interests in CPA 10 or its assets.

     We have acted as financial advisor to a special committee of the board of directors of CPA 10 (the "Special Committee") and will receive a fee for our services. It is understood that this letter is for the information of the Special Committee in their evaluation of the Merger and our opinion does not constitute a recommendation to the Special Committee or any shareholder as to how the Special Committee or any shareholder of CPA 10 should vote on, or take any other action with respect to, the Merger or to any shareholder of CPA 10 as to whether to elect to receive the Promissory Note Consideration or Share Consideration. We have assumed that the final Merger Agreement will not differ in any material respect from the draft Merger Agreement we reviewed. We have also assumed that the Merger will be consummated on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by CIP or CPA 10. Additionally, our opinion does not compare, or otherwise speak to, the relative merits of the Merger with those of any other transaction or business strategy, which were or might have been considered by the Special Committee as alternatives to the Merger. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any prospectus/ consent solicitation of CPA and CIP filed with the Securities and Exchange Commission and distributed to the limited partners and the shareholders of CIP in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the CPA 10 shareholders in the Merger is fair to the CPA 10 shareholders, from a financial point of view.

                                          Very truly yours,

                                          /s/ Legg Mason Wood Walker,
                                          Incorporated
                                          Legg Mason Wood Walker, Incorporated

                                                                      APPENDIX D


                        MARYLAND GENERAL CORPORATION LAW

                              TITLE 3, SUBTITLE 2
                        RIGHTS OF OBJECTING STOCKHOLDERS

SEC.3-201.  "SUCCESSOR" DEFINED

(a) Corporation amending charter. -- In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) Corporation whose stock is acquired. -- When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

SEC.3-202.  RIGHT TO FAIR VALUE OF STOCK

(a) General rule. -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

     (1) The corporation consolidates or merges with another corporation;

     (2) The stockholder's stock is to be acquired in a share exchange;

     (3) The corporation transfers its assets in a manner requiring action under sec.3-105(e) of this title;

     (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

     (5) The transaction is governed by sec.3-602 of this title or exempted by sec.3-603(b) of this title.

(b) Basis of fair value. --

     (1) Fair value is determined as of the close of business:

        (i) With respect to a merger under sec.3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under sec.3-106; or

        (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

     (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

     (3) In any transaction governed by sec.3-602 of this title or exempted by sec.3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of sec.3-603 (b) of this title.

(c) When right to fair value does not apply. -- Unless the transaction is governed by sec.3-602 of this title or is exempted by sec.3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

     (1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

        (i) With respect to a merger under sec. 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under sec.3-106; or

        (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

     (2) The stock is that of the successor in a merger, unless:

        (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

        (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

     (3) The stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

     (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

     (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

SEC. 3-203. PROCEDURE BY STOCKHOLDER

(a) Specific duties. -- A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

     (1) Shall file with the corporation a written objection to the proposed transaction:

        (i) With respect to a merger under sec. 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under sec. 3-106; or

        (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under sec. 2-505 (b) of this article, within 10 days after the corporation gives the notice required by sec. 2-505 (b) of this article;

     (2) May not vote in favor of the transaction; and

     (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section. -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

SEC. 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS

A stockholder who demands payment for his stock under this subtitle:

     (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under sec. 3-202 of this subtitle; and

     (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

SEC. 3-205. WITHDRAWAL OF DEMAND

A demand for payment may be withdrawn only with the consent of the successor.

SEC. 3-206.  RESTORATION OF DIVIDEND AND OTHER RIGHTS

(a) When rights restored. -- The rights of a stockholder who demands payment are restored in full, if:

     (1) The demand for payment is withdrawn;

     (2) A petition for an appraisal is not filed within the time required by this subtitle;

     (3) A court determines that the stockholder is not entitled to relief; or

     (4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration. -- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

SEC. 3-207.  NOTICE AND OFFER TO STOCKHOLDERS

(a) Duty of successor. --

     (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

     (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

        (i) A balance sheet as of a date not more than six months before the date of the offer;

        (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

        (iii) Any other information the successor considers pertinent.

(b) Manner of sending notice. -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

SEC. 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS

(a) Petition for appraisal. -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors. --

     (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

     (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

SEC. 3-209.  NOTATION ON STOCK CERTIFICATE

(a) Submission of certificate. -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation. -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

SEC. 3-210. APPRAISAL OF FAIR VALUE

(a) Court to appoint appraisers. -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers -- Filing. -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Same -- Contents. -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)  Same -- Service; objection. --

     (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

     (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

SEC. 3-211. ACTION BY COURT ON APPRAISERS' REPORT

(a) Order of court. -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

     (1)  Confirms, modifies, or rejects it; and

     (2)  If appropriate, sets the time for payment to the stockholder.

(b)  Procedure after order. --

     (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

     (2)  If the appraisers' report is rejected, the court may:

        (i) Determine the fair value of the stock and enter judgment for the stockholder; or

        (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)  Judgment includes interest. --

     (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under sec. 3-202 of this subtitle.

     (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under sec. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

        (i)   The price which the successor offered for the stock;

        (ii) The financial statements and other information furnished to the stockholder; and

        (iii)  Any other circumstances it considers relevant.

(d)  Costs of proceedings. --

     (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under sec. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

        (i)   The price which the successor offered for the stock;

        (ii) The financial statements and other information furnished to the stockholder; and

        (iii)  Any other circumstances it considers relevant.

     (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

        (i) The successor did not make an offer for the stock under sec. 3-207 of this subtitle; or

        (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) Effect of judgment. -- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

SEC. 3-212. SURRENDER OF STOCK

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

     (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

     (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

SEC. 3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK

(a) General rule. -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under sec. 3-202 of this subtitle.

(b) Successor in transfer of assets. -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange. -- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     CIP(R)'s charter limits the liability of CIP(R)'s directors and officers to CIP(R) and its shareholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited by the corporate charter, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit for the amount of the benefit or profit actually received or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit the ability of us or our shareholders to obtain other relief, such as injunction or rescission.

     Article X of our bylaws, as amended, provides that the directors and our advisor may be exculpated from liability to CIP(R) and may be indemnified by CIP(R) for losses arising from the operation of CIP(R) only if all of the following conditions are met: (a) the director or the advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of CIP(R) and (b) such liability or loss was not the result of negligence or misconduct by the director or the advisor. Recovery pursuant to indemnification provided by the charter and bylaws shall be made only out of the assets of CIP(R) and not from our shareholders. Indemnification of the directors, the advisor or any of their affiliates will not be allowed for liability imposed by judgment and any costs, including attorney's fees, arising out of or from a violation of state or federal securities laws. Indemnification will be allowed, however, for settlements and related expenses of lawsuits alleging securities laws violations, and for expenses incurred in successfully defending such lawsuits, provided that the court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves such indemnification; provided however, that any party seeking indemnification pursuant to the charter and bylaws shall apprise the court of the position of the Securities and Exchange Commission and the various state securities administrators, with respect to indemnification for securities law violations, before seeking court approval for indemnification. Furthermore, CIP(R) may make advances to our sponsor, W. P. Carey & Co., Inc., affiliates of our sponsor and our non-independent directors for legal expenses and other costs incurred as a result of legal action initiated against our sponsor, its affiliates or our non-independent directors only if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by our sponsor, its affiliates or our non-independent directors on behalf of CIP(R) ;
(2) the legal action is initiated by a third party who is not a CIP(R) shareholder; and (3) our sponsor, its affiliates and our non-independent directors undertake to repay the advanced funds to CIP(R), with interest, in cases in which they would not be entitled to indemnification.

     Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. A court of appropriate jurisdiction may order indemnification, but only for expenses, in proceedings by or in the right of the corporation or in which liability has been adjudged on the basis of improper personal benefit. A corporation may not indemnify a director or advance expenses for a proceeding brought by that director against the corporation, except for a proceeding brought to enforce a right of indemnification or if the charter or bylaws of the corporation, or a board resolution or express agreement with the director provide otherwise. There is no such provision in CIP(R)'s charter or bylaws, or in any resolution of the board or agreement. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

     CIP(R) has provided for the benefit of our directors and officers, a directors' and officers' liability policy.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

     The following exhibits are filed as part of this Registration Statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
   2.1   Agreement and Plan of Merger, dated as of   Appendix A to the Joint Proxy
         December 14, 2001, by and between CIP(R)    Statement/Prospectus contained in this
         and CPA(R):10                               Registration Statement
   3.1   Articles of Amendment and Restatement of    Exhibit 3(A) to CIP(R)'s Registration
         CIP(R)                                      Statement on Form S-11 (Registration No.
                                                     33-39409)
   3.2   Amended Bylaws of CIP(R)                    Exhibit 3(B) to CIP(R)'s Registration
                                                     Statement on Form S-11 (Registration No.
                                                     33-39409)
   4.1   Form of Indenture by and between CIP(R)     Previously Filed as Exhibit 4.1 to this
         and The Bank of New York                    Registration Statement
   5.1   Opinion of Reed Smith LLP as to the         Previously Filed as Exhibit 5.1 to this
         legality of the securities to be issued     Registration Statement.
   8.1   Form of Opinion of Reed Smith LLP           Previously Filed as Exhibit 8.1 to this
         regarding tax matters                       Registration Statement.
  10.1   Amended Advisory Agreement.                 Exhibit 10(A)(2) to Registration
                                                     Statement (Form S-11) No. 33-39409
  10.2   Lease between Marcourt Investments          Filed as Exhibit 10(D)(1) to Registrant's
         Incorporated ("Marcourt") and CTYD III      Post Effective Amendment No. 1 to Form
         Corporation ("CTYD").                       S-11
  10.3   Series A-2 9.94% Secured Note from          Filed as Exhibit 10(D)(2) to Registrant's
         Marcourt to the registered owner of note    Post Effective Amendment No. 1 to Form
         (Various Series A-1 9.94% Notes in an       S-11
         aggregate amount of 38,750,000
         substantially in the form of the Series
         A-1 9.94% Note attached, were issued by
         Marcourt in connection with the
         Financing).

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.4   Series A-2 11.18% Secured Note from         Filed as Exhibit 10(D)(3) to Registrant's
         Marcourt to the registered owner of note    Post Effective Amendment No. 1 to Form
         (Various notes in an aggregate amount of    S-11
         70,250,000 substantially in the form of
         the Series A-2 11.18% Note attached, were
         issued by Marcourt in connection with the
         Financing.
  10.5   Indenture between Marcourt, as borrower,    Filed as Exhibit 10(D)(4) to Registrant's
         to First Fidelity Bank, National            Post Effective Amendment No. 1 to Form
         Association, New Jersey, as trustee         S-11
         ("Trustee").
  10.6   Real Estate Deed of Trust from Marcourt     Filed as Exhibit 10(D)(5) to Registrant's
         to Albuquerque Title Company, as trustee    Post Effective Amendment No. 1 to Form
         for benefit of the Trustee filed in New     S-11
         Mexico, securing Series A-1 9.94% Notes
         and Series A-2 ll.18% notes allocated to
         Albuquerque, New Mexico Marriott property
         (Deeds of Trust or Mortgages
         substantially similar to this Deed of
         Trust were filed in all other
         jurisdictions in which Marriott
         Properties are located. Such other deeds
         of trust or mortgages secure the
         principal amount of Series A-1 9.94%
         Notes and Series A-2 11.18% Notes
         allocated to the Marriott Properties
         located in such other jurisdictions)
  10.7   Second Real Estate Deed of Trust from       Filed as Exhibit 10(D)(6) to Registrant's
         Marcourt to Albuquerque Title Company as    Post Effective Amendment No. 1 to Form
         trustee for the benefit of the Trustee,     S-11
         filed in New Mexico, securing all Series
         A-1 9.94% Notes and Series A-2 11.18%
         Notes other than those notes allocated to
         the Albuquerque, New Mexico Marriott
         property (Deeds of trust or mortgages
         substantially similar to this Second Real
         Estate Deed of Trust were filed in all
         other jurisdictions in which the
         remaining Marriott Properties are
         located. Such other deeds of trust or
         mortgages secure the principal amount of
         Series A-1 9.94% Notes and Series A-2
         11.18% Notes allocated to all Marriott
         Properties not located in the
         jurisdiction in which such other deeds of
         trust were filed for recording).
  10.8   Guaranty from the Registrant, Corporate     Filed as Exhibit 10(D)(7) to Registrant's
         Property Associates 10 Incorporated,        Post Effective Amendment No. 1 to Form
         Trammell Crow Equity Partners II, Ltd.      S-11
         ("TCEP II") and PA/First Plaza Limited
         Partnership ("First Plaza") as
         guarantors, to the Trustee.
  10.9   Shareholders Agreement between the          Filed as Exhibit 10(D)(8) to Registrant's
         Registrant, Corporate Property Associates   Post Effective Amendment No. 1 to Form
         10 Incorporated ("CPA(R):10"), TCEP II      S-11
         and First Plaza.
  10.10  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(a) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Glendale, Arizona                           1 to Form S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.11  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(b) to
         Agreement for property located in Ft.       Registrant's Post Effective Amendment No.
         Smith, Arkansas                             1 to Form S-11
  10.12  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(c) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Escondido, California.                      1 to Form S-11
  10.13  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(d) to
         Agreement for property located in Broken    Registrant's Post Effective Amendment No.
         Arrow, Oklahoma.                            1 to Form S-11
  10.14  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(e) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Weatherford, Oklahoma.                      1 to Form S-11
  10.15  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(f) to
         Agreement for property located in Center,   Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11
  10.16  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(g) to
         Agreement for property located in Groves,   Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11
  10.17  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(h) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Silsbee, Texas.                             1 to Form S-11
  10.18  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(i) to
         Agreement for property located in Vidor,    Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11
  10.19  Lease Amendments for the Ft. Smith,         Filed as Exhibit 10(E)(2) to Registrant's
         Arkansas and Weatherford, Oklahoma          Post Effective Amendment No. 1 to Form
         properties.                                 S-11
  10.20  Promissory Note from subsidiaries of the    Filed as Exhibit 10(E)(3) to Registrant's
         Registrant and CPA(R):10 to The New         Post Effective to Form S-11 Amendment No.
         England Mutual Life Insurance Company       1
         ("New England").
  10.21  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(a) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the property in Ft.     1 to Form S-11
         Smith, Arkansas
  10.22  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(b) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the property in         1 to Form S-11
         Weatherford, Oklahoma
  10.23  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(c) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the properties in       1 to Form S-11
         Center, Groves, Silsbee, and Vidor,
         Texas.
  10.24  Lease Agreement between QRS 10-9 (AR),      Filed as Exhibit 10(F)(1) to Registrant's
         Inc. ("QRS 10-9") and QRS 11-2(AR), Inc.    Post Effective Amendment No. 3 to Form
         ("QRS 11-2") as landlord and Acadia         S-11
         Stores 63, Inc. ("Tenant") as tenant.
  10.25  Co-Tenancy Agreement between QRS 10-9 and   Filed as Exhibit 10(F)(2) to Registrant's
         QRS 11-2.                                   Post Effective Amendment No. 3 to Form
                                                     S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.26  Term Loan Agreement among The First         Filed as Exhibit 10(F)(3) to Registrant's
         National Bank of Boston ("First Lender"),   Post Effective Amendment No. 3 to Form
         QRS 10-9 and QRS 11-2.                      S-11
  10.27  Note of QRS 10-9 and QRS 11-2 to First      Filed as Exhibit 10(F)(4) to Registrant's
         Lender.                                     Post Effective Amendment No. 3 to Form
                                                     S-11
  10.28  Fee and Leasehold Mortgages from QRS 10-9   Filed as Exhibit 10(F)(5) to Registrant's
         and QRS 11-2 to First Lender for the        Post Effective Amendment No. 3 to Form
         following jurisdictions:                    S-11
         a. Arkansas (one representative fee
         mortgage and leasehold mortgage included)
         b. Louisiana
         c. Mississippi
  10.29  Term Loan Agreement among Acadia            Filed as Exhibit 10(F)(6) to Registrant's
         Partners, L.P. ("Second Lender"), QRS       Post Effective Amendment No. 3 to Form
         10-9 and QRS 11-2.                          S-11
  10.30  Note of QRS 10-9 and QRS 11-2 to Second     Filed as Exhibit 10(F)(7) to Registrant's
         Lender.                                     Post Effective Amendment No. 3 to Form
                                                     S-11
  10.31  Fee Mortgages and Leasehold Mortgages       Filed as Exhibit 10(F)(8) to Registrant's
         from QRS 10-9 and QRS 11-2 to Second        Post Effective Amendment No. 3 to Form
         Lender for the following jurisdictions:     S-11
         a. Arkansas (one representative fee
         mortgage and leasehold mortgage included)
         b. Louisiana
         c. Mississippi
  10.32  Guaranty from Harvest Foods, Inc., a        Filed as Exhibit 10(F)(9) to Registrant's
         Delaware corporation, to QRS 10-9 and QRS   Post Effective Amendment No. 3 to Form
         11-2.                                       S-11
  10.33  Guaranty from Harvest Foods, Inc., an       Filed as Exhibit 10(F)(10) to
         Arkansas corporation, to QRS 10-9 and QRS   Registrant's Post Effective Amendment No.
         11-2.                                       3 to Form S-11
  10.34  Lease between QRS 10-12 (TX), Inc. ("QRS    Filed as Exhibit 10(G)(1) to Registrant's
         10-12"), QRS 11-5 (TX), Inc. ("QRS 11-5")   Post Effective Amendment No. 3 to Form
         and Summagraphics.                          S-11
  10.35  Co-Tenancy Agreement between QRS 10-12,     Filed as Exhibit 10(G)(2) to Registrant's
         and QRS 11-5.                               Post Effective Amendment No. 3 to Form
                                                     S-11
  10.36  $3,700,000 Promissory Note from QRS 10-12   Filed as Exhibit 10(H)(1) to Registrant's
         (TX), Inc., ("QRS 10-12"), and QRS 11-5     Post Effective Amendment No. 4 to Form
         (TX) Inc. ("QRS 11-5"), to Creditanstalt-   S-11
         Bankverein ("Lender").
  10.37  Deed of Trust and Security Agreement from   Filed as Exhibit 10(H)(2) to Registrant's
         QRS 10-12 and QRS 11-5 to John O.           Post Effective Amendment No. 4 to Form
         Langdon, Trustee, for benefit of Lender.    S-11
  10.38  Guaranty Agreement between Registrant and   Filed as Exhibit 10(H)(3) to Registrant's
         Corporate Property Associates 10            Post Effective Amendment No. 4 to Form
         Incorporated as guarantor and Lender.       S-11
  10.39  Real Estate Purchase and Sale Contract      Filed as Exhibit 10(I)(1) to Registrant's
         between Belmet (IL) QRS 11-9, Inc. ("QRS    Post Effective Amendment No. 4
         11-9") as purchaser and Mission Leasing
         and Bank of Rantoul (collectively, to
         Form S-11 "Seller").

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.40  Assignment and Assumption of Lease          Filed as Exhibit 10(I)(2) to Registrant's
         between QRS 11-9 and Seller.                Post Effective Amendment No. 4 to Form
                                                     S-11
  10.41  Assignment of Permits and Warranties from   Filed as Exhibit 10(I)(3) to Registrant's
         Seller to QRS 11-9.                         Post Effective Amendment No. 4 to Form
                                                     S-11
  10.42  Industrial Building Lease ("Lease") dated   Filed as Exhibit 10(I)(4) to Registrant's
         November 16, 1989 between Seller and        Post Effective Amendment No. 4 to Form
         Bell, together with First Amendment to      S-11
         Lease, dated September 19, 1991.
  10.43  Second Amendment to Lease.                  Filed as Exhibit 10(I)(5) to Registrant's
                                                     Post Effective Amendment No. 4 to Form
                                                     S-11
  10.44  Land Purchase Agreement between MMI (SC)    Filed as Exhibit 10(J)(1) to Registrant's
         QRS 11-11 Inc. ("QRS 11-11") and            Post Effective Amendment No. 5 to Form
         Amerisure, Inc. regarding three acre        S-11
         parcel.
  10.45  Mortgage from Amerisure, Inc. to QRS        Filed as Exhibit 10(J)(2) to Registrant's
         11-11 regarding three acre parcel.          Post Effective Amendment No. 5 to Form
                                                     S-11
  10.46  Lease Agreement between QRS 11-11, as       Filed as Exhibit 10(J)(3) to Registrant's
         Landlord. and MMI, as tenant.               Post Effective Amendment No. 5 to Form
                                                     S-11
  10.47  Assignment, Reassignment and Assumption     Filed as Exhibit 10(J)(4) to Registrant's
         of Lease among Amerisure, Inc., QRS 11-11   Post Effective Amendment No. 5 to Form
         and UIC.                                    S-11
  10.48  Loan Agreement between The Penn Mutual      Filed as Exhibit 10(J)(5) to Registrant's
         Life Insurance Company ("Penn Mutual")      Post Effective Amendment No. 5 to Form
         and QRS 11-11.                              S-11
  10.49  $9,500,000 Promissory Note from QRS 11-11   Filed as Exhibit 10(J)(6) to Registrant's
         to Penn Mutual.                             Post Effective Amendment No. 5 to Form
                                                     S-11
  10.50  Mortgage and Security Agreement from QRS    Filed as Exhibit 10(J)(7) to Registrant's
         11-11 to Penn Mutual.                       Post Effective Amendment No. 5 to Form
                                                     S-11
  10.51  Lease Agreement between BVS (NY) QRS        Filed as Exhibit 10(K)(1) to Registrant's
         11-10, Inc. ("QRS 11-10") as landlord,      Post Effective Amendment No. 5 to Form
         and BVS, as tenant.                         S-11
  10.52  Reciprocal Easement and Operation           Filed as Exhibit 10(K)(2) to Registrant's
         Agreement between QRS 11-10 and Fairview    Post Effective Amendment No. 5 to Form
         Plaza Corporation ("FPC").                  S-11
  10.53  Lease Agreement between QRS 11-12, (FL),    Filed as Exhibit 10(L)(2) to Registrant's
         Inc., ("QRS 11-12"), as Landlord, and       Post Effective Amendment No. 5 to Form
         Unit, as tenant.                            S-11
  10.54  Guaranty and Suretyship Agreement from      Filed as Exhibit 10(L)(4) to Registrant's
         Unit to QRS 11-12.                          Post Effective Amendment No. 5 to Form
                                                     S-11
  10.55  Indemnity Agreement between GATX            Filed as Exhibit 10(L)(5) to Registrant's
         Corporation and QRS 11-12.                  Post Effective Amendment No. 5 to Form
                                                     S-11
  10.56  Assignment and Assumption of Lease by       Filed as Exhibit 10(M)(1) to Registrant's
         Charlotte Telephone Associates Limited      Post Effective Amendment No. 5 to Form
         Partnership ("CTA") to QRS 11-14 (NC),      S-11
         Inc. ("QRS 11-14").
  10.57  Purchase and Sale Agreement between         Filed as Exhibit 10.1 to Registrant's
         Neoserv (CO) QRS 10-13, Inc. ("QRS:10")     Form 8-K dated October 29, 1992
         and Neoserv (CO) QRS 11-8, Inc.
         ("QRS:11") as purchasers and Homart
         Development Co. ("Homart").

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.58  Promissory Note of QRS:10 and QRS:11 to     Filed as Exhibit 10.2 to Registrant's
         Homart.                                     Form 8-K dated October 29, 1992
  10.59  Deed of Trust from QRS:10 and QRS:11 for    Filed as Exhibit 10.3 to Registrant's
         benefit of Homart.                          Form 8-K dated October 29, 1992
  10.60  Option Agreement between QRS:10 and         Filed as Exhibit 10.4 to Registrant's
         QRS:11 as option grantee and Homart as      Form 8-K dated October 29, 1992
         option grantor.
  10.61  Co-Tenancy Agreement between QRS:10 and     Filed as Exhibit 10.5 to Registrant's
         QRS:11.                                     Form 8-K dated October 29, 1992
  10.62  Lease from QRS:10 and QRS:11 as lessor      Filed as Exhibit 10.6 to Registrant's
         and Neodata Services, Inc. ("Neodata") as   Form 8-K dated October 29, 1992
         lessee.
  10.63  Guaranty Agreement from Neodata             Filed as Exhibit 10.7 to Registrant's
         Corporation as guarantor to QRS:10 and      Form 8-K dated October 29, 1992
         QRS:11.
  10.64  Promissory Note of QRS:10 and QRS:11 to     Filed as Exhibit 10.8 to Registrant's
         Neodata.                                    Form 8-K dated October 29, 1992
  10.65  Deed of Trust from QRS:10 and QRS:11 for    Filed as Exhibit 10.9 to Registrant's
         benefit of Neodata.                         Form 8-K dated October 29, 1992
  10.66  Construction Contract between QRS:10 and    Filed as Exhibit 10.10 to Registrant's
         QRS:11 as owners and Austin Commercial,     Form 8-K dated October 29, 1992
         Inc. ("Austin") as contractor.
  10.67  Guaranty from Austin to QRS:10 and          Filed as Exhibit 10.11 to Registrant's
         QRS:11.                                     Form 8-K dated October 29, 1992
  10.68  Construction Agency Agreement between       Filed as Exhibit 10.12 to Registrant's
         QRS:10 and QRS:11 as owners and Neodata     Form 8-K dated October 29, 1992
         as agent.
  10.69  Land Purchase Agreement between MMI (SC)    Filed as Exhibit 10.1 to Registrant's
         QRS 11-11, Inc. ("QRS 11-11") and           Form 8-K dated January 5, 1993
         Amerisure, Inc. ("Amerisure") regarding
         three acre parcel.
  10.70  Mortgage from Amerisure to QRS 11-11        Filed as Exhibit 10. 2 to Registrant's
         regarding three acre parcel.                Form 8-K dated January 5, 1993
  10.71  Lease Agreement between QRS 11-11, as       Filed as Exhibit 10.3 to Registrant's
         Landlord, and MMI as tenant.                Form 8-K dated January 5, 1993
  10.72  Assignment, Reassignment and Assumption     Filed as Exhibit 10.4 to Registrant's
         of Lease among Amerisure, Inc., QRS 11-11   Form 8-K dated January 5, 1993
         and UIC.
  10.73  Loan Agreement between The Penn Mutual      Filed as Exhibit 10.5 to Registrant's
         Life Insurance Company ("Penn Mutual")      Form 8-K dated January 5, 1993
         and QRS 11-11.
  10.74  $9,500,000 Promissory Note from QRS 11-11   Filed as Exhibit 10.6 to Registrant's
         to Penn Mutual.                             Form 8-K dated January 5, 1993
  10.75  Mortgage and Security Agreement from QRS    Filed as Exhibit 10.7 to Registrant's
         11-11 to Penn Mutual.                       Form 8-K dated January 5, 1993
  10.76  Lease Agreement between BVS (NY) QRS        Filed as Exhibit 10.8 to Registrant's
         11-10, Inc. ("QRS 11-10"), as landlord,     Form 8-K dated January 5, 1993
         and BVS, as tenant.
  10.77  Reciprocal Easement and Operation           Filed as Exhibit 10.9 to Registrant's
         Agreement between QRS 11-10 and Fairview    Form 8-K dated January 5, 1993
         Plaza, Inc.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.78  Lease Agreement between QRS 11-12 (FL),     Filed as Exhibit 10.10 to Registrant's
         Inc. ("QRS 11-12"), as landlord, and        Form 8-K dated January 5, 1993
         Unit, as tenant.
  10.79  Guaranty and Suretyship Agreement from      Filed as Exhibit 10.11 to Registrant's
         Unit to QRS 11-12.                          Form 8-K dated January 5, 1993
  10.80  Indemnity Agreement between GATX            Filed as Exhibit 10.12 to Registrant's
         Corporation and QRS 11-12.                  Form 8-K dated January 5, 1993
  10.81  Assignment and Assumption of Lease and      Filed as Exhibit 10.1 to Registrant's
         Lease Guaranty from Oakbrook Development    Form 8-K dated April 5, 1993
         Corp. ("Oakbrook") to Books CT QRS 11-15,
         Inc. ("QRS 11-15").
  10.82  Co-Tenancy Agreement between DDI (NE) QRS   Filed as Exhibit 10.2 to Registrant's
         10-15, Inc. ("QRS 10-15") and DDI (NE)      Form 8-K dated April 5, 1993
         QRS 11-13, Inc. ("QRS 11-13").
  10.83  Cross Indemnity Agreement between QRS       Filed as Exhibit 10.3 to Registrant's
         10-15 and QRS 11-13.                        Form 8-K dated April 5, 1993
  10.84  Lease Agreement between QRS 10-15 and QRS   Filed as Exhibit 10.4 to Registrant's
         11-13, as landlord, and Data Documents,     Form 8-K dated April 5, 1993
         Inc. ("DDI"), as tenant.
  10.85  Loan Agreement between QRS 10-15 and QRS    Filed as Exhibit 10.5 to Registrant's
         11-13, as borrower, and US West Financial   Form 8-K dated April 5, 1993
         Services, Inc. ("US West"), as lender.
  10.86  $8,000,000 Promissory Note from QRS 10-15   Filed as Exhibit 10.6 to Registrant's
         and QRS 11-13 to US West.                   Form 8-K dated April 5, 1993
  10.87  Deed of Trust from QRS 10-15 and QRS        Filed as Exhibit 10.7 to Registrant's
         11-13 to US West (for filing in the         Form 8-K dated April 5, 1993
         states of Colorado, Nebraska and Texas).
  10.88  Mortgage from QRS 10-15 and QRS 11-13 to    Filed as Exhibit 10.8 to Registrant's
         US West (for filing in the state of         Form 8-K dated April 5, 1993
         Kansas).
  10.89  Assignment of Parent Guaranty from QRS      Filed as Exhibit 10.9 to Registrant's
         10-15 and QRS 11-13.                        Form 8-K dated April 5, 1993
  10.90  Deed of Trust Note from QRS 11-14 (NC),     Filed as Exhibit 10.1 to Registrant's
         Inc. ("QRS 11-14") to Kredietbank N.V.      Form 8-K dated April 13, 1993
         ("Kredietbank").
  10.91  Deed of Trust from QRS 11-14 for the        Filed as Exhibit 10.2 to Registrant's
         benefit of Kredietbank.                     Form 8-K dated April 13, 1993
  10.92  Assignment of Leases and Rents from QRS     Filed as Exhibit 10.3 to Registrant's
         11-14 to Kredietbank.                       Form 8-K dated April 13, 1993
  10.93  Escrow Agreement between QRS 11-14 and      Filed as Exhibit 10.4 to Registrant's
         Kredietbank.                                Form 8-K dated April 13, 1993
  10.94  Lease Agreement between BB Property         Filed as Exhibit 10.1 to Registrant's
         Company, as lessor, and Best Buy, as        Form 8-K dated May 6, 1993
         lessee.
  10.95  Note Purchase Agreement among BB Property   Filed as Exhibit 10.2 to Registrant's
         Company, Best Buy, and TIAA.                Form 8-K dated May 6, 1993
  10.96  $32,800,000 Note from BB Property Company   Filed as Exhibit 10.3 to Registrant's
         to TIAA.                                    Form 8-K dated May 6, 1993
  10.97  Deed of Trust and Security Agreement from   Filed as Exhibit 10.4 to Registrant's
         BB Property Company for the benefit of      Form 8-K dated May 6, 1993
         TIAA.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.98  $3,200,000 Promissory Note from BVS (NY)    Filed as Exhibit 10.5 to Registrant's
         QRS 11-10, Inc. ("BVS") to Orix.            Form 8-K dated May 6, 1993
  10.99  Mortgage, Assignment of Leases and Rents,   Filed as Exhibit 10.6 to Registrant's
         Security Agreement and Fixture Filing       Form 8-K dated May 6, 1993
         from BVS to Orix.
  10.100 Purchase Agreement between QRS 11-19, as    Filed as Exhibit 10.2 to Registrant's
         owner, and Lincoln Technical Institute,     Form 8-K dated August 13, 1993
         as buyer.
  10.101 Lease Agreement between Unitech (IL) QRS    Filed as Exhibit 10(P)(1) to Registrant's
         11-19, Inc. ("QRS 11-19"), as landlord,     Post Effective Amendment No. 6 to Form
         and UTI.                                    S-11
  10.102 Guaranty and Suretyship Agreement from      Filed as Exhibit 10(P)(2) to Registrant's
         Lincoln Technical Institute of Arizona,     Post Effective Amendment No. 6 to Form
         Inc. to QRS 11-19.                          S-11
  10.103 Modification of Loan Documents and          Filed as Exhibit 10(P)(3) to Registrant's
         Assumption Agreement among Chicago          Post Effective Amendment No. 6 to Form
         Investment Properties Limited               S-11
         Partnership, the Guarantors QRS 11-19 and
         the Fidelity Mutual Life Insurance
         Company.
  10.104 Rate Cap Transaction letter Agreement       Filed as Exhibit 10(Q)(4) to Registrant's
         between BVS and Chemical Bank               Post Effective Amendment No. 6 to Form
         ("Chemical").                               S-11
  10.105 Consent and Agreement between Chemical,     Filed as Exhibit 10(Q)(5) to Registrant's
         Orix and BVS.                               Post Effective Amendment No. 6 to Form
                                                     S-11
  10.106 Assignment of Interest Rate Protection      Filed as Exhibit 10(Q)(6) to Registrant's
         Agreement from BVS to Orix.                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.107 Warrant issued by Merit to the              Filed as Exhibit 10(S)(1) to Registrant's
         Registrant.                                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.108 Lease Agreement between QRS 11-20 (UT),     Filed as Exhibit 10(S)(2) to Registrant's
         Inc. ("QRS 11-20"), as landlord, and        Post Effective Amendment No. 6 to Form
         Merit, as tenant.                           S-11
  10.109 Guaranty Agreement from the Registrant to   Filed as Exhibit 10(S)(3) to Registrant's
         Merit.                                      Post Effective Amendment No. 6 to Form
                                                     S-11
  10.110 Construction Management Agreement between   Filed as Exhibit 10(S)(4) to Registrant's
         Merit and the Koll Company.                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.111 Construction Agreement between Merit and    Filed as Exhibit 10(S)(5) to Registrant's
         Camco Construction Company, Inc.            Post Effective Amendment No. 6 to Form
                                                     S-11
  10.112 Construction Agency Agreement between       Filed as Exhibit 10(S)(6) to Registrant's
         Merit and QRS 11-20.                        Post Effective Amendment No. 6 to Form
                                                     S-11
  10.113 $8,250,000 Promissory Note from QRS 11-20   Filed as Exhibit 10(S)(7) to Registrant's
         to First Interstate Bank of Utah, N.A.      Post Effective Amendment No. 6 to Form
         ("Lender").                                 S-11
  10.114 Deed of Trust, Assignment of Rents,         Filed as Exhibit 10(S)(8) to Registrant's
         Security Agreement and Financing            Post Effective Amendment No. 6 to Form
         Statement from QRS 11-20 for the benefit    S-11
         of Lender.
  10.115 Assignment of Leases and Rents made by      Filed as Exhibit 10(S)(9) to Registrant's
         QRS 11-20 in favor of Lender.               Post Effective Amendment No. 6 to Form
                                                     S-11
  10.116 Loan Agreement between QRS 11-20 and        Filed as Exhibit 10(S)(10) to
         Lender.                                     Registrant's Post Effective Amendment No.
                                                     6 to Form S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.117 Assignment and Assumption of Bid dated as   Filed as Exhibit 10(T)(1) to Registrant's
         of April 14, 1993 among QRS 11-17 (NY),     Post Effective Amendment No. 7 to Form
         Inc. ("QRS 11-17"), E.B. Properties, Inc.   S-11
         ("EB") and The Dime Savings Bank of New
         York, FSB ("Dime"), as amended and
         supplemented by the First Supplement
         dated April 15, 1993 and by the Second
         Supplement dated April 22, 1993 and by
         letters dated May 12, June 9 and June 18,
         1993.
  10.118 Assignment and Assumption Agreement,        Filed as Exhibit 10(T)(2) to Registrant's
         dated March 4, 1993, as amended , between   Post Effective Amendment No. 7 to Form
         Dime and EB, as assigned by Assignment      S-11
         dated April 14, 1993.
  10.119 Lease dated as of August 1, 1986 between    Filed as Exhibit 10(T)(3) to Registrant's
         D. Grossman and Mormax Corporation (as      Post Effective Amendment No. 7 to Form
         assumed by QRS 11-21, Inc. ("QRS 11-21")    S-11
         by virtue of documents listed at
         (10)(T)(1)).
  10.120 Promissory Note from QRS 11-17 to Dime in   Filed as Exhibit 10(T)(4) to Registrant's
         the amount of $7,000,000.                   Post Effective Amendment No. 7 to Form
                                                     S-11
  10.121 Mortgage from QRS 11-17 to Dime.            Filed as Exhibit 10(T)(5) to Registrant's
                                                     Post Effective Amendment No. 7 to Form
                                                     S-11
  10.122 Collateral Assignment of Leases and Rents   Filed as Exhibit 10(T)(6) to Registrant's
         by QRS 11-17 in favor of Dime.              Post Effective Amendment No. 7 to Form
                                                     S-11
  10.123 Agreement of Indemnity by QRS 11-17 in      Filed as Exhibit 10(T)(7) to Registrant's
         favor of Dime.                              Post Effective Amendment No. 7 to Form
                                                     S-11
  10.124 Lease Agreement between SCF (TN) QRS        Filed as Exhibit 10(U)(1) to Registrant's
         11-21, as landlord, and SCM, as tenant.     Post Effective Amendment No. 7 to Form
                                                     S-11
  10.125 Warrant issued by Sports & Fitness Clubs    Filed as Exhibit 10(U)(2) to Registrant's
         Inc. ("SFC") to QRS 11-21.                  Post Effective Amendment No. 7 to Form
                                                     S-11
  10.126 Guaranty and Suretyship Agreement by SFC    Filed as Exhibit 10(U)(3) to Registrant's
         and Sports and Fitness Clubs of America,    Post Effective Amendment No. 7 to Form
         Inc. ("SFCA") to QRS 11-21.                 S-11
  10.127 Purchase Agreement between QRS 11-21, as    Filed as Exhibit 10(U)(4) to Registrant's
         owner, and SFC, as buyer.                   Post Effective Amendment No. 7 to Form
                                                     S-11
  10.128 Term Loan Agreement between QRS 11-21, as   Filed as Exhibit 10(U)(5) to Registrant's
         borrower, and Union Planters National       Post Effective Amendment No. 7 to Form
         Bank, as lender ("Union Planters").         S-11
  10.129 Note in the amount of $2,800,000 dated      Filed as Exhibit 10(U)(6) to Registrant's
         July 20, 1993 from QRS 11-21 for the        Post Effective Amendment No. 7 to Form
         benefit of Union Planters.                  S-11
  10.130 Deed of Trust, Assignment of Rents and      Filed as Exhibit 10(U)(7) to Registrant's
         Security Agreement from QRS 11-21 for the   Post Effective Amendment No. 7 to Form
         benefit of Union Planters.                  S-11
  10.131 Acknowledgment of Assignment of Lease,      Filed as Exhibit 10(U)(8) to Registrant's
         Guaranty and Purchase Agreements between    Post Effective Amendment No. 7 to Form
         SCM, SFC, SFCA, QRS 11-21 and Union         S-11
         Planters.
  10.132 Real Estate Contract of Sale between        Filed as Exhibit 10(V)(1) to Registrant's
         Abacus Capital Corporation, as seller,      Post Effective Amendment No. 7 to Form
         and Registrant, or its assigns, as Buyer.   S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.133 Real Estate Contract of Sale between        Filed as Exhibit 10.1 to Registrant's
         Abacus Capital Corporation ("Abacus"), as   Form 8-K dated February 24, 1994
         seller, and Registrant, as buyer.
  10.134 Assignment of Real Estate Contract of       Filed as Exhibit 10.2 to Registrant's
         Sale from Registrant to the PETSMART        Form 8-K dated February 24, 1994
         Subsidiary.
  10.135 Assignment and Assumption of Lease          Filed as Exhibit 10.3 to Registrant's
         between Abacus and the PETSMART             Form 8-K dated February 24, 1994
         Subsidiary.
  10.136 Loan Agreement between NationsBank and      Filed as Exhibit 10.4 to Registrant's
         the PETSMART Subsidiary.                    Form 8-K dated February 24, 1994
  10.137 $2,500,000 Promissory Note made by the      Filed as Exhibit 10.5 to Registrant's
         PETSMART Subsidiary to NationsBank.         Form 8-K dated February 24, 1994
  10.138 Deed of Trust, Assignment, Security         Filed as Exhibit 10.6 to Registrant's
         Agreement and Financing Statement from      Form 8-K dated February 24, 1994
         the PETsMART Subsidiary to NationsBank.
  10.139 Lease Agreement between the Braintree       Filed as Exhibit 10.7 to Registrant's
         Subsidiary, as landlord, and Barnes &       Form 8-K dated February 24, 1994
         Noble, as tenant.
  10.140 Real Estate Purchase and Sale Contract      Filed as Exhibit 10.8 to Registrant's
         between the ELWA Subsidiary, as buyer,      Form 8-K dated February 24, 1994
         and Big V, as seller.
  10.141 Lease Agreement between the ELWA            Filed as Exhibit 10.9 to Registrant's
         Subsidiary, as landlord, and Big V as       Form 8-K dated February 24, 1994
         tenant.
  10.142 Guaranty and Suretyship Agreement           Filed as Exhibit 10.10 to Registrant's
         executed by Big V Holding.                  Form 8-K dated February 24, 1994
  10.143 Amended, Restated and Consolidated Bonds    Filed as Exhibit 10.11 to Registrant's
         to Key Bank, as lender, from the ELWA       Form 8-K dated February 24, 1994
         Subsidiary, as borrower.
  10.144 Amended and Restated Mortgage and           Filed as Exhibit 10.12 to Registrant's
         Security Agreement from the ELWA            Form 8-K dated February 24, 1994
         Subsidiary, to Key Bank.
  10.145 Limited Guaranty of Payment from the        Filed as Exhibit 10.13 to Registrant's
         Company to Key Bank.                        Form 8-K dated February 24, 1994
  10.146 Lease Agreement between the Brownwood       Filed as Exhibit 10.14 to Registrant's
         Subsidiary, as landlord, and Superior, as   Form 8-K dated February 24, 1994
         tenant.
  10.147 Guaranty and Suretyship Agreement from      Filed as Exhibit 10.15 to Registrant's
         Alpine to Registrant.                       Form 8-K dated February 24, 1994
  10.148 $2,700,000 Real Estate Note from the        Filed as Exhibit 10.16 to Registrant's
         Brownwood Subsidiary, as maker, to          Form 8-K dated February 24, 1994
         Creditanstalt, as holder.
  10.149 Deed of Trust and Security Agreement by     Filed as Exhibit 10.17 to Registrant's
         the Brownwood Subsidiary, as guarantor to   Form 8-K dated February 24, 1994
         Hazen H. Dempster, as trustee.
  10.150 Guaranty and Agreement between the          Filed as Exhibit 10.18 to Registrant's
         Company and Creditanstalt.                  Form 8-K dated February 24, 1994
  10.151 Assignment of Contract from Hyde Park       Filed as Exhibit 10.19 to Registrant's
         Holdings, Inc. to the Cleveland             Form 8-K dated February 24, 1994
         Subsidiary.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.152 Lease Agreement between the Cleveland       Filed as Exhibit 10.20 to Registrant's
         Subsidiary, as landlord, and Nicholson,     Form 8-K dated February 24, 1994
         as tenant.
  10.153 $4,000,000 Cognovit Promissory Note from    Filed as Exhibit 10.21 to Registrant's
         the Cleveland Subsidiary to Bank One.       Form 8-K dated February 24, 1994
  10.154 Mortgage Deed, Security Agreement and       Filed as Exhibit 10.22 to Registrant's
         Assignment of Rents and Leases from the     Form 8-K dated February 24, 1994
         Cleveland Subsidiary to Bank One.
  10.155 Business Loan Agreement between the         Filed as Exhibit 10.23 to Registrant's
         Cleveland Subsidiary, and Bank One.         Form 8-K dated February 24, 1994
  10.156 Guaranty from Registrant to Bank One.       Filed as Exhibit 10.24 to Registrant's
                                                     Form 8-K dated February 24, 1994
  10.157 Lease Agreement between the Gensia          Filed as Exhibit 10.25 to Registrant's
         Partnership, as landlord, and Gensia, as    Form 8-K dated February 24, 1994
         tenant.
  10.158 $13,000,000 Promissory Note from the        Filed as Exhibit 10.26 to Registrant's
         Gensia Partnership to Northwestern.         Form 8-K dated February 24, 1994
  10.159 Deed of Trust, Security Agreement and       Filed as Exhibit 10.27 to Registrant's
         Financing Statement from the Gensia         Form 8-K dated February 24, 1994
         Partnership to Northwestern.
  10.160 Guarantee of Recourse Obligations from      Filed as Exhibit 10.28 to Registrant's
         Registrant and CPA(R):12 to Northwestern.   Form 8-K dated February 24, 1994
  10.161 Assignment of Earnest Money Contract from   Filed as Exhibit 10.29 to Registrant's
         Garden Ridge to the Round Rock              Form 8-K dated February 24, 1994
         Subsidiary.
  10.162 Lease Agreement between the Round Rock      Filed as Exhibit 10.30 to Registrant's
         Subsidiary, as landlord, and Garden         Form 8-K dated February 24, 1994
         Ridge, as tenant.
  10.163 $3,465,000 Note from the Round Rock         Filed as Exhibit 10.31 to Registrant's
         Subsidiary to Garden Ridge.                 Form 8-K dated February 24, 1994
  10.164 Deed of Trust and Security Agreement from   Filed as Exhibit 10.32 to Registrant's
         the Round Rock Subsidiary to Garden         Form 8-K dated February 24, 1994
         Ridge.
  10.165 $1,700,000 Promissory Note from the Plano   Filed as Exhibit 10.33 to Registrant's
         Subsidiary to National Western.             Form 8-K dated February 24, 1994
  10.166 Deed of Trust, Security Agreement and       Filed as Exhibit 10.34 to Registrant's
         Financing Statement from the Plano          Form 8-K dated February 24, 1994
         Subsidiary to National Western.
  10.167 Lease Agreement dated June 15, 1994         Filed as Exhibit 10.167 to Registrant's
         between CTC (VA) QRS 11-32, Inc., as        Form 10-K for the year ended December 31,
         Landlord, and Childtime Childcare, Inc.,    1994 dated March 31, 1995
         as Tenant.
  10.168 Construction Agency Agreement dated June    Filed as Exhibit 10.168 to Registrant's
         15, 1994 between Childtime Childcare,       Form 10-K for the year ended December 31,
         Inc. and CTC (VA) QRS 11-32, Inc.           1994 dated March 31, 1995
  10.169 Lease Agreement dated August 11, 1994 by    Filed as Exhibit 10.169 to Registrant's
         and between Neenah (WI) QRS 11-31, Inc.,    Form 10-K for the year ended December 31,
         as Landlord, and Exide Electronic           1994 dated March 31, 1995
         Assembly Corporation, as Tenant.
  10.170 $5,000,000 Real Estate Note dated August    Filed as Exhibit 10.170 to Registrant's
         11, 1994 from Neenah (WI) QRS 11-31,        Form 10-K for the year ended December 31,
         Inc., as Maker, and Creditanstalt           1994 dated March 31, 1995
         Corporate Finance, Inc., as Holder.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.171 Lease Agreement dated September 30, 1994    Filed as Exhibit 10.171 to Registrant's
         by and between CFP Associates, as           Form 10-K for the year ended December 31,
         Landlord, and Custom Foods Products,        1994 dated March 31, 1995
         Inc., as Tenant.
  10.172 Loan Agreement dated September 30, 1994     Filed as Exhibit 10.172 to Registrant's
         between CFP Associates, as Borrower, and    Form 10-K for the year ended December 31,
         Greyrock Capital Group Inc., as Lender.     1994 dated March 31, 1995
  10.173 $2,000,000 Note dated September 30, 1994    Filed as Exhibit 10.173 to Registrant's
         from CFP Associates, as Maker, and          Form 10-K for the year ended December 31,
         Greyrock Capital Group Inc., as Payee.      1994 dated March 31, 1995
  10.174 $200,000 Maximum Amount Promissory Note     Filed as Exhibit 10.174 to Registrant's
         dated September 0, 1994 from CFP            Form 10-K for the year ended December 31,
         Associates, as Maker, to Custom Foods       1994 dated March 31, 1995
         Products, Inc., as Payee.
  10.175 Lease Agreement dated October 14, 1994 by   Filed as Exhibit 10.175 to Registrant's
         and between ADS (CA) QRS 11-34, Inc., as    Form 10-K for the year ended December 31,
         Landlord, and Chiat/Day Inc. Advertising,   1994 dated March 31, 1995
         as Tenant.
  10.176 $6,000,000 Promissory Note dated October    Filed as Exhibit 10.176 to Registrant's
         14, 1994 from ADS (CA) QRS 11-34, Inc.,     Form 10-K for the year ended December 31,
         as Borrower, to Kearneys Street Real        1994 dated March 31, 1995
         Estate Company, L.P., as Lender.
  10.177 $3,000,000 Purchase Money Promissory Note   Filed as Exhibit 10.177 to Registrant's
         secured by Deed of Trust dated October      Form 10-K for the year ended December 31,
         14, 1994 from ADS (CA) QRS 11-34, Inc.,     1994 dated March 31, 1995
         as Maker, to Venice Operating Corp., as
         Holder.
  10.178 Lease Agreement dated October 31, 1995 by   Filed as Exhibit 10.33 to Registrant's
         and between DELMO (PA) QRS 11-36 and        Form 8-K dated March 21, 1996
         DELMO (PA) QRS 12-10 together as Landlord
         and Del Monte Corporation, as Tenant.
  10.179 Lease Agreement dated December 26, 1995     Filed as Exhibit 2.1 to Registrant's Form
         by and between Cards Limited Liability      8-K dated March 21, 1996
         Company, as Landlord, and The Upper Deck
         Company, as Tenant.
  10.180 $15,000,000 Promissory Note dated January   Filed as Exhibit 2.2 to Registrant's Form
         3, 1996 from Cards Limited Liability        8-K dated March 21, 1996
         Company to Column Financial, Inc.
  10.181 $12,125,000 Promissory Note from Delmo      Previously Filed as Exhibit 10.181 to
         11/12 (DE) LLC to Secore Financial          this Registration Statement
         Corporation
  12.1   Ratio of Earnings to Fixed Charges          Previously Filed as Exhibit 12.1 to this
                                                     Registration Statement
  21.1   List of subsidiaries of CIP(R)              Previously Filed as Exhibit 21.1 to this
                                                     Registration Statement
  23.1   Consent of PricewaterhouseCoopers LLP       Filed herewith
         regarding CIP(R)
  23.2   Consent of PricewaterhouseCoopers LLP       Filed herewith
         regarding CPA(R):10
  23.3   Consent of Reed Smith LLP                   Included in Exhibit 5.1
  24.1   Power of Attorney                           Contained on Page II-16

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  25.1   Statement of Eligibility of Trustee         Previously Filed as Exhibit 25.1 to this
                                                     Registration Statement
  99.1   Form of Proxy Card for CIP(R)               Previously filed as Exhibit 99.1 to this
                                                     Registration Statement
  99.2   Form of Proxy Card for CPA(R):10            Previously filed as Exhibit 99.2 to this
                                                     Registration Statement

ITEM 22.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act of 1933"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 2002.


                                          CAREY INSTITUTIONAL PROPERTIES
                                          INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                                       Wm. Polk Carey
                                            Chairman of the Board and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 8, 2002.



William Polk Carey     Chairman of the Board and                             *
                     Director (Principal Executive  ---------------------------------------------------
                               Officer)                               Wm. Polk Carey
                                                                     February 8, 2002

Edward LaPuma                  President                                     *
                                                    ---------------------------------------------------
                                                                       Edward LaPuma
                                                                     February 8, 2002

Ralph G. Coburn       Independent Director of the                            *
                              Registrant            ---------------------------------------------------
                                                                      Ralph G. Coburn
                                                                     February 8, 2002

George E. Stoddard    Independent Director of the                            *
                              Registrant            ---------------------------------------------------
                                                                    George E. Stoddard
                                                                     February 8, 2002

Thomas E. Zacharias   Independent Director of the                            *
                              Registrant            ---------------------------------------------------
                                                                    Thomas E. Zacharias
                                                                     February 8, 2002

Ralph Verni           Independent Director of the                            *
                              Registrant            ---------------------------------------------------
                                                                        Ralph Verni
                                                                     February 8, 2002

John J. Park          Executive Vice President --                            *
                         Finance and Treasurer      ---------------------------------------------------
                     (Principal Financial Officer)                     John J. Park
                                                                     February 8, 2002

Claude Fernandez     Executive Vice President and                            *
                     Chief Administrative Officer   ---------------------------------------------------
                                                                     Claude Fernandez
                                                                     February 8, 2002



* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 2 to the Registration Statement on behalf of the persons indicated.


/s/ SUSAN C. HYDE
------------------------------
Susan C. Hyde
Attorney-in-Fact

                                 EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
   2.1.  Agreement and Plan of Merger, dated as of   Appendix A to the Joint Proxy Statement/
         December 14, 2001, by and between CIP(R)    Prospectus contained in this Registration
         and CPA(R):10                               Statement
   3.1.  Articles of Amendment and Restatement of    Exhibit 3(A) to CIP(R)'s Registration
         CIP(R)                                      Statement on Form S-11 (Registration No.
                                                     33-39409)
   3.2.  Amended Bylaws of CIP(R)                    Exhibit 3(B) to CIP(R)'s Registration
                                                     Statement on Form S-11 (Registration No.
                                                     33-39409)
   4.1.  Form of Indenture by and between CIP(R)     Previously Filed as Exhibit 4.1 to this
         and The Bank of New York                    Registration Statement
   5.1.  Opinion of Reed Smith LLP as to the         Previously Filed as Exhibit 5.1 to this
         legality of the securities to be issued     Registration Statement
   8.1.  Form of Opinion of Reed Smith LLP           Previously Filed as Exhibit 8.1 to this
         regarding tax matters                       Registration Statement
  10.1   Amended Advisory Agreement.                 Exhibit 10(A)(2) to Registration
                                                     Statement (Form S-11) No. 33-39409
  10.2   Lease between Marcourt Investments          Filed as Exhibit 10(D)(1) to Registrant's
         Incorporated ("Marcourt") and CTYD III      Post Effective Amendment No. 1 to Form
         Corporation ("CTYD").                       S-11
  10.3   Series A-2 9.94% Secured Note from          Filed as Exhibit 10(D)(2) to Registrant's
         Marcourt to the registered owner of note    Post Effective Amendment No. 1 to Form
         (Various Series A-1 9.94% Notes in an       S-11
         aggregate amount of 38,750,000
         substantially in the form of the Series
         A-1 9.94% Note attached, were issued by
         Marcourt in connection with the
         Financing).
  10.4   Series A-2 11.18% Secured Note from         Filed as Exhibit 10(D)(3) to Registrant's
         Marcourt to the registered owner of note    Post Effective Amendment No. 1 to Form
         (Various notes in an aggregate amount of    S-11
         70,250,000 substantially in the form of
         the Series A-2 11.18% Note attached, were
         issued by Marcourt in connection with the
         Financing.
  10.5   Indenture between Marcourt, as borrower,    Filed as Exhibit 10(D)(4) to Registrant's
         to First Fidelity Bank, National            Post Effective Amendment No. 1 to Form
         Association, New Jersey, as trustee         S-11
         ("Trustee").
  10.6   Real Estate Deed of Trust from Marcourt     Filed as Exhibit 10(D)(5) to Registrant's
         to Albuquerque Title Company, as trustee    Post Effective Amendment No. 1 to Form
         for benefit of the Trustee filed in New     S-11
         Mexico, securing Series A-1 9.94% Notes
         and Series A-2 ll.18% notes allocated to
         Albuquerque, New Mexico Marriott property
         (Deeds of Trust or Mortgages
         substantially similar to this Deed of
         Trust were filed in all other
         jurisdictions in which Marriott
         Properties are located. Such other deeds
         of trust or mortgages secure the
         principal amount of Series A-1 9.94%
         Notes and Series A-2 11.18% Notes
         allocated to the Marriott Properties
         located in such other jurisdictions)

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.7   Second Real Estate Deed of Trust from       Filed as Exhibit 10(D)(6) to Registrant's
         Marcourt to Albuquerque Title Company as    Post Effective Amendment No. 1 to Form
         trustee for the benefit of the Trustee,     S-11
         filed in New Mexico, securing all Series
         A-1 9.94% Notes and Series A-2 11.18%
         Notes other than those notes allocated to
         the Albuquerque, New Mexico Marriott
         property (Deeds of trust or mortgages
         substantially similar to this Second Real
         Estate Deed of Trust were filed in all
         other jurisdictions in which the
         remaining Marriott Properties are
         located. Such other deeds of trust or
         mortgages secure the principal amount of
         Series A-1 9.94% Notes and Series A-2
         11.18% Notes allocated to all Marriott
         Properties not located in the
         jurisdiction in which such other deeds of
         trust were filed for recording).
  10.8   Guaranty from the Registrant, Corporate     Filed as Exhibit 10(D)(7) to Registrant's
         Property Associates 10 Incorporated,        Post Effective Amendment No. 1 to Form
         Trammell Crow Equity Partners II, Ltd.      S-11
         ("TCEP II") and PA/First Plaza Limited
         Partnership ("First Plaza") as
         guarantors, to the Trustee.
  10.9   Shareholders Agreement between the          Filed as Exhibit 10(D)(8) to Registrant's
         Registrant, Corporate Property Associates   Post Effective Amendment No. 1 to Form
         10 Incorporated ("CPA(R):10"), TCEP II      S-11
         and First Plaza.
  10.10  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(a) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Glendale, Arizona                           1 to Form S-11
  10.11  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(b) to
         Agreement for property located in Ft.       Registrant's Post Effective Amendment No.
         Smith, Arkansas                             1 to Form S-11
  10.12  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(c) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Escondido, California.                      1 to Form S-11
  10.13  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(d) to
         Agreement for property located in Broken    Registrant's Post Effective Amendment No.
         Arrow, Oklahoma.                            1 to Form S-11
  10.14  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(e) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Weatherford, Oklahoma.                      1 to Form S-11
  10.15  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(f) to
         Agreement for property located in Center,   Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11
  10.16  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(g) to
         Agreement for property located in Groves,   Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11
  10.17  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(h) to
         Agreement for property located in           Registrant's Post Effective Amendment No.
         Silsbee, Texas.                             1 to Form S-11
  10.18  Assignment and Assumptions of Lease         Filed as Exhibit 10(E)(1)(i) to
         Agreement for property located in Vidor,    Registrant's Post Effective Amendment No.
         Texas.                                      1 to Form S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.19  Lease Amendments for the Ft. Smith,         Filed as Exhibit 10(E)(2) to Registrant's
         Arkansas and Weatherford, Oklahoma          Post Effective Amendment No. 1 to Form
         properties.                                 S-11
  10.20  Promissory Note from subsidiaries of the    Filed as Exhibit 10(E)(3) to Registrant's
         Registrant and CPA(R):10 to The New         Post Effective to Form S-11 Amendment No.
         England Mutual Life Insurance Company       1
         ("New England").
  10.21  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(a) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the property in Ft.     1 to Form S-11
         Smith, Arkansas
  10.22  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(b) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the property in         1 to Form S-11
         Weatherford, Oklahoma
  10.23  Mortgage/Deed of Trust from subsidiaries    Filed as Exhibit 10(E)(4)(c) to
         of the Registrant and CPA(R):10 to New      Registrant's Post Effective Amendment No.
         England encumbering the properties in       1 to Form S-11
         Center, Groves, Silsbee, and Vidor,
         Texas.
  10.24  Lease Agreement between QRS 10-9 (AR),      Filed as Exhibit 10(F)(1) to Registrant's
         Inc. ("QRS 10-9") and QRS 11-2(AR), Inc.    Post Effective Amendment No. 3 to Form
         ("QRS 11-2") as landlord and Acadia         S-11
         Stores 63, Inc. ("Tenant") as tenant.
  10.25  Co-Tenancy Agreement between QRS 10-9 and   Filed as Exhibit 10(F)(2) to Registrant's
         QRS 11-2.                                   Post Effective Amendment No. 3 to Form
                                                     S-11
  10.26  Term Loan Agreement among The First         Filed as Exhibit 10(F)(3) to Registrant's
         National Bank of Boston ("First Lender"),   Post Effective Amendment No. 3 to Form
         QRS 10-9 and QRS 11-2.                      S-11
  10.27  Note of QRS 10-9 and QRS 11-2 to First      Filed as Exhibit 10(F)(4) to Registrant's
         Lender.                                     Post Effective Amendment No. 3 to Form
                                                     S-11
  10.28  Fee and Leasehold Mortgages from QRS 10-9   Filed as Exhibit 10(F)(5) to Registrant's
         and QRS 11-2 to First Lender for the        Post Effective Amendment No. 3 to Form
         following jurisdictions:                    S-11
         a. Arkansas (one representative fee
         mortgage and leasehold mortgage included)
         b. Louisiana
         c. Mississippi
  10.29  Term Loan Agreement among Acadia            Filed as Exhibit 10(F)(6) to Registrant's
         Partners, L.P. ("Second Lender"), QRS       Post Effective Amendment No. 3 to Form
         10-9 and QRS 11-2.                          S-11
  10.30  Note of QRS 10-9 and QRS 11-2 to Second     Filed as Exhibit 10(F)(7) to Registrant's
         Lender.                                     Post Effective Amendment No. 3 to Form
                                                     S-11
  10.31  Fee Mortgages and Leasehold Mortgages       Filed as Exhibit 10(F)(8) to Registrant's
         from QRS 10-9 and QRS 11-2 to Second        Post Effective Amendment No. 3 to Form
         Lender for the following jurisdictions:     S-11
         a. Arkansas (one representative fee
         mortgage and leasehold mortgage included)
         b. Louisiana
         c. Mississippi
  10.32  Guaranty from Harvest Foods, Inc., a        Filed as Exhibit 10(F)(9) to Registrant's
         Delaware corporation, to QRS 10-9 and QRS   Post Effective Amendment No. 3 to Form
         11-2.                                       S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.33  Guaranty from Harvest Foods, Inc., an       Filed as Exhibit 10(F)(10) to
         Arkansas corporation, to QRS 10-9 and QRS   Registrant's Post Effective Amendment No.
         11-2.                                       3 to Form S-11
  10.34  Lease between QRS 10-12 (TX), Inc. ("QRS    Filed as Exhibit 10(G)(1) to Registrant's
         10-12"), QRS 11-5 (TX), Inc. ("QRS 11-5")   Post Effective Amendment No. 3 to Form
         and Summagraphics.                          S-11
  10.35  Co-Tenancy Agreement between QRS 10-12,     Filed as Exhibit 10(G)(2) to Registrant's
         and QRS 11-5.                               Post Effective Amendment No. 3 to Form
                                                     S-11
  10.36  $3,700,000 Promissory Note from QRS 10-12   Filed as Exhibit 10(H)(1) to Registrant's
         (TX), Inc., ("QRS 10-12"), and QRS 11-5     Post Effective Amendment No. 4 to Form
         (TX) Inc. ("QRS 11-5"), to Creditanstalt-   S-11
         Bankverein ("Lender").
  10.37  Deed of Trust and Security Agreement from   Filed as Exhibit 10(H)(2) to Registrant's
         QRS 10-12 and QRS 11-5 to John O.           Post Effective Amendment No. 4 to Form
         Langdon, Trustee, for benefit of Lender.    S-11
  10.38  Guaranty Agreement between Registrant and   Filed as Exhibit 10(H)(3) to Registrant's
         Corporate Property Associates 10            Post Effective Amendment No. 4 to Form
         Incorporated as guarantor and Lender.       S-11
  10.39  Real Estate Purchase and Sale Contract      Filed as Exhibit 10(I)(1) to Registrant's
         between Belmet (IL) QRS 11-9, Inc. ("QRS    Post Effective Amendment No. 4
         11-9") as purchaser and Mission Leasing
         and Bank of Rantoul (collectively, to
         Form S-11 "Seller").
  10.40  Assignment and Assumption of Lease          Filed as Exhibit 10(I)(2) to Registrant's
         between QRS 11-9 and Seller.                Post Effective Amendment No. 4 to Form
                                                     S-11
  10.41  Assignment of Permits and Warranties from   Filed as Exhibit 10(I)(3) to Registrant's
         Seller to QRS 11-9.                         Post Effective Amendment No. 4 to Form
                                                     S-11
  10.42  Industrial Building Lease ("Lease") dated   Filed as Exhibit 10(I)(4) to Registrant's
         November 16, 1989 between Seller and        Post Effective Amendment No. 4 to Form
         Bell, together with First Amendment to      S-11
         Lease, dated September 19, 1991.
  10.43  Second Amendment to Lease.                  Filed as Exhibit 10(I)(5) to Registrant's
                                                     Post Effective Amendment No. 4 to Form
                                                     S-11
  10.44  Land Purchase Agreement between MMI (SC)    Filed as Exhibit 10(J)(1) to Registrant's
         QRS 11-11 Inc. ("QRS 11-11") and            Post Effective Amendment No. 5 to Form
         Amerisure, Inc. regarding three acre        S-11
         parcel.
  10.45  Mortgage from Amerisure, Inc. to QRS        Filed as Exhibit 10(J)(2) to Registrant's
         11-11 regarding three acre parcel.          Post Effective Amendment No. 5 to Form
                                                     S-11
  10.46  Lease Agreement between QRS 11-11, as       Filed as Exhibit 10(J)(3) to Registrant's
         Landlord. and MMI, as tenant.               Post Effective Amendment No. 5 to Form
                                                     S-11
  10.47  Assignment, Reassignment and Assumption     Filed as Exhibit 10(J)(4) to Registrant's
         of Lease among Amerisure, Inc., QRS 11-11   Post Effective Amendment No. 5 to Form
         and UIC.                                    S-11
  10.48  Loan Agreement between The Penn Mutual      Filed as Exhibit 10(J)(5) to Registrant's
         Life Insurance Company ("Penn Mutual")      Post Effective Amendment No. 5 to Form
         and QRS 11-11.                              S-11
  10.49  $9,500,000 Promissory Note from QRS 11-11   Filed as Exhibit 10(J)(6) to Registrant's
         to Penn Mutual.                             Post Effective Amendment No. 5 to Form
                                                     S-11
  10.50  Mortgage and Security Agreement from QRS    Filed as Exhibit 10(J)(7) to Registrant's
         11-11 to Penn Mutual.                       Post Effective Amendment No. 5 to Form
                                                     S-11
  10.51  Lease Agreement between BVS (NY) QRS        Filed as Exhibit 10(K)(1) to Registrant's
         11-10, Inc. ("QRS 11-10") as landlord,      Post Effective Amendment No. 5 to Form
         and BVS, as tenant.                         S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.52  Reciprocal Easement and Operation           Filed as Exhibit 10(K)(2) to Registrant's
         Agreement between QRS 11-10 and Fairview    Post Effective Amendment No. 5 to Form
         Plaza Corporation ("FPC").                  S-11
  10.53  Lease Agreement between QRS 11-12, (FL),    Filed as Exhibit 10(L)(2) to Registrant's
         Inc., ("QRS 11-12"), as Landlord, and       Post Effective Amendment No. 5 to Form
         Unit, as tenant.                            S-11
  10.54  Guaranty and Suretyship Agreement from      Filed as Exhibit 10(L)(4) to Registrant's
         Unit to QRS 11-12.                          Post Effective Amendment No. 5 to Form
                                                     S-11
  10.55  Indemnity Agreement between GATX            Filed as Exhibit 10(L)(5) to Registrant's
         Corporation and QRS 11-12.                  Post Effective Amendment No. 5 to Form
                                                     S-11
  10.56  Assignment and Assumption of Lease by       Filed as Exhibit 10(M)(1) to Registrant's
         Charlotte Telephone Associates Limited      Post Effective Amendment No. 5 to Form
         Partnership ("CTA") to QRS 11-14 (NC),      S-11
         Inc. ("QRS 11-14").
  10.57  Purchase and Sale Agreement between         Filed as Exhibit 10.1 to Registrant's
         Neoserv (CO) QRS 10-13, Inc. ("QRS:10")     Form 8-K dated October 29, 1992
         and Neoserv (CO) QRS 11-8, Inc.
         ("QRS:11") as purchasers and Homart
         Development Co. ("Homart").
  10.58  Promissory Note of QRS:10 and QRS:11 to     Filed as Exhibit 10.2 to Registrant's
         Homart.                                     Form 8-K dated October 29, 1992
  10.59  Deed of Trust from QRS:10 and QRS:11 for    Filed as Exhibit 10.3 to Registrant's
         benefit of Homart.                          Form 8-K dated October 29, 1992
  10.60  Option Agreement between QRS:10 and         Filed as Exhibit 10.4 to Registrant's
         QRS:11 as option grantee and Homart as      Form 8-K dated October 29, 1992
         option grantor.
  10.61  Co-Tenancy Agreement between QRS:10 and     Filed as Exhibit 10.5 to Registrant's
         QRS:11.                                     Form 8-K dated October 29, 1992
  10.62  Lease from QRS:10 and QRS:11 as lessor      Filed as Exhibit 10.6 to Registrant's
         and Neodata Services, Inc. ("Neodata") as   Form 8-K dated October 29, 1992
         lessee.
  10.63  Guaranty Agreement from Neodata             Filed as Exhibit 10.7 to Registrant's
         Corporation as guarantor to QRS:10 and      Form 8-K dated October 29, 1992
         QRS:11.
  10.64  Promissory Note of QRS:10 and QRS:11 to     Filed as Exhibit 10.8 to Registrant's
         Neodata.                                    Form 8-K dated October 29, 1992
  10.65  Deed of Trust from QRS:10 and QRS:11 for    Filed as Exhibit 10.9 to Registrant's
         benefit of Neodata.                         Form 8-K dated October 29, 1992
  10.66  Construction Contract between QRS:10 and    Filed as Exhibit 10.10 to Registrant's
         QRS:11 as owners and Austin Commercial,     Form 8-K dated October 29, 1992
         Inc. ("Austin") as contractor.
  10.67  Guaranty from Austin to QRS:10 and          Filed as Exhibit 10.11 to Registrant's
         QRS:11.                                     Form 8-K dated October 29, 1992
  10.68  Construction Agency Agreement between       Filed as Exhibit 10.12 to Registrant's
         QRS:10 and QRS:11 as owners and Neodata     Form 8-K dated October 29, 1992
         as agent.
  10.69  Land Purchase Agreement between MMI (SC)    Filed as Exhibit 10.1 to Registrant's
         QRS 11-11, Inc. ("QRS 11-11") and           Form 8-K dated January 5, 1993
         Amerisure, Inc. ("Amerisure") regarding
         three acre parcel.
  10.70  Mortgage from Amerisure to QRS 11-11        Filed as Exhibit 10. 2 to Registrant's
         regarding three acre parcel.                Form 8-K dated January 5, 1993

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.71  Lease Agreement between QRS 11-11, as       Filed as Exhibit 10.3 to Registrant's
         Landlord, and MMI as tenant.                Form 8-K dated January 5, 1993
  10.72  Assignment, Reassignment and Assumption     Filed as Exhibit 10.4 to Registrant's
         of Lease among Amerisure, Inc., QRS 11-11   Form 8-K dated January 5, 1993
         and UIC.
  10.73  Loan Agreement between The Penn Mutual      Filed as Exhibit 10.5 to Registrant's
         Life Insurance Company ("Penn Mutual")      Form 8-K dated January 5, 1993
         and QRS 11-11.
  10.74  $9,500,000 Promissory Note from QRS 11-11   Filed as Exhibit 10.6 to Registrant's
         to Penn Mutual.                             Form 8-K dated January 5, 1993
  10.75  Mortgage and Security Agreement from QRS    Filed as Exhibit 10.7 to Registrant's
         11-11 to Penn Mutual.                       Form 8-K dated January 5, 1993
  10.76  Lease Agreement between BVS (NY) QRS        Filed as Exhibit 10.8 to Registrant's
         11-10, Inc. ("QRS 11-10"), as landlord,     Form 8-K dated January 5, 1993
         and BVS, as tenant.
  10.77  Reciprocal Easement and Operation           Filed as Exhibit 10.9 to Registrant's
         Agreement between QRS 11-10 and Fairview    Form 8-K dated January 5, 1993
         Plaza, Inc.
  10.78  Lease Agreement between QRS 11-12 (FL),     Filed as Exhibit 10.10 to Registrant's
         Inc. ("QRS 11-12"), as landlord, and        Form 8-K dated January 5, 1993
         Unit, as tenant.
  10.79  Guaranty and Suretyship Agreement from      Filed as Exhibit 10.11 to Registrant's
         Unit to QRS 11-12.                          Form 8-K dated January 5, 1993
  10.80  Indemnity Agreement between GATX            Filed as Exhibit 10.12 to Registrant's
         Corporation and QRS 11-12.                  Form 8-K dated January 5, 1993
  10.81  Assignment and Assumption of Lease and      Filed as Exhibit 10.1 to Registrant's
         Lease Guaranty from Oakbrook Development    Form 8-K dated April 5, 1993
         Corp. ("Oakbrook") to Books CT QRS 11-15,
         Inc. ("QRS 11-15").
  10.82  Co-Tenancy Agreement between DDI (NE) QRS   Filed as Exhibit 10.2 to Registrant's
         10-15, Inc. ("QRS 10-15") and DDI (NE)      Form 8-K dated April 5, 1993
         QRS 11-13, Inc. ("QRS 11-13").
  10.83  Cross Indemnity Agreement between QRS       Filed as Exhibit 10.3 to Registrant's
         10-15 and QRS 11-13.                        Form 8-K dated April 5, 1993
  10.84  Lease Agreement between QRS 10-15 and QRS   Filed as Exhibit 10.4 to Registrant's
         11-13, as landlord, and Data Documents,     Form 8-K dated April 5, 1993
         Inc. ("DDI"), as tenant.
  10.85  Loan Agreement between QRS 10-15 and QRS    Filed as Exhibit 10.5 to Registrant's
         11-13, as borrower, and US West Financial   Form 8-K dated April 5, 1993
         Services, Inc. ("US West"), as lender.
  10.86  $8,000,000 Promissory Note from QRS 10-15   Filed as Exhibit 10.6 to Registrant's
         and QRS 11-13 to US West.                   Form 8-K dated April 5, 1993
  10.87  Deed of Trust from QRS 10-15 and QRS        Filed as Exhibit 10.7 to Registrant's
         11-13 to US West (for filing in the         Form 8-K dated April 5, 1993
         states of Colorado, Nebraska and Texas).
  10.88  Mortgage from QRS 10-15 and QRS 11-13 to    Filed as Exhibit 10.8 to Registrant's
         US West (for filing in the state of         Form 8-K dated April 5, 1993
         Kansas).
  10.89  Assignment of Parent Guaranty from QRS      Filed as Exhibit 10.9 to Registrant's
         10-15 and QRS 11-13.                        Form 8-K dated April 5, 1993

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.90  Deed of Trust Note from QRS 11-14 (NC),     Filed as Exhibit 10.1 to Registrant's
         Inc. ("QRS 11-14") to Kredietbank N.V.      Form 8-K dated April 13, 1993
         ("Kredietbank").
  10.91  Deed of Trust from QRS 11-14 for the        Filed as Exhibit 10.2 to Registrant's
         benefit of Kredietbank.                     Form 8-K dated April 13, 1993
  10.92  Assignment of Leases and Rents from QRS     Filed as Exhibit 10.3 to Registrant's
         11-14 to Kredietbank.                       Form 8-K dated April 13, 1993
  10.93  Escrow Agreement between QRS 11-14 and      Filed as Exhibit 10.4 to Registrant's
         Kredietbank.                                Form 8-K dated April 13, 1993
  10.94  Lease Agreement between BB Property         Filed as Exhibit 10.1 to Registrant's
         Company, as lessor, and Best Buy, as        Form 8-K dated May 6, 1993
         lessee.
  10.95  Note Purchase Agreement among BB Property   Filed as Exhibit 10.2 to Registrant's
         Company, Best Buy, and TIAA.                Form 8-K dated May 6, 1993
  10.96  $32,800,000 Note from BB Property Company   Filed as Exhibit 10.3 to Registrant's
         to TIAA.                                    Form 8-K dated May 6, 1993
  10.97  Deed of Trust and Security Agreement from   Filed as Exhibit 10.4 to Registrant's
         BB Property Company for the benefit of      Form 8-K dated May 6, 1993
         TIAA.
  10.98  $3,200,000 Promissory Note from BVS (NY)    Filed as Exhibit 10.5 to Registrant's
         QRS 11-10, Inc. ("BVS") to Orix.            Form 8-K dated May 6, 1993
  10.99  Mortgage, Assignment of Leases and Rents,   Filed as Exhibit 10.6 to Registrant's
         Security Agreement and Fixture Filing       Form 8-K dated May 6, 1993
         from BVS to Orix.
  10.100 Purchase Agreement between QRS 11-19, as    Filed as Exhibit 10.2 to Registrant's
         owner, and Lincoln Technical Institute,     Form 8-K dated August 13, 1993
         as buyer.
  10.101 Lease Agreement between Unitech (IL) QRS    Filed as Exhibit 10(P)(1) to Registrant's
         11-19, Inc. ("QRS 11-19"), as landlord,     Post Effective Amendment No. 6 to Form
         and UTI.                                    S-11
  10.102 Guaranty and Suretyship Agreement from      Filed as Exhibit 10(P)(2) to Registrant's
         Lincoln Technical Institute of Arizona,     Post Effective Amendment No. 6 to Form
         Inc. to QRS 11-19.                          S-11
  10.103 Modification of Loan Documents and          Filed as Exhibit 10(P)(3) to Registrant's
         Assumption Agreement among Chicago          Post Effective Amendment No. 6 to Form
         Investment Properties Limited               S-11
         Partnership, the Guarantors QRS 11-19 and
         the Fidelity Mutual Life Insurance
         Company.
  10.104 Rate Cap Transaction letter Agreement       Filed as Exhibit 10(Q)(4) to Registrant's
         between BVS and Chemical Bank               Post Effective Amendment No. 6 to Form
         ("Chemical").                               S-11
  10.105 Consent and Agreement between Chemical,     Filed as Exhibit 10(Q)(5) to Registrant's
         Orix and BVS.                               Post Effective Amendment No. 6 to Form
                                                     S-11
  10.106 Assignment of Interest Rate Protection      Filed as Exhibit 10(Q)(6) to Registrant's
         Agreement from BVS to Orix.                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.107 Warrant issued by Merit to the              Filed as Exhibit 10(S)(1) to Registrant's
         Registrant.                                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.108 Lease Agreement between QRS 11-20 (UT),     Filed as Exhibit 10(S)(2) to Registrant's
         Inc. ("QRS 11-20"), as landlord, and        Post Effective Amendment No. 6 to Form
         Merit, as tenant.                           S-11
  10.109 Guaranty Agreement from the Registrant to   Filed as Exhibit 10(S)(3) to Registrant's
         Merit.                                      Post Effective Amendment No. 6 to Form
                                                     S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.110 Construction Management Agreement between   Filed as Exhibit 10(S)(4) to Registrant's
         Merit and the Koll Company.                 Post Effective Amendment No. 6 to Form
                                                     S-11
  10.111 Construction Agreement between Merit and    Filed as Exhibit 10(S)(5) to Registrant's
         Camco Construction Company, Inc.            Post Effective Amendment No. 6 to Form
                                                     S-11
  10.112 Construction Agency Agreement between       Filed as Exhibit 10(S)(6) to Registrant's
         Merit and QRS 11-20.                        Post Effective Amendment No. 6 to Form
                                                     S-11
  10.113 $8,250,000 Promissory Note from QRS 11-20   Filed as Exhibit 10(S)(7) to Registrant's
         to First Interstate Bank of Utah, N.A.      Post Effective Amendment No. 6 to Form
         ("Lender").                                 S-11
  10.114 Deed of Trust, Assignment of Rents,         Filed as Exhibit 10(S)(8) to Registrant's
         Security Agreement and Financing            Post Effective Amendment No. 6 to Form
         Statement from QRS 11-20 for the benefit    S-11
         of Lender.
  10.115 Assignment of Leases and Rents made by      Filed as Exhibit 10(S)(9) to Registrant's
         QRS 11-20 in favor of Lender.               Post Effective Amendment No. 6 to Form
                                                     S-11
  10.116 Loan Agreement between QRS 11-20 and        Filed as Exhibit 10(S)(10) to
         Lender.                                     Registrant's Post Effective Amendment No.
                                                     6 to Form S-11
  10.117 Assignment and Assumption of Bid dated as   Filed as Exhibit 10(T)(1) to Registrant's
         of April 14, 1993 among QRS 11-17 (NY),     Post Effective Amendment No. 7 to Form
         Inc. ("QRS 11-17"), E.B. Properties, Inc.   S-11
         ("EB") and The Dime Savings Bank of New
         York, FSB ("Dime"), as amended and
         supplemented by the First Supplement
         dated April 15, 1993 and by the Second
         Supplement dated April 22, 1993 and by
         letters dated May 12, June 9 and June 18,
         1993.
  10.118 Assignment and Assumption Agreement,        Filed as Exhibit 10(T)(2) to Registrant's
         dated March 4, 1993, as amended , between   Post Effective Amendment No. 7 to Form
         Dime and EB, as assigned by Assignment      S-11
         dated April 14, 1993.
  10.119 Lease dated as of August 1, 1986 between    Filed as Exhibit 10(T)(3) to Registrant's
         D. Grossman and Mormax Corporation (as      Post Effective Amendment No. 7 to Form
         assumed by QRS 11-21, Inc. ("QRS 11-21")    S-11
         by virtue of documents listed at
         (10)(T)(1)).
  10.120 Promissory Note from QRS 11-17 to Dime in   Filed as Exhibit 10(T)(4) to Registrant's
         the amount of $7,000,000.                   Post Effective Amendment No. 7 to Form
                                                     S-11
  10.121 Mortgage from QRS 11-17 to Dime.            Filed as Exhibit 10(T)(5) to Registrant's
                                                     Post Effective Amendment No. 7 to Form
                                                     S-11
  10.122 Collateral Assignment of Leases and Rents   Filed as Exhibit 10(T)(6) to Registrant's
         by QRS 11-17 in favor of Dime.              Post Effective Amendment No. 7 to Form
                                                     S-11
  10.123 Agreement of Indemnity by QRS 11-17 in      Filed as Exhibit 10(T)(7) to Registrant's
         favor of Dime.                              Post Effective Amendment No. 7 to Form
                                                     S-11
  10.124 Lease Agreement between SCF (TN) QRS        Filed as Exhibit 10(U)(1) to Registrant's
         11-21, as landlord, and SCM, as tenant.     Post Effective Amendment No. 7 to Form
                                                     S-11
  10.125 Warrant issued by Sports & Fitness Clubs    Filed as Exhibit 10(U)(2) to Registrant's
         Inc. ("SFC") to QRS 11-21.                  Post Effective Amendment No. 7 to Form
                                                     S-11
  10.126 Guaranty and Suretyship Agreement by SFC    Filed as Exhibit 10(U)(3) to Registrant's
         and Sports and Fitness Clubs of America,    Post Effective Amendment No. 7 to Form
         Inc. ("SFCA") to QRS 11-21.                 S-11
  10.127 Purchase Agreement between QRS 11-21, as    Filed as Exhibit 10(U)(4) to Registrant's
         owner, and SFC, as buyer.                   Post Effective Amendment No. 7 to Form
                                                     S-11

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.128 Term Loan Agreement between QRS 11-21, as   Filed as Exhibit 10(U)(5) to Registrant's
         borrower, and Union Planters National       Post Effective Amendment No. 7 to Form
         Bank, as lender ("Union Planters").         S-11
  10.129 Note in the amount of $2,800,000 dated      Filed as Exhibit 10(U)(6) to Registrant's
         July 20, 1993 from QRS 11-21 for the        Post Effective Amendment No. 7 to Form
         benefit of Union Planters.                  S-11
  10.130 Deed of Trust, Assignment of Rents and      Filed as Exhibit 10(U)(7) to Registrant's
         Security Agreement from QRS 11-21 for the   Post Effective Amendment No. 7 to Form
         benefit of Union Planters.                  S-11
  10.131 Acknowledgment of Assignment of Lease,      Filed as Exhibit 10(U)(8) to Registrant's
         Guaranty and Purchase Agreements between    Post Effective Amendment No. 7 to Form
         SCM, SFC, SFCA, QRS 11-21 and Union         S-11
         Planters.
  10.132 Real Estate Contract of Sale between        Filed as Exhibit 10(V)(1) to Registrant's
         Abacus Capital Corporation, as seller,      Post Effective Amendment No. 7 to Form
         and Registrant, or its assigns, as Buyer.   S-11
  10.133 Real Estate Contract of Sale between        Filed as Exhibit 10.1 to Registrant's
         Abacus Capital Corporation ("Abacus"), as   Form 8-K dated February 24, 1994
         seller, and Registrant, as buyer.
  10.134 Assignment of Real Estate Contract of       Filed as Exhibit 10.2 to Registrant's
         Sale from Registrant to the PETSMART        Form 8-K dated February 24, 1994
         Subsidiary.
  10.135 Assignment and Assumption of Lease          Filed as Exhibit 10.3 to Registrant's
         between Abacus and the PETSMART             Form 8-K dated February 24, 1994
         Subsidiary.
  10.136 Loan Agreement between NationsBank and      Filed as Exhibit 10.4 to Registrant's
         the PETSMART Subsidiary.                    Form 8-K dated February 24, 1994
  10.137 $2,500,000 Promissory Note made by the      Filed as Exhibit 10.5 to Registrant's
         PETSMART Subsidiary to NationsBank.         Form 8-K dated February 24, 1994
  10.138 Deed of Trust, Assignment, Security         Filed as Exhibit 10.6 to Registrant's
         Agreement and Financing Statement from      Form 8-K dated February 24, 1994
         the PETsMART Subsidiary to NationsBank.
  10.139 Lease Agreement between the Braintree       Filed as Exhibit 10.7 to Registrant's
         Subsidiary, as landlord, and Barnes &       Form 8-K dated February 24, 1994
         Noble, as tenant.
  10.140 Real Estate Purchase and Sale Contract      Filed as Exhibit 10.8 to Registrant's
         between the ELWA Subsidiary, as buyer,      Form 8-K dated February 24, 1994
         and Big V, as seller.
  10.141 Lease Agreement between the ELWA            Filed as Exhibit 10.9 to Registrant's
         Subsidiary, as landlord, and Big V as       Form 8-K dated February 24, 1994
         tenant.
  10.142 Guaranty and Suretyship Agreement           Filed as Exhibit 10.10 to Registrant's
         executed by Big V Holding.                  Form 8-K dated February 24, 1994
  10.143 Amended, Restated and Consolidated Bonds    Filed as Exhibit 10.11 to Registrant's
         to Key Bank, as lender, from the ELWA       Form 8-K dated February 24, 1994
         Subsidiary, as borrower.
  10.144 Amended and Restated Mortgage and           Filed as Exhibit 10.12 to Registrant's
         Security Agreement from the ELWA            Form 8-K dated February 24, 1994
         Subsidiary, to Key Bank.
  10.145 Limited Guaranty of Payment from the        Filed as Exhibit 10.13 to Registrant's
         Company to Key Bank.                        Form 8-K dated February 24, 1994
  10.146 Lease Agreement between the Brownwood       Filed as Exhibit 10.14 to Registrant's
         Subsidiary, as landlord, and Superior, as   Form 8-K dated February 24, 1994
         tenant.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.147 Guaranty and Suretyship Agreement from      Filed as Exhibit 10.15 to Registrant's
         Alpine to Registrant.                       Form 8-K dated February 24, 1994
  10.148 $2,700,000 Real Estate Note from the        Filed as Exhibit 10.16 to Registrant's
         Brownwood Subsidiary, as maker, to          Form 8-K dated February 24, 1994
         Creditanstalt, as holder.
  10.149 Deed of Trust and Security Agreement by     Filed as Exhibit 10.17 to Registrant's
         the Brownwood Subsidiary, as guarantor to   Form 8-K dated February 24, 1994
         Hazen H. Dempster, as trustee.
  10.150 Guaranty and Agreement between the          Filed as Exhibit 10.18 to Registrant's
         Company and Creditanstalt.                  Form 8-K dated February 24, 1994
  10.151 Assignment of Contract from Hyde Park       Filed as Exhibit 10.19 to Registrant's
         Holdings, Inc. to the Cleveland             Form 8-K dated February 24, 1994
         Subsidiary.
  10.152 Lease Agreement between the Cleveland       Filed as Exhibit 10.20 to Registrant's
         Subsidiary, as landlord, and Nicholson,     Form 8-K dated February 24, 1994
         as tenant.
  10.153 $4,000,000 Cognovit Promissory Note from    Filed as Exhibit 10.21 to Registrant's
         the Cleveland Subsidiary to Bank One.       Form 8-K dated February 24, 1994
  10.154 Mortgage Deed, Security Agreement and       Filed as Exhibit 10.22 to Registrant's
         Assignment of Rents and Leases from the     Form 8-K dated February 24, 1994
         Cleveland Subsidiary to Bank One.
  10.155 Business Loan Agreement between the         Filed as Exhibit 10.23 to Registrant's
         Cleveland Subsidiary, and Bank One.         Form 8-K dated February 24, 1994
  10.156 Guaranty from Registrant to Bank One.       Filed as Exhibit 10.24 to Registrant's
                                                     Form 8-K dated February 24, 1994
  10.157 Lease Agreement between the Gensia          Filed as Exhibit 10.25 to Registrant's
         Partnership, as landlord, and Gensia, as    Form 8-K dated February 24, 1994
         tenant.
  10.158 $13,000,000 Promissory Note from the        Filed as Exhibit 10.26 to Registrant's
         Gensia Partnership to Northwestern.         Form 8-K dated February 24, 1994
  10.159 Deed of Trust, Security Agreement and       Filed as Exhibit 10.27 to Registrant's
         Financing Statement from the Gensia         Form 8-K dated February 24, 1994
         Partnership to Northwestern.
  10.160 Guarantee of Recourse Obligations from      Filed as Exhibit 10.28 to Registrant's
         Registrant and CPA(R):12 to Northwestern.   Form 8-K dated February 24, 1994
  10.161 Assignment of Earnest Money Contract from   Filed as Exhibit 10.29 to Registrant's
         Garden Ridge to the Round Rock              Form 8-K dated February 24, 1994
         Subsidiary.
  10.162 Lease Agreement between the Round Rock      Filed as Exhibit 10.30 to Registrant's
         Subsidiary, as landlord, and Garden         Form 8-K dated February 24, 1994
         Ridge, as tenant.
  10.163 $3,465,000 Note from the Round Rock         Filed as Exhibit 10.31 to Registrant's
         Subsidiary to Garden Ridge.                 Form 8-K dated February 24, 1994
  10.164 Deed of Trust and Security Agreement from   Filed as Exhibit 10.32 to Registrant's
         the Round Rock Subsidiary to Garden         Form 8-K dated February 24, 1994
         Ridge.
  10.165 $1,700,000 Promissory Note from the Plano   Filed as Exhibit 10.33 to Registrant's
         Subsidiary to National Western.             Form 8-K dated February 24, 1994
  10.166 Deed of Trust, Security Agreement and       Filed as Exhibit 10.34 to Registrant's
         Financing Statement from the Plano          Form 8-K dated February 24, 1994
         Subsidiary to National Western.
  10.167 Lease Agreement dated June 15, 1994         Filed as Exhibit 10.167 to Registrant's
         between CTC (VA) QRS 11-32, Inc., as        Form 10-K for the year ended December 31,
         Landlord, and Childtime Childcare, Inc.,    1994 dated March 31, 1995
         as Tenant.

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  10.168 Construction Agency Agreement dated June    Filed as Exhibit 10.168 to Registrant's
         15, 1994 between Childtime Childcare,       Form 10-K for the year ended December 31,
         Inc. and CTC (VA) QRS 11-32, Inc.           1994 dated March 31, 1995
  10.169 Lease Agreement dated August 11, 1994 by    Filed as Exhibit 10.169 to Registrant's
         and between Neenah (WI) QRS 11-31, Inc.,    Form 10-K for the year ended December 31,
         as Landlord, and Exide Electronic           1994 dated March 31, 1995
         Assembly Corporation, as Tenant.
  10.170 $5,000,000 Real Estate Note dated August    Filed as Exhibit 10.170 to Registrant's
         11, 1994 from Neenah (WI) QRS 11-31,        Form 10-K for the year ended December 31,
         Inc., as Maker, and Creditanstalt           1994 dated March 31, 1995
         Corporate Finance, Inc., as Holder.
  10.171 Lease Agreement dated September 30, 1994    Filed as Exhibit 10.171 to Registrant's
         by and between CFP Associates, as           Form 10-K for the year ended December 31,
         Landlord, and Custom Foods Products,        1994 dated March 31, 1995
         Inc., as Tenant.
  10.172 Loan Agreement dated September 30, 1994     Filed as Exhibit 10.172 to Registrant's
         between CFP Associates, as Borrower, and    Form 10-K for the year ended December 31,
         Greyrock Capital Group Inc., as Lender.     1994 dated March 31, 1995
  10.173 $2,000,000 Note dated September 30, 1994    Filed as Exhibit 10.173 to Registrant's
         from CFP Associates, as Maker, and          Form 10-K for the year ended December 31,
         Greyrock Capital Group Inc., as Payee.      1994 dated March 31, 1995
  10.174 $200,000 Maximum Amount Promissory Note     Filed as Exhibit 10.174 to Registrant's
         dated September 0, 1994 from CFP            Form 10-K for the year ended December 31,
         Associates, as Maker, to Custom Foods       1994 dated March 31, 1995
         Products, Inc., as Payee.
  10.175 Lease Agreement dated October 14, 1994 by   Filed as Exhibit 10.175 to Registrant's
         and between ADS (CA) QRS 11-34, Inc., as    Form 10-K for the year ended December 31,
         Landlord, and Chiat/Day Inc. Advertising,   1994 dated March 31, 1995
         as Tenant.
  10.176 $6,000,000 Promissory Note dated October    Filed as Exhibit 10.176 to Registrant's
         14, 1994 from ADS (CA) QRS 11-34, Inc.,     Form 10-K for the year ended December 31,
         as Borrower, to Kearneys Street Real        1994 dated March 31, 1995
         Estate Company, L.P., as Lender.
  10.177 $3,000,000 Purchase Money Promissory Note   Filed as Exhibit 10.177 to Registrant's
         secured by Deed of Trust dated October      Form 10-K for the year ended December 31,
         14, 1994 from ADS (CA) QRS 11-34, Inc.,     1994 dated March 31, 1995
         as Maker, to Venice Operating Corp., as
         Holder.
  10.178 Lease Agreement dated October 31, 1995 by   Filed as Exhibit 10.33 to Registrant's
         and between DELMO (PA) QRS 11-36 and        Form 8-K dated March 21, 1996
         DELMO (PA) QRS 12-10 together as Landlord
         and Del Monte Corporation, as Tenant.
  10.179 Lease Agreement dated December 26, 1995     Filed as Exhibit 2.1 to Registrant's Form
         by and between Cards Limited Liability      8-K dated March 21, 1996
         Company, as Landlord, and The Upper Deck
         Company, as Tenant.
  10.180 $15,000,000 Promissory Note dated January   Filed as Exhibit 2.2 to Registrant's Form
         3, 1996 from Cards Limited Liability        8-K dated March 21, 1996
         Company to Column Financial, Inc.
  10.181 $12,125,000 Promissory Note from Delmo      Previously Filed as Exhibit 10.181 to
         11/12 (DE) LLC to Secore Financial          this Registration Statement
         Corporation
  12.1.  Ratio of Earnings to Fixed Charges          Previously Filed as Exhibit 12.1 to this
                                                     Registration Statement

EXHIBIT
NUMBER                  DESCRIPTION                              METHOD OF FILING
-------                 -----------                              ----------------
  21.1.  List of subsidiaries of CIP(R)              Previously Filed as Exhibit 21.1 to this
                                                     Registration Statement
  23.1.  Consent of PricewaterhouseCoopers LLP       Filed herewith
         regarding CIP(R)
  23.2.  Consent of PricewaterhouseCoopers LLP       Filed herewith
         regarding CPA(R):10
  23.3.  Consent of Reed Smith LLP                   Included in Exhibit 5.1
  24.1.  Power of Attorney                           Contained on Page II-16
  25.1.  Statement of Eligibility of Trustee         Previously Filed as Exhibit 25.1 to this
                                                     Registration Statement
  99.1.  Form of Proxy Card for CIP(R)               Previously Filed as Exhibit 99.1 to this
                                                     Registration Statement
  99.2.  Form of Proxy Card for CPA(R):10            Previously Filed as Exhibit 99.2 to this
                                                     Registration Statement